As filed with the Securities and Exchange Commission on May 1, 1996.
                                                      Registration No. 33-52297

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TEREX CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                         3537                 34-1531521
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
                  number, including area code, of Registrants'
                          principal executive offices)
                     --------------------------------------

                            Marvin B. Rosenberg, Esq.
                                TEREX CORPORATION
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      -------------------------------------

                                   Copies To:
         Robinson Silverman Pearce
           Aronsohn & Berman                Skadden, Arps, Slate, Meagher & Flom
        1290 Avenue of the Americas                300 South Grand Avenue
         New York, New York 10104              Los Angeles, California 90071
     Attention: Stuart A. Gordon, Esq.      Attention: Michael A. Woronoff, Esq.
                 Eric I Cohen, Esq.
                      -------------------------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                TEREX CORPORATION
                              Cross Reference Sheet
                Pursuant to Item 501(b) of Regulation S-K Showing
       Location in Prospectus of Information Required by Items in Form S-1

1.   Forepart of Registration
       Statement and Outside
       Front Cover Page of Prospectus...........Outside Front Cover Page of the
                                                  Prospectus

2.   Inside Front and Outside Back
       Cover Pages of Prospectus................Inside Front and Outside Back
                                                  Cover Pages of the Prospectus,
                                                  Additional Information

3.   Summary Information/Risk Factors/
         Ratio of Earnings to Fixed Charges.....Prospectus Summary/Risk Factors/
                                                  Selected Consolidated
                                                  Financial Data

4.   Use of Proceeds............................Use of Proceeds

5.   Determination of Offering Price............Plan of Distribution

6.   Dilution...................................Not Applicable

7.   Selling Security Holders...................Selling Security Holders

8.   Plan of Distribution.......................Outside Front Cover Page of the
                                                  Prospectus; Plan of
                                                  Distribution

9.   Description of Securities
       to Be Registered.........................Description of Securities

10.  Interests of Named Experts and Counsel.....Legal Matters; Experts

11.  Information with Respect
       to the Registrant........................Outside Front Cover Page of the
                                                  Prospectus; Prospectus
                                                  Summary; The Company; Risk
                                                  Factors; Market for
                                                  Common Stock and Dividend
                                                  Policy; Capitalization;
                                                  Selected Consolidated
                                                  Financial Information;
                                                  Management's Discussion and
                                                  Analysis of Financial
                                                  Condition and Results of
                                                  Operations; Business;
                                                  Principal Stockholders;
                                                  Management; Certain
                                                  Transactions; Description of
                                                  Securities

12.  Disclosure of Commission Position
       on Indemnification
       for Securities Act Liabilities...........Not Applicable

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED MAY 1, 1996
                               1,264,756 Warrants
                                3,900,000 Shares
                                TEREX CORPORATION
                 Common Stock Purchase Warrants and Common Stock
                        ---------------------------------

This Prospectus relates to the registration of (i) 1,264,756 common stock purchase warrants (the "Series A Warrants") exercisable for shares of common stock, par value $.01 per share (the "Common Stock"), of Terex Corporation (the "Company") and (ii) the shares of Common Stock (the "Warrant Shares") which have been previously issued or are issuable upon exercise or redemption of the Series A Warrants. The Series A Warrants were issued by the Company, together with 1,200,000 shares of the Company's Series A Cumulative Redeemable Convertible Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), in a private placement effected on December 20, 1993. All of the Series A Warrants and Warrant Shares are being registered for resale by the holders thereof (the "Selling Security Holders"). See "Selling Security Holders." The
Warrant Shares are also being registered for their issuance to persons who acquire the Series A Warrants after the date hereof upon their exercise of the Warrants. The Company will not receive any of the proceeds from the resale by the Selling Security Holders of the Series A Warrants or the Warrant Shares. The Company will receive proceeds of $.01 per Warrant Share issued upon exercise of the Series A Warrants.

The Series A Warrants are exercisable until 5:00 p.m., New York time, on December 31, 2000 (unless earlier redeemed). As of the date of this Prospectus, each Series A Warrant will entitle the holder to purchase, at an exercise price of $.01 per share, a number of Warrant Shares equal to 2.40 Warrant Shares (the "Warrant Ratio"). The Company has reserved 3,820,587 shares of Common Stock for issuance upon exercise of the Series A Warrants, being the maximum number of shares that will initially be issuable. The Warrant Ratio is subject to increase upon the occurrence of certain events relating to the Company's obligation to effect the registration of the Warrants and the Warrant Shares. The Warrant
Ratio is also subject to adjustment upon the occurrence of certain dilutive events. See "Description of Securities -- Series A Warrants."

The Series A Warrants may be redeemed by the Company in whole, but not in part, at any time, for a number of Warrant Shares equal to the Warrant Ratio on the date of redemption, if, concurrently with such redemption, the Company redeems all then outstanding shares of Series A Preferred Stock.

The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "TEX." On April 30, 1996, the closing price of the Common Stock on the NYSE was $7.875 per share. See "Market for Common Stock and Dividend Policy." The Warrant Shares have been approved for listing on the NYSE, subject to issuance.

Prior to this offering, there has been no public market for the Series A Warrants. The Company does not intend to list the Series A Warrants on any securities exchange or to seek approval for quotation of the Series A Warrants through any automated quotation system. There can be no assurance that an active market for the Series A Warrants will develop.

The Selling Security Holders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Series A Warrants and Warrant Shares from time to time on terms to be determined at the time of sale through customary brokerage channels or private sales at market prices then prevailing or at negotiated prices then obtainable. To the extent required, the specific Series A Warrants or Warrant Shares to be sold, names of the selling security holders, purchase price, public offering price, the names of any such agent, dealer or underwriter, amount of expenses of the offering and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. Each of the Selling Security Holders reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Series A Warrants or Warrant Shares to be made directly or through agents.

See "Plan of Distribution" for indemnification arrangements among the Company and the Selling Security Holders.

For a discussion of certain matters which should be considered by prospective investors, see "Risk Factors."


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                       THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is _______, 1996.

                              AVAILABLE INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Common Stock is listed on the NYSE and reports, proxy statements and other information concerning the Company may also be inspected at the NYSE.

The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Series A Warrants and Warrant Shares offered hereby. The Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Series A Warrants and Warrant Shares offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof, which may be inspected and copied at the public reference facilities of the Commission referred to above. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the full text of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

The Company furnishes stockholders with annual reports containing audited financial statements. The Company also furnishes its common stockholders with proxy material for its annual meetings complying with the proxy requirements of the Exchange Act.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the caption "Risk Factors."

                                   The Company

Terex Corporation ("Terex" or the "Company") is a global provider of capital goods and equipment used in the mining, commercial building, infrastructure, manufacturing and construction industries. The Company's Material Handling Segment designs, manufactures and markets a complete line of internal combustion ("IC") and electric lift trucks, electric walkies, automated pallet trucks and related components and replacement parts. The Heavy Equipment Segment designs, manufactures and markets heavy-duty, off-highway, earthmoving and construction equipment and related components and replacement parts. The Mobile Cranes segment designs, manufactures and markets mobile cranes, aerial platforms, container stackers and scrap handlers and related components and replacement parts. See "The Company" and "Business."

The Mobile Cranes Segment was established as a separate business segment as a result of a significant acquisition in 1995. On May 9, 1995, the Company, through Terex Cranes, Inc., a Delaware corporation which is a wholly owned subsidiary of the Company ("Terex Cranes"), completed the acquisition (the "PPM Acquisition") of substantially all of the shares of P.P.M. S.A., a societe anonyme, and certain subsidiaries ("PPM Europe"), from Potain S.A., a societe anonyme, and all of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America;" and PPM North America together with PPM Europe collectively referred to as "PPM") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Marklift division to Terex Cranes. The former division now operates as Koehring Cranes, Inc., a wholly owned subsidiary of Terex Cranes ("Koehring"). Koehring manufactures mobile cranes under the LORAIN brand name and aerial lift equipment under the MARKLIFT brand name. PPM and Koehring comprise Terex Cranes, Inc., the Company's Mobile Cranes Segment.

                                  The Offering

On December 20, 1993 (the "Issue Date"), the Company completed the private placement of (i) 1,300,000 common stock purchase warrants (the "Series A Warrants") exercisable for shares of common stock, par value $.01 per share (the "Common Stock"), of the Company and (ii) 1,200,000 shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"), to institutional investors for aggregate gross proceeds to the Company of $30.2 million. Jefferies & Company, Inc. ("Jefferies") was the placement agent for the sale of the Series A Warrants and Series A Preferred Stock. The Series A Warrants were issued pursuant to the terms of a Series A Warrant Agreement dated as of December 20, 1993 (the "Series A Warrant Agreement") between the Company and Chemical Mellon Shareholder Services L.L.C., as Series A Warrant Agent (the "Series A Warrant Agent").

In connection with the sale of the Series A Warrants, the Company and the purchasers of the Series A Warrants entered into a Registration Rights Agreement dated as of December 20, 1993 (the "Series A Warrant Registration Rights
Agreement") relating to the Series A Warrants and the shares of Common Stock issuable upon exercise or redemption of the Series A Warrants (the "Warrant Shares"). Pursuant to the terms of the Series A Warrant Registration Rights Agreement, the Company agreed to file the Registration Statement of which this Prospectus forms a part and is required to maintain the effectiveness of this Registration Statement until all Series A Warrants and Warrant Shares have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act.

                    Summary of Terms of the Series A Warrants

Issuer......Terex Corporation.

Issue......Common  Stock  Purchase  Warrants  exercisable  for  shares of Common
     Stock.

Aggregate Number of Series A  Warrants......Initially  1,300,000; as of the date hereof, 1,264,756.

Expiration  Date......The  Series A Warrants  will expire at 5:00 p.m.  New York time on December 31, 2000 (unless earlier redeemed).

Optional Redemption......The  Series A Warrants will be redeemable upon not less than 30 days prior written notice by the Company, in whole but not in part, at any time; provided, that the Company concurrently redeems all then outstanding shares of Series A Preferred Stock. Each Series A
     Warrant will be redeemable for a number of Warrant Shares equal to the Warrant Ratio on the date of redemption.

Warrant  Ratio......As  of the date of this  Prospectus,  the  number of Warrant
     Shares for which each Series A Warrant is exercisable (the "Warrant Ratio") is 2.40. The Warrant Ratio is subject to increase upon the occurrence of certain events relating to the Company's obligation to effect the registration of the Warrants and the Warrant Shares. The Warrant Ratio is also subject to adjustment upon the occurrence of certain dilutive events.

Exercise  Price......$.01  per Warrant Share  purchased upon the exercise of the
     Series A Warrants.


                                  Risk Factors

See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the Series A Warrants and the Warrant Shares.



                       SUMMARY CONSOLIDATED FINANCIAL DATA
                     (in millions except per share amounts)

The following summary  consolidated  financial data is derived from the Selected
Consolidated Financial Data appearing elsewhere in this Prospectus.

                                                        As of and for the Year Ended December 31,
                                                    1995        1994       1993       1992       1991
Summary of Operations (1)
Net Sales ...................................   $   1,030.2  $   786.8  $   670.3  $   523.4  $   784.2
Income (loss) from operations ...............          21.4        3.4      (33.9)      (4.1)     (70.7)
Income (loss) before extraordinary items.....         (27.7)       1.2      (65.0)       2.9      (42.7)

Per share:
Income (loss) before extraordinary items ....          (3.37)     (0.46)     (6.55)      0.29      (4.31)
Ratio of earnings to combined fixed
  charges and preferred stock accretion (2)..             (3)      1.0x         (3)      1.2x         (3)
Total Assets ................................   $     626.9  $   401.6  $   390.7  $   477.3  $   506.7
Capitalization
Long-term debt and notes payable,
  including current maturities ..............   $     337.5  $   190.9  $   218.0  $   217.6  $   223.0
Stockholders' deficit .......................         (98.8)     (55.7)     (62.3)      (9.1)      (4.1)
Dividends per share .........................   $       --   $     --   $     --   $     --   $     0.06

(1) The Summary Consolidated Financial Data include the results of operations of PPM, the Clark Material Handling Company ("CMHC") and certain affiliated companies (together with CMHC, "CMH") and the Company's aerial lift division, Mark Industries ("Mark"), from the dates of their acquisitions, May 9, 1995,
July 31, 1992 and December 31, 1991, respectively, and reflect the deconsolidation of a former subsidiary, Fruehauf Trailer Corporation ("Fruehauf"), as of January 1, 1992. Income (loss) before extraordinary items in 1992 includes a $36.5 gain on deconsolidation of Fruehauf and in 1991 includes a $56.0 gain as a result of an initial public offering of Fruehauf common stock.

(2) For purposes of determining the ratio of earnings to combined fixed charges and preferred stock accretion, earnings are defined as income from continuing operations before income taxes, minority interest, extraordinary items and fixed charges. Fixed charges consist of interest on indebtedness, preferred stock accretion, amortization of debt issuance costs and rental expense representative of the interest factor.

(3) The ratio of earnings to combined fixed charges and preferred stock accretion is less than 1.0 for these periods. The deficiency amounts are $27.7 for 1995, $64.2 for 1993 and $46.0 for 1991.

                                  RISK FACTORS


In addition to other matters described in this Prospectus, the following should be carefully considered in connection with an investment in the Series A Warrants and the Warrant Shares:

Significant Leverage

The Company is highly leveraged. At December 31, 1995 the Company had approximately $337.5 million of indebtedness and stockholders' deficit of $98.8 million.

On May 9, 1995, the Company completed the refinancing of substantially all of its outstanding debt (the "Refinancing"). The Refinancing included the private placement to institutional investors of $250 million of 13.25% Senior Secured Notes due May 15, 2002 (the "Senior Secured Notes"), repayment of the Company's existing senior secured notes and senior subordinated notes, totaling approximately $152.6 million principal amount, and entry into a new credit facility to replace the Company's existing lending facility in the U.S.

This substantial leverage has several important consequences, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal of, and interest on, its indebtedness, (ii) the covenants contained in the Company's indebtedness impose certain restrictions on the Company which, among other things, will limit its ability to borrow additional funds or to dispose of assets, (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired, and (iv) the Company's ability to withstand competitive pressures, adverse economic conditions and adverse changes in governmental regulations, to make acquisitions, and to take advantage of significant business opportunities that may arise, may be negatively impacted. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon future performance, which will be subject to general economic conditions, its ability to achieve cost savings and other financial, business and other factors affecting the operations of the Company, many of which are beyond its control. The Company has historically sustained significant losses and, prior to the Refinancing, net cash from operating activities was insufficient to meet the Company's debt service requirements, which the Company funded primarily from asset sales. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of such debt, including the new Senior Secured Notes, or to obtain additional financing. However, there can be no assurance that any refinancing would be possible or that any additional financing could be obtained.

Absence of Public Market for the Warrants

As of March 31, 1996 there were 49 holders of the Series A Warrants. There has previously been no public market for the Series A Warrants. The Company does not intend to list the Series A Warrants on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Series A Warrants will develop. In addition, resales of a substantial percentage of the outstanding Series A Warrants could constrain the ability of any market maker to develop or maintain a market for the Series A Warrants. To the extent that a market for the Series A Warrants does develop, the market value of the Series A Warrants will depend on the price of the Common Stock, general economic conditions, the Company's financial condition and other conditions and may be subject to substantial price volatility.

Effect of Future Sales of Common Stock on the Value of the Warrants

The Company is unable to predict the effect, if any, that any future sales of Common Stock, including the shares of Common Stock covered hereby, will have on the market price of the Common Stock and, therefore, indirectly, the value of the Series A Warrants, prevailing from time to time.

As of March 31, 1996, Randolph W. Lenz, formerly Chairman of the Board and a Director of the Company, is the beneficial owner, directly and indirectly, of approximately 42% of the outstanding Common Stock of the Company. Mr. Lenz currently pledges, and intends to pledge in the future, shares of Common Stock owned by him as collateral for loans. See "Principal Stockholders." If Mr. Lenz does not pay such loans when due, the pledgee may have the right to sell the shares of Common Stock pledged to it in satisfaction of Mr. Lenz's obligations. The sale or other disposition of a substantial amount of such shares of Common Stock in the public market could adversely affect the prevailing market price for the Common Stock and, therefore, indirectly, the value of the Series A Warrants. Mr. Lenz retired as Chairman of the Board and a Director of the Company on August 28, 1995, and currently serves as a consultant to the Company. See "Management -- Retirement of Randolph W. Lenz."

Pursuant to the terms of a Registration Rights Agreement dated December 20, 1993 relating to the Series A Preferred Stock (the "Series A Preferred Stock Registration Rights Agreement"), the Company agreed to file a shelf registration statement covering the outstanding shares of Series A Preferred Stock and the 2,700,000 shares of Common Stock which may be issuable upon conversion of the Series A Preferred Stock. The sale or other disposition of a substantial number of such shares of Common Stock in the public market could adversely affect the prevailing market price for the Common Stock and, therefore, the value of the Series A Warrants.

Restrictions on Dividends

Contractual restrictions exist which limit the Company's ability to pay dividends on its capital stock. The terms of the Series A Preferred Stock also limit the Company's ability to pay cash dividends on any class of capital stock of the Company junior to or on a parity with the Series A Preferred Stock. See "Description of Securities -- Series A Preferred Stock." The Company does not plan on paying dividends on the Common Stock in the foreseeable future. In addition, under Delaware law the Company's ability to pay dividends is subject to the statutory limitation that such payment be either (i) out of its surplus (the excess of its net assets over its total liabilities plus stated capital) or
(ii) in the event that there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. See "Market for Common Stock and Dividend Policy."

Environmental and Related Matters

The Company generates hazardous and nonhazardous wastes in the normal course of its operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis. The Company may also have contingent responsibility for liabilities of certain of its subsidiaries with respect to environmental matters if such subsidiaries were to fail to discharge their obligations to the extent that such liabilities arose during the period in which the Company was a controlling shareholder.

Net Operating Loss Carryovers and Other Tax Issues

The Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency based on this examination. The examination report raises a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOL's") and the availability of such NOL's to offset future taxable income. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 million plus interest and penalties. If the Company were required to pay a significant portion of the assessment, it could have a material adverse impact on the Company and could exceed the Company's resources. The Company has filed its administrative appeal to the examination report. Although management believes that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOL's, the ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. If the Company's positions prevail on the most significant issues, management believes that the amounts due would not exceed amounts previously paid or provided; however, even under such circumstances, it is possible that the Company's NOL's could be reduced to some extent. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 million plus interest and penalties and the ultimate outcome cannot presently be determined or estimated.

In addition, Randolph W. Lenz has retired as Chairman of the Company. Although his retirement agreement places certain restrictions on his ability to sell his shares of Common Stock in the Company, in the event that Mr. Lenz is able to sell a substantial portion of his shares in the Company, such sale, in combination with the issuance of the Warrants in December 20, 1993 and subject to the effects of other changes in share ownership of the Company, could result in a change in control for tax purposes. Such a change in control for tax purposes could possibly result in a significant reduction in the amount of NOL's available to the Company to offset future taxable income.

SEC Investigation

The Securities and Exchange Commission (the "Commission") in March of 1994 initiated a private investigation, which included the Company and certain of its then affiliates, to determine whether violations of certain aspects of the Federal securities laws have taken place. The Company is cooperating with the Commission in its investigation and it is not possible at this time to determine the outcome of the Commission's investigation.

Industry Cyclicality and Substantial Competition

Sales of products to be manufactured and sold by the Company have historically been subject to substantial cyclical variation extending over a number of years based on general economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The markets in which the Company competes are highly competitive. The Company must remain competitive in the areas of quality, price, product line, ease of use, safety, comfort and customer service. Many of the Company's competitors have greater financial resources than the Company. See "Business" for further discussion.

Foreign Operations

The Company's products are sold in over 50 countries around the world and, accordingly, a substantial portion of the revenues of the Company are generated in foreign currencies, while the costs associated with these revenues are only partially incurred in the same currencies. Consequently, the Company has a net exposure to fluctuations between the U.S. dollar and such foreign currencies, which impacts the financial performance of the Company. Although revenues and costs of the Company may be partially hedged, currency movements will impact the Company's financial performance in the future. In addition, international operations are subject to a number of potential risks, including, among others, currency exchange controls, transfer restrictions and rate fluctuations, trade barriers, the effects of income and withholding tax, and governmental expropriation.

                                   THE COMPANY

Terex is a global provider of capital goods and equipment used in the mining, commercial building, infrastructure, manufacturing and construction industries. The Company's operations began in 1983 with the purchase of Northwest Engineering Company, the Company's original business and name. Since 1983, management has expanded the Company's business through a series of acquisitions. In 1988, Northwest Engineering Company merged into a subsidiary acquired in 1986 named Terex Corporation, with Terex Corporation as the surviving corporation. The Company's Material Handling Segment designs, manufactures and markets a complete line of internal combustion and electric lift trucks, electric walkies, automated pallet trucks and related components and replacement parts. The Heavy Equipment Segment designs, manufactures and markets heavy-duty, off-highway, earthmoving and contruction equipment and related components and replacement parts. The Mobile Cranes segment designs, manufactures and markets mobile cranes, aerial platforms, container stackers and scrap holders and related components and replacement parts.

The Mobile Cranes Segment was established as a separate business segment as a result of a significant acquisition in 1995. On May 9, 1995, the Company, through Terex Cranes, a recently formed wholly owned subsidiary of the Company, completed the PPM Acquisition. PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring and Marklift division to Terex Cranes. The former division now operates as Koehring, a wholly owned subsidiary of Terex Cranes. Koehring manufactures mobile cranes under the LORAIN brand name and aerial lift equipment under the MARKLIFT brand name. PPM and Koehring comprise Terex Cranes, Inc., the Company's Mobile Cranes Segment.

The Company has grown through acquisitions and has had considerable experience in restructuring and operating capital goods manufacturers, particularly in the off-road truck and construction and industrial equipment industries. Following an acquisition, in order to improve profitability, the Company traditionally (i) consolidates manufacturing operations, (ii) adjusts new equipment production capacity to meet the actual level of demand in the marketplace, (iii) reduces corporate overhead and (iv) emphasizes that portion of the business that yields the highest margins, particularly the replacement parts business. More specifically, this strategy involves elimination of marginally profitable or unprofitable product lines, closing underutilized and inefficient plants, liquidating excess inventories and substantially reducing personnel.

The principal executive offices of the Company are located at 500 Post Road East, Westport, Connecticut 06880 and its telephone number is (203) 222-7170.


                                 USE OF PROCEEDS

The Company will receive proceeds of $.01 per Warrant Share issued upon exercise of the Series A Warrants, for an aggregate amount of up to $12,648. The Company will use such proceeds for general corporate purposes. All Series A Warrants and Warrant Shares covered hereby being registered for resale are being so registered for the account of the Selling Security Holders and, accordingly, the Company will not receive any of the proceeds from the resale of the Series A Warrants or Warrant Shares by the Selling Security Holders.


                   MARKET FOR COMMON STOCK AND DIVIDEND POLICY

The Company's Common Stock is listed on the NYSE under the symbol "TEX."

Quarterly Market Prices
                     1995                                    1994
       ---------------------------------      ---------------------------------

       Fourth    Third   Second    First       Fourth   Third   Second    First
       ------   ------  -------  -------      -------  -------  -------  ------

High.. $ 5.25   $ 5.38   $ 6.63   $ 7.13       $ 8.75   $ 7.38  $ 8.00   $ 9.88
Low...   4.13     4.88     4.63     5.88         6.00     4.25    5.13     6.13

No dividends were declared or paid in 1994 or in 1995. Certain of the Company's debt agreements contain restrictions as to the payment of cash dividends. Under the most restrictive of these agreements, $3.0 million was available for dividends at December 31, 1995. In addition, the Company's debt agreements generally limit payment of cash dividends by the Company in excess of $3.0 million to 40% of the Company's net income, if any. The terms of the Company's outstanding Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and Series B Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") also restrict the Company's ability to pay cash dividends on the Common Stock. The Company intends generally to retain earnings, if any, to fund the development and growth of its business. The Company does not plan on paying dividends on the Common Stock in the foreseeable future. Any future payments of cash dividends will depend upon the financial condition, capital requirements and earnings of the Company, as well as other factors that the Board of Directors may deem relevant.

As of March 31, 1996, there were 783 stockholders of record of the Company's Common Stock.

                                 CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company as of December 31, 1995. The table should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. See "The Company" and "Selected Consolidated Financial Information."

                                                             (in millions)
Notes payable and long-term debt (including current portion):
     Senior Secured Notes due May 15, 2002 (1)...............$    247.0
     Credit Facility maturing May 9, 1998 (2)................      66.8
     Other debt, including notes payable (3).................      23.7
                                                             ----------
       Total notes payable and long term debt................     337.5
                                                             ----------

Minority interest, including redeemable
  preferred stock of a subsidiary............................       9.4
                                                             ----------

Redeemable Convertible Preferred Stock
     (including the Preferred Stock registered hereby).......      24.6
                                                             ----------

Stockholders' Deficit
     Common Stock Purchase Warrants..........................      17.2
     Common Stock ...........................................       0.1
     Additional paid-in capital..............................      40.5
     Accumulated deficit.....................................    (150.9)
     Pension liability adjustment............................      (2.7)
     Unrealized holding gain on equity securities............       1.0
     Foreign currency translation adjustment.................      (4.0)
                                                             ----------
       Total stockholders' deficit...........................     (98.8)
                                                             ----------

Total capitalization.........................................$    272.7
                                                             ==========
- ----------------

(1) Represents $250.0 million principal amount of Senior Secured Notes. See "The Senior Secured Notes," below.

(2) The Credit Facility currently provides for revolving credit loans and guarantees of letters of credit of up to $100 million and matures on May 9, 1998. The Credit Facility bears interest at a fluctuating rate based on 1.75% per annum in excess of the prime rate or 3.75% per annum in excess of the adjusted eurodollar rate at the Company's option. Borrowings under the credit facility are secured by a lien on substantially all of the Company's domestic accounts receivable and inventory. See "The Credit Facility," below.

(3) See Note F -- "Long Term Obligations" of the Notes to Consolidated Financial Statements, included elsewhere in this Prospectus, for a description of the Company's other debt.

The Senior Secured Notes

On May 9, 1995, the Company issued $250 million of Senior Secured Notes due May 15, 2002. Except in the event of certain asset sales, there are no principal repayment or sinking fund requirements prior to maturity. Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 1995, to holders of record on the immediately preceding May 1 and November 1, respectively. The Notes bear interest at 13.75% per annum. Upon the earlier of (i) the consummation of an Exchange Offer and (ii) the effectiveness of a Shelf Registration Statement, the interest rate on the Notes will decrease to 13.25% per annum. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

The Senior Secured Notes are senior obligations of the Company, pari passu in right of payment with all existing and future senior indebtedness and senior to all subordinated indebtedness. Repayment of the Senior Secured Notes are guaranteed by certain domestic wholly-owned subsidiaries of the Company (the "Guarantors"). The Senior Secured Notes are secured by a first priority security interest on substantially all of the assets of the Company and the Guarantors, other than cash and cash equivalents, except that as to accounts receivable and inventory and proceeds thereof, and certain related rights, such security shall be subordinated to liens securing obligations outstanding under any working capital or revolving credit facility secured by such accounts receivable and inventory, including the Credit Facility. The Senior Secured Notes are also secured by a lien on certain assets of the Company's foreign subsidiaries. The Indenture for the Senior Secured Notes places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; sell assets; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates.

In connection with the issuance of the Senior Secured Notes, the Company issued one million stock appreciation rights ("SARs") entitling the holders to receive cash or Terex Corporation common stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each SAR.

The foregoing description is a summary of the terms of the Senior Secured Notes and Indenture and is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits to the Registration Statement of which this Prospectus is a part.

The Credit Facility

The Company currently has a secured revolving credit facility (the "Credit Facility") with certain institutional lenders (the "Lenders"). Under the terms of such facility, the Company and Clark Material Handling Company ("CMHC"), Koehring and PPM North America, each a subsidiary of the Company, (collectively, the "Borrowers") will have availability, subject to the borrowing base limitations set forth below, in an aggregate amount of up to $100 million. Subject to the terms and conditions set forth in the Credit Facility, the Borrowers may borrow (in the form of revolving loans and up to $15 million in outstanding letters of credit) an amount at any time outstanding initially equalling the sum of the following: (i) 75% of the net amount of eligible receivables (as defined in the Credit Facility) of the Company, Koehring and PPM North America, plus (ii) 70% of the net amount of eligible receivables of CMHC, plus (iii) the lesser of (a) 45% of the value of eligible inventory (as defined in the Credit Facility) of the Borrowers or (b) 80% of the appraised orderly liquidation value of eligible inventory.

Each Borrower guarantees, on a joint and several basis, all of the obligations of the other Borrowers under the Credit Facility, which obligations will generally be secured by a first priority security interest in favor of the Lenders in all of the receivables and inventory and certain related rights of the Borrowers.

The outstanding principal amount of prime rate loans initially bears interest at the rate of 1.75% per annum in excess of the prime rate and the outstanding principal amount of Eurodollar rate loans initially bears interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate. The Credit Facility contains covenants limiting the Borrowers' activities, including, without limitation, limitations on the incurrence of indebtedness, liens, asset sales, dividends and other payments, investments, mergers and related party transactions.

The Credit Facility matures on May 9, 1998. The Lenders, at their option, may extend the facility for one additional year. In the event that for any reason the facility is terminated prior to the maturity date, the Borrowers must pay to the Lenders a termination fee.

The foregoing description is a summary of the terms of the Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement dated as of May 9, 1995 between the Lenders and the Borrowers, a copy of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part.



                      SELECTED CONSOLIDATED FINANCIAL DATA
              (in millions except per share amounts and employees)

Selected Financial Data

The Selected Financial Data include the results of operations of PPM, CMH and Mark from the dates of their acquisitions, May 9, 1995, July 31, 1992 and December 31, 1991, respectively, and reflect the deconsolidation of Fruehauf
Trailer Corporation ("Fruehauf") as of January 1, 1992. Income (loss) before extraordinary items and net income (loss) in 1992 include a $36.5 gain on deconsolidation of Fruehauf, and in 1991 include a $56.0 gain as a result of an initial public offering of Fruehauf common stock.

The following data should be read in conjunction with the historical financial statements of the Company and the related notes thereto and "Management's
Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                          As of and for the Year Ended December 31,
                                                 1995          1994          1993          1992          1991
Summary of Operations
     Net Sales ............................   $   1,030.2  $     786.8  $     670.3  $     523.4  $     784.2
     Income (loss) from operations ........          21.4          3.4        (33.9)        (4.1)       (70.7)
     Income (loss) before
       extraordinary items ................         (27.7)         1.2        (65.0)         2.9        (42.7)
     Net income (loss) ....................         (35.2)         0.5        (66.5)         2.9        (42.7)
     Net income (loss) applicable
       to common stock.....................         (42.5)        (5.5)       (66.7)         2.9        (42.7)
Per Common and Common Equivalent Share:
     Income (loss) before extraordinary
       items ..............................          (3.37)       (0.46)       (6.55)        0.29        (4.31)
     Net income (loss) ....................          (4.09)       (0.53)       (6.70)        0.29        (4.31)
Ratio of earnings to combined fixed charges
  and preferred stock accretion (1) .......             (2)        1.0x           (2)        1.2x           (2)
Total Assets ..............................   $     626.9  $     401.6  $     390.7  $     477.3  $     506.7
Capitalization
     Long-term debt and notes payable,
       including current maturities .......   $     337.5  $     190.9  $     218.0  $     217.6  $     223.0
     Minority interest, including redeemable
       preferred stock of a subsidiary ....           9.4          --           --           --           --
     Redeemable convertible preferred stock          24.6         17.3         10.5          --           --
     Stockholders' deficit ................         (98.8)       (55.7)       (62.3)        (9.1)        (4.1)
     Dividends per share of Common Stock ..   $       --   $       --   $       --   $       --   $       0.06
     Shares of Common Stock outstanding
       at period end ......................          10.6         10.3         10.3          9.9          9.9
Employees .................................       3,600        2,851        2,930        3,056        6,980

- ------------------------

     Notes to Selected Consolidated Financial Data

(1) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, minority interest, extraordinary items and fixed charges. Fixed charges consist of interest on indebtedness, preferred stock accretion, amortization of debt issuance costs and rental expense representative of the interest factor.

(2) The ratio of  earnings  to fixed  charges is less than 1.0 for these  periods.  The  deficiency  amounts  are $27.7 for
     1995, $64.2 for 1993 and $46.0 for 1991.


Unaudited Quarterly Financial Data

(amounts, except per share amounts, in millions unless otherwise designated)

Summarized quarterly financial data for 1995 and 1994 are as follows:

                                                  1995                                         1994
                               Fourth     Third        Second     First      Fourth     Third      Second     First
Net sales ................   $   263.3  $   283.3    $   269.4  $   214.2  $   213.4  $   207.1  $   198.3  $   168.0
Gross profit .............        32.0       30.8         24.2       21.2       25.7       22.8       19.5       15.2
Income (loss) before
  extraordinary items ....        (1.8)      (7.8)       (16.4)      (1.9)       0.5        1.2       10.3      (10.8)
Net income (loss) ........        (1.8)      (7.8)       (23.9)      (1.9)       0.2        1.0       10.0      (10.8)
Income (loss) applicable
  to common stock ........        (3.7)      (9.6)       (25.7)      (3.6)      (1.4)      (0.5)       8.6      (12.2)
Per share:
Primary
     Income (loss) before
       extraordinary items   $    (0.35)$    (0.93)  $    (1.76)$    (0.35)$    (0.10)$    (0.03)$     0.64 $    (1.18)
        Net income (loss)         (0.35)     (0.93)       (2.48)     (0.35)     (0.13)     (0.05)      0.62      (1.18)
Fully diluted
     Income (loss) before
       extraordinary items   $    (0.35)$    (0.93)  $    (1.76)$    (0.35)$    (0.10)$    (0.03)$     0.60 $    (1.18)
     Net income (loss) ...        (0.35)     (0.93)       (2.48)     (0.35)     (0.13)     (0.05)      0.59      (1.18)


The accompanying unaudited quarterly financial data of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been made and were of a normal recurring nature except for those discussed below.

In 1995, the Company recognized a gain of $1.0 in the first quarter as a result of the sale of 486.6 thousand shares of Fruehauf common stock and recorded severance and exit costs of $3.5 and an extraordinary loss of $7.5 on the retirement of debt in the second quarter.

In 1994, the Company recognized gains of $4.6 in the first quarter, $15.5 in the second quarter, $4.3 in the third quarter and $1.6 in the fourth quarter as a result of the sale of a total of 5.9 million shares of Fruehauf common stock. The Company recognized a gain of $4.7 from the sale of its Drexel Industries subsidiary in the second quarter of 1994. The Company recorded severance charges of $4.5 in the second quarter of 1994 and $2.9 in the fourth quarter of 1994, and a related pension curtailment gain of $0.9 in the fourth quarter of 1994.

Net income (loss) has been reduced by Preferred Stock accretion for purposes of calculating earnings per share amounts. See Note I -- "Preferred Stock" in the Notes to the Company's Consolidated Financial Statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

(Dollar amounts except per share are in millions unless otherwise designated.)


RESULTS OF OPERATIONS

1995 Compared with 1994

The table below is a comparison of net sales, gross profit, selling, general and administrative expenses, severance and exit costs, and income (loss) from operations, by segment, for 1995 and 1994.

                                         Year Ended
                                         December 31,   Increase
                                    1995       1994    (Decrease)
                                      (in millions of dollars)
NET SALES
  Material Handling .........   $    528.8  $  472.7  $   56.1
  Heavy Equipment ...........        250.3     226.8      23.5
  Terex Cranes ..............        252.3      90.4     161.9
  Eliminations ..............         (1.2)     (3.1)      1.9
     Total ..................   $  1,030.2  $  786.8  $  243.4
GROSS PROFIT
  Material Handling .........   $     37.6  $   35.2  $    2.4
  Heavy Equipment ...........         35.9      33.8       2.1
  Terex Cranes ..............         35.2      14.2      21.0
  Eliminations ..............         (0.5)   --          (0.5)
     Total ..................   $    108.2  $   83.2  $   25.0
ENGINEERING, SELLING AND
  ADMINISTRATIVE EXPENSES
  Material Handling .........   $     31.1  $   42.4  $  (11.3)
  Heavy Equipment ...........         22.9      22.0       0.9
  Terex Cranes ..............         28.0       6.3      21.7
  General/Corporate .........          1.3       1.7      (0.4)
     Total ..................   $     83.3  $   72.4  $   10.9
SEVERANCE AND EXIT COSTS
  Material Handling .........   $      3.5  $    6.8  $   (3.3)
  Heavy Equipment ...........       --           0.6      (0.6)
     Total ..................   $      3.5  $    7.4  $   (3.9)
INCOME (LOSS) FROM OPERATIONS
  Material Handling .........   $      3.0  $  (13.9) $   16.9
  Heavy Equipment ...........         13.0      11.1       1.9
  Terex Cranes ..............          7.2       7.9      (0.7)
  General/Corporate .........         (1.8)     (1.7)     (0.1)
     Total ..................   $     21.4  $    3.4  $   18.0

Prior to the PPM Acquisition on May 9, 1995, the Company operated in two industry segments during the periods presented herein: material handling and heavy equipment. The addition of the PPM business to the Company's existing crane and aerial lift business has created combined mobile crane operations sufficient in size to constitute a third industry segment. The 1994 amounts presented above have been reclassified to a three segment basis for consistency. The Terex Cranes results for periods prior to May 1995 consist solely of Koehring's operations.

     Net Sales

Sales increased $243.4 to $1,030.2, or approximately 31%, for 1995 versus 1994.

Material Handling Segment sales were $528.8 for 1995, an increase of $56.1 from $472.7 in 1994. The sales mix was approximately 18% parts in 1995 compared to 19% in 1994. Machine sales increased 12%, primarily because of increased output resulting from actions taken by management during 1994 and shipments of the new Genesis line of IC trucks, introduced in December 1994. The light IC market, in which this product competes, represents approximately 60% of the rider lift truck industry. Management believes this product is superior to competitors' products in performance, reliability and operator comfort, and is designed to achieve reduced production costs. Parts sales increased 6% because of improved parts inventory availability partially offset by the adverse effects of a labor strike at the Company's parts distribution center. The strike has not had a material continuing effect on parts sales.

Material Handling Segment bookings for 1995 were $471.8, an increase of $13.0, or 3%, from 1994. Backlog at the Material Handling Segment fell from $135.9 at December 31, 1994 to $78.9 at December 31, 1995 as the Company maintained full production in the Material Handling Segment United States operations and parts availability returned to normal levels. As a result, the backlog of both machines orders and parts orders was reduced during 1995.

Heavy Equipment Segment sales increased $23.5 for 1995 over 1994. Machines sales increased 8%, and parts sales increased 7%. The sales mix was approximately 35% parts for 1995 compared to 36% parts for 1994. Heavy Equipment Segment parts sales were also adversely affected by the strike at the parts distribution center, but to a lesser degree than the Material Handling Segment.

Heavy Equipment Segment bookings for 1995 were $271.3, an increase of $39.1, or 17%, from 1994. Heavy Equipment Segment backlog was $88.8 at December 31, 1995 compared to $67.8 at December 31, 1994.

Terex Cranes sales were $252.3 for 1995, an increase of $161.9 from $90.4 in 1994 due primarily to the PPM Acquisition in May 1995. Terex Cranes backlog was $85.3 at December 31, 1995, reflecting the additional PPM backlog, compared to $11.7 at December 31, 1994.

     Gross Profit

Gross profit of $108.2 for 1995 was $25.0, or 30%, higher than gross profit of $83.2 for 1994.

The Material Handling Segment's gross profit increased $2.4 to $37.6 for 1995 compared to $35.2 for 1994. The gross profit percentage in the Material Handling Segment was 7% for both 1995 and 1994. Favorable efficiencies due to higher production and sales volumes and the effects of 1994 severance actions were offset by additional costs associated with the start-up of production of the new Genesis product line and manufacturing inefficiencies related to vendors' continuing inability to meet demand.

The Heavy Equipment Segment's gross profit increased $2.1 to $35.9 for 1995 compared to $33.8 for 1994. The gross profit percentage in the Heavy Equipment Segment was 14% for 1995 and 15% for 1994.

Terex Cranes gross profit increased $21.0 to $35.2 for 1995, compared to $14.2 for 1994, primarily reflecting the addition of the May through December 1995 results of the PPM businesses. The gross profit percentage for Terex Cranes was 14% for 1995 and 16% for 1994. The gross profit percentage decrease was primarily due to costs related to integrating the PPM Acquisition into Terex Cranes.

     Engineering, Selling and Administrative Expenses

Engineering, selling and administrative expenses increased to $83.3 for 1995 from $72.4 for 1994. Material Handling Segment engineering, selling and administrative expenses decreased to $31.1 for 1995 from $42.4 for 1994, primarily as a result of severance actions taken by management during the second half of 1994. Heavy Equipment Segment engineering, selling and administrative expenses increased to $22.9 for 1995 from $22.0 for 1994 as a result of costs associated with the start-up of a new parts service business. Terex Cranes engineering, selling and administrative expenses increased to $28.0 for 1995 from $6.3 for 1994 reflecting the PPM Acquisition in May 1995. Corporate administrative expenses in 1994 included a charge of $2.2 in connection with the termination of a management contract with KCS Industries, L.P. ("KCS"), a Connecticut limited partnership principally owned by certain present and former officers of the Company, offset by allocations to operating segments. See Note M
- -- "Related Party Transactions" in the Notes to the Consolidated Financial Statements for further information.

     Severance and Exit Costs

The Company announced personnel reductions totaling approximately 134 employees in the Material Handling Segment's North American operations during the second quarter of 1995 as a continuation of the Company's programs to increase manufacturing efficiency, reduce costs and improve liquidity. The Company recorded a combined charge of $3.5 in the second quarter of 1995 for severance costs associated with these actions and additional costs associated with the closing of certain administrative and warehouse facilities.

During the second quarter of 1994, the Company recorded a charge of $4.5 principally related to severance costs in the Material Handling Segment's North American and European operations. In June 1994, the Company announced personnel reductions in plant supervision, engineering, marketing and administration totaling approximately 160 employees. The $4.5 charge represents severance costs associated with these actions. The Company also reorganized certain marketing activities and closed several of its regional sales offices in the United States. In December 1994, the Company announced additional personnel reductions totaling approximately 90 employees in conjunction with the closing of the Material Handling Segment's Korean plant and certain branch sales offices in France. An additional $2.9 charge was recorded for costs, principally severance costs, associated with these actions.

     Income (Loss) from Operations

The Material Handling Segment income from operations of $3.0 for 1995 represents a $16.9 improvement over the $13.9 loss in 1994. As discussed above, increased sales and reduced costs contributed to the improvement.

Heavy Equipment Segment income from operations improved by $1.9 to $13.0 for 1995 from $11.1 in 1994, primarily as a result of reduced costs, offset by costs associated with the start up of a new parts service business.

Terex Cranes income from operations of $7.2 for 1995 decreased by $0.7 versus 1994, primarily due to losses of the PPM businesses acquired in May 1995. As a result of cost reductions, improvements in inventory management and consolidation of model offerings, Koehring was profitable in 1994 and 1995 after several years of losses.

On a consolidated basis, the Company realized operating income of $21.4 for 1995, compared to $3.4 for 1994.

     Other Income (Expense)

Net interest expense increased to $38.7 for 1995 from $29.9 in 1994 as a result of incremental borrowings associated with the PPM Acquisition in May 1995. The Company realized gains of $1.0 and $26.0 from sales of Fruehauf common stock during 1995 and 1994, respectively. The Company owns 250 thousand shares of Fruehauf common stock which it received in settlement of certain obligations of Fruehauf.

The Company recorded a charge of $3.0 in 1995 to recognize the impairment in value of certain properties held for sale.

The Company also incurred net foreign exchange losses of $1.9, trademark-related expenses of $1.3, and $0.6 of group retiree expenses during 1995.

The Company recorded a charge of $2.5 in 1995 for payments related to the retirement of its former Chairman of the Board in August 1995, and future payments related to the consulting obligations under the retirement agreement of the former Chairman.

During 1995, the Company recorded no provision for income taxes. In 1994, the Company recorded a provision for state income taxes of $0.5 in connection with the sale of Drexel, in addition to the taxes on foreign royalties.

     Extraordinary Items

The Company recorded a charge of $7.5 in 1995 to recognize a loss on the early extinguishment of debt in connection with the May 1995 refinancing. During 1994, the Company recognized extraordinary losses totaling $0.7 to write-off unamortized discount and debt issuance costs when it repurchased $27.3 of its old senior secured debt.


1994 Compared with 1993

The table below is a comparison of net sales, gross profit, engineering, selling, and administrative expenses, severance and exit costs and goodwill write-off and income (loss) from operations, by segment, for 1994 and 1993.

                               Year Ended December 31,  Increase
                                  1994        1993     (Decrease)
                                     (in millions of dollars)
NET SALES
  Material Handling .........   $    472.7  $  395.6  $   77.1
  Heavy Equipment ...........        226.8     203.8      23.0
  Terex Cranes ..............         90.4      71.4      19.0
  Eliminations ..............         (3.1)     (0.5)     (2.6)
     Total ..................   $    786.8  $  670.3  $  116.5
GROSS PROFIT
  Material Handling .........   $     35.2  $   16.0  $   19.2
  Heavy Equipment ...........         33.8      30.5       3.3
  Terex Cranes ..............         14.2       2.0      12.2
     Total ..................   $     83.2  $   48.5  $   34.7
ENGINEERING, SELLING AND
  ADMINISTRATIVE EXPENSES
  Material Handling .........   $     42.4  $   44.6  $   (2.2)
  Heavy Equipment ...........         22.0      19.5       2.5
  Terex Cranes ..............          6.3      10.1      (3.8)
  General/Corporate .........          1.7       3.5      (1.8)
     Total ..................   $     72.4  $   77.7  $   (5.3)
SEVERANCE AND EXIT COSTS AND
  GOODWILL WRITE-OFF
  Material Handling .........   $      6.8  $    --   $    6.8
  Heavy Equipment ...........          0.6       --        0.6
  Terex Cranes ..............          --        4.7      (4.7)
     Total ..................   $      7.4  $    4.7  $    2.7
INCOME (LOSS) FROM OPERATIONS
  Material Handling .........   $    (13.9) $  (28.6) $   14.7
  Heavy Equipment ...........         11.1      11.0       0.1
  Terex Cranes ..............          7.9     (12.8)     20.7
  General/Corporate .........         (1.7)     (3.5)      1.8
     Total ..................   $      3.4  $  (33.9) $   37.3

         Net Sales

Sales in 1994 increased $116.5, or approximately 17%, over 1993.

Material Handling Segment sales were $472.7 for 1994, an increase of $77.1, or 19%, from $395.6 for 1993. Machine sales increased $81.0 and parts sales decreased $3.9. As a result, the sales mix was approximately 19% parts in 1994 compared to 24% parts in 1993. Machine sales improved due to increased industry demand and increased output resulting from production improvements and the easing of capital constraints. Cash constraints in the second half of 1993 resulted in production problems caused by a lack of supplies and materials during the last half of 1993 and the opening months of 1994. Production improved in 1994 because of reorganization of work flows and other actions taken by manufacturing management and because a working capital infusion in December 1993 allowed management to improve relations and schedule payment terms with its key suppliers. Parts sales were affected by the cash constraints previously discussed and by difficulties in assimilating the Material Handling Segment's parts business into the Terex Parts Distribution Center during the first half of 1994, leading to decreased parts availability. Parts sales improved during the last half of 1994 as these difficulties were mitigated.

Material Handling Segment bookings for 1994 were $470.6, an increase of $5.6 from 1993. Machine order bookings for 1994 of $381.2 increased $17.3 or 5% compared to $364.0 in 1993. Bookings for parts sales for 1994, from which the Company generally realizes higher margins than machine sales, decreased $11.6, or 12%, from 1993, primarily because of decreased parts availability as discussed above. Material Handling Segment backlog was $135.9 at December 31, 1994 compared to $152.7 at December 31, 1993. This change reflects the improvement in second through fourth quarter sales resulting from the upward trend in production and improved parts availability levels. The Company maintained full production in the Material Handling Segment United States operations and parts availability returned to normal levels. As a result, the backlog of both machines orders and parts orders was reduced during 1995.

Heavy Equipment  Segment sales  increased  $23.0, or 11%, to $226.8 in 1994 from
$203.8 in 1993. Machine sales increased $21.6 and parts sales increased $1.4. The sales mix was approximately 36% parts in 1994 compared to 39% parts in 1993. Machine sales increased at all of the Heavy Equipment Segment divisions, reflecting increased domestic construction industry demand and improved sales volume outside the United States.

Heavy Equipment Segment bookings for 1994 were $232.2, an increase of $38.1, or 20%, from 1993. Bookings for parts sales of $77.6, from which the Company generally realizes higher margins than machine sales, were comparable to bookings for 1993. Machine bookings for 1994 increased $42.2, or 38%, from 1993, reflecting the factors discussed above. Heavy Equipment Segment backlog was $67.8 at December 31, 1994 compared to $62.3 at December 31, 1993, reflecting the improved shipments in 1994. Parts backlog was $6.1 at December 31, 1994 compared to $8.6 at December 31, 1993. This decrease resulted from increased parts availability during 1994. As a result of the working capital infusion in December 1993, the inventory availability for parts sales increased during 1994 and the backlog of parts orders was reduced as working capital continues to be applied to improve parts inventory availability.

Terex Cranes sales were $90.4 for 1994, an increase of $19.0 from $71.4 in 1993. Machine sales increased 43% and parts sales increased 3%. The sales mix was approximately 27% parts in 1994 compared to 33% parts in 1993.

Terex Cranes bookings were $83.6 for 1994, an increase of 9% from 1993. Machine bookings increased 16%, and parts bookings increased by 1%.

     Gross Profit

Gross profit for 1994 increased $34.7 compared to 1993.

The Material Handling Segment's gross profit increased $19.2 to $35.2 for 1994 compared to $16.0 for 1993. The gross profit percentage in the Material Handling Segment increased to 7.4% for 1994 from 4.0% for 1993, reflecting cost reduction initiatives and production improvements in the second through fourth quarters of 1994, somewhat offset by comparatively lower sales and decreased manufacturing efficiency due to shortages in manufacturing supplies and materials during the first quarter of the year and the decrease in sales of replacement parts.

The Heavy Equipment Segment's gross profit increased $3.3 to $33.8 for 1994 compared to $30.5 for 1993. Improved gross profit from machine sales accounted for substantially all of the increase. The gross profit percentage in the Heavy Equipment Segment remained at 15.0% for 1994 and 1993, reflecting the continuing effects of cost reduction initiatives and improved manufacturing efficiency offset by a decrease in the parts sale mix during 1994.

Terex Cranes gross profit increased $12.2 to $14.2 for 1994, compared to $2.0 for 1993. The gross profit percentage for Terex Cranes increased to 15.7% for 1994 from 2.8% in 1993 reflecting the continuing effects of cost reductions and improved manufacturing efficiency.

     Engineering, Selling and Administrative Expenses

Engineering, selling and administrative expenses decreased to $72.4 for 1994 from $77.7 for 1993 as a result of cost reduction initiatives throughout the Company. Material Handling Segment engineering, selling and administrative expenses totaled $42.4 for 1994 compared to $44.6 for 1993. Heavy Equipment Segment engineering, selling and administrative expenses increased to $22.0 for 1994 from $19.5 for 1993. Terex Cranes engineering, selling and administrative expenses decreased to $6.3 for 1994 compared to $10.1 for 1993. Corporate administrative expense in 1994 includes a charge of $2.2 in connection with the termination, as of January 1, 1994, of the Company's management contract with KCS Industries, L.P. ("KCS"), a Connecticut limited partnership principally owned by certain present and former officers of the Company, offset by allocations to operating segments. See Note M -- "Related Party Transactions" in the Notes to the Consolidated Financial Statements for further information.

     Severance and Exit Costs and Goodwill Write-off

In June 1994, the Company announced personnel reductions in plant supervision, engineering, marketing and administration totaling approximately 160 employees at the Material Handling Segment's North American and European operations. A charge of $4.5 was recorded related to these actions. The Company also reorganized certain marketing activities and closed several of its regional sales offices in the United States. In December 1994, the Company announced additional personnel reductions totaling approximately 90 employees in conjunction with the closing of the Material Handling Segment's Korean plant and certain branch sales offices in France. An additional $2.9 charge was recorded for costs, principally severance costs, associated with these actions. As a result of changing Mark's product offerings and distribution, Terex Cranes recognized a charge to income of $4.7 in the fourth quarter of 1993 to write-off the remaining unamortized goodwill from the acquisition of Mark.

     Income (Loss) from Operations

The Material Handling Segment incurred a loss from operations of $7.1 for 1994, excluding the severance charge discussed above ($13.9 including the severance charge), compared to a loss of $28.6 for 1993. As discussed above, the decreases in sales and gross profit in the opening months of 1994 reflected the difficulties in restoring full production due to supplier problems. Income from operations was $3.5 in the fourth quarter of 1994, excluding the severance charge ($1.1 including the severance charge), compared to a loss of $10.7 in the fourth quarter of 1993.

Heavy Equipment Segment income from operations improved by $0.1 to $11.1 for 1994 compared to $11.0 for 1993. This improvement resulted from the increase in gross profit offset by the increase in engineering, selling and administrative expenses described above.

Terex Cranes income from operations of $7.9 for 1994 improved by $20.7 over 1993 due to increased sales and cost reductions outlined above. As a result of cost reductions, improvements in inventory management and consolidation of model offerings, Koehring was profitable in 1994 after several years of losses. Additionally, as discussed above, Terex Cranes recognized a charge to income of $4.7 to write-off the remaining unamortized goodwill from the Mark acquisition.

On a consolidated basis, the Company achieved operating income of $10.8, excluding the severance charge discussed above, for 1994 ($3.4 income including the severance charge) compared to an operating loss of $33.9 for 1993.

     Other Income (Expense)

Interest expense on a consolidated basis was $30.5 for 1994 compared to $31.2 for 1993. The decrease in interest expense was primarily the result of repayments of the then outstanding senior and subordinated debt partially offset by increased borrowings under the Company's lending facilities.

The Company recognized equity in the net loss of Fruehauf of $0.7 in 1993. In December 1993, the Company sold 1.0 million shares of Fruehauf common stock and realized a gain of $3.0. During 1994 the Company sold a total of 5.9 million shares of Fruehauf common stock and realized a gain of $26.0.

In 1994, the Company recorded a provision for state income taxes of $0.5 in connection with the sale of its former subsidiary, Drexel. The balance of the provision for income taxes generally represents taxes withheld on foreign royalties and dividends. As such, any fluctuation in the provision for income tax is due to fluctuations in these items.

     Extraordinary Items

During 1994, the Company repurchased a total of $27.3 of its old senior secured notes. The Company recognized extraordinary losses totaling $0.7 from these transactions to write off unamortized discount and debt issuance costs.

In connection with terminating its previous bank lending agreement, the Company recognized a charge of approximately $2.0 in the second quarter of 1993 to write off unamortized debt issuance costs.

In December 1993, the Company repurchased $5.0 of its old senior secured notes for approximately $4.5, including accrued interest. The Company recognized an extraordinary gain on this transaction of approximately $0.5, net of write-off of unamortized discount and debt issuance costs.


LIQUIDITY AND CAPITAL RESOURCES

The Company's businesses are working capital intensive and require funding for purchases of production and replacement parts inventories, capital expenditures for repair, replacement and upgrading of existing facilities as well as financing of receivables from customers and dealers. The Company has significant debt service requirements including semi-annual interest payments on senior debt and monthly interest payments on its credit facility. Debt reduction and an improved capital structure are major focal points for the Company. In this regard the Company is currently reviewing its alternatives to improve its capital structure and to reduce debt through debt refinancings, issuance of equity, asset sales, the sales of business units or any combination thereof.

Net cash of $21.9 was used in operating activities during 1995. Net cash used by investing activities in 1995 was $98.9, principally due to the PPM Acquisition. Net cash provided by financing activities during 1995 was $120.1, primarily from the Refinancing discussed below. Cash and cash equivalents totaled $7.8 at December 31, 1995.

Factors affecting future liquidity

The Company announced personnel reductions totaling approximately 134 employees in the Material Handling Segment's North American operations during the second quarter of 1995 as a continuation of the Company's programs to increase manufacturing efficiency, reduce costs and improve liquidity. The Company recorded a combined charge of $3.5 for costs associated with these actions and additional costs associated with the closing of certain administrative and warehouse facilities.

On May 9, 1995, the Company completed the Refinancing and the PPM Acquisition. The Refinancing included the private placement to institutional investors of $250 of the Senior Secured Notes, repayment of the Company's its old senior secured notes and senior subordinated notes, totaling approximately $152.6 principal amount, and entry into a $100 revolving credit facility (the "Credit Facility") to replace the Company's existing lending facility in the U.S. Until such time as the Company completes an exchange of the Senior Secured Notes for an equivalent issue of registered notes, or a shelf registration statement for the Senior Secured Notes is effective, the interest rate on the Senior Secured Notes will be 13.75%. The Indenture for the Senior Secured Notes places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; utilize the proceeds of assets sales; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates. In connection with the May 1995 issuance of the Senior Secured Notes, the Company issued 1.0 million stock appreciation rights (the "1995 SARs") entitling the holders to receive cash or Common Stock, at the option of the Company, in an amount equal to the average closing sale price of the Common Stock for 60 trading days prior to the date of exercise less $7.288 for each 1995 SAR.

Approximately $92.6 of the proceeds of the Senior Secured Notes was used for the PPM Acquisition, including the repayment of certain indebtedness of PPM required to be repaid in connection with the acquisition. In addition, the acquisition costs totaled approximately $5.0. The remainder of the purchase price consisted of the issuance to the seller of redeemable preferred stock of Terex Cranes having an aggregate liquidation preference of 127 French francs (approximately
$26.1), subject to adjustment. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit as of the date of closing. The preferred stock does not bear a dividend and, accordingly, the Company has valued this stock at approximately $8.8 (discounted at 15%). The Company has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, the Company believes that the amount of the preferred stock could ultimately be reduced.

The Company's Credit Facility provides the Company with the ability to borrow up to $100 (in the form of revolving loans and up to $15 in outstanding letters of credit). The Credit Facility is secured by substantially all of the Company's domestic receivables and inventory (including PPM). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of the Company's U.S. businesses other than CMHC, plus
(ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of the Company, revolving loans may be in the form of prime rate loans initially bearing interest at the rate of 1.75% per annum in excess of the prime rate and Eurodollar rate loans initially bearing interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.

The Company made an interest payment of $17.7 on November 15, 1995 on the Senior Secured Notes. The Company's debt service obligations for 1996 include approximately $17.1 on May 15 and November 15, 1996 on the Senior Secured Notes and approximately $0.6 monthly on the Credit Facility. Management believes that, absent significant unanticipated declines in operating performance, cash generated from operations and the Refinancing provide the Company with adequate liquidity to meet the Company's operating and debt service requirements. The balance outstanding under the Credit Facility as of December 31, 1995 was $66.8, and the additional amount the Company could have borrowed was $8.8 as of that date. TEL entered into a new bank working capital facility in 1995, and PPM Europe is in negotiations to secure a working capital facility in 1996. Management intends to seek additional working capital financing facilities for the Company's international operations to provide additional liquidity worldwide.


CONTINGENCIES AND UNCERTAINTIES

The Internal Revenue Service (the "IRS") is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency based on this examination. The examination report raises a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOL's") and the availability of such NOL's to offset future taxable income. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 plus interest and penalties. If the Company were required to pay a significant portion of the assessment, it could have a material adverse impact on the Company and could exceed the Company's resources. The Company has filed its administrative appeal to the examination report. Although management believes that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOL's, the ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. If the Company's positions prevail on the most significant issues, management believes that the amounts due would not exceed amounts previously paid or provided; however, even under such circumstances, it is possible that the Company's NOL's could be reduced to some extent. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 plus interest and penalties and the ultimate outcome cannot presently be determined or estimated.

In addition, Randolph W. Lenz retired as Chairman of the Board of the Company. Although his retirement agreement places certain restrictions on his ability to sell his shares of Common Stock in the Company, in the event that Mr. Lenz is able to sell a substantial portion of his shares in the Company, such sale, in combination with the issuance by Terex of certain Common Stock Purchase Warrants on December 20, 1993 and subject to the effects of other changes in share ownership of the Company, could result in a change in control for tax purposes. Such a change in control for tax purposes could possibly result in a significant reduction in the amount of NOL's available to the Company to offset future taxable income.

The Securities and Exchange Commission (the "Commission") in March of 1994 initiated a private investigation, which included the Company and certain of its affiliates, to determine whether violations of certain aspects of the Federal securities laws have taken place. The Company is cooperating with the Commission in its investigation and it is not possible at this time to determine the outcome of the Commission's investigation.

The Company received a letter from the Department of Labor (the "DOL") in May of 1995, alleging that the Company's former Chairman of the Board, at the time a fiduciary for the Company's retirement plans, violated certain provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in making certain investments which may have been imprudent and by possibly engaging in prohibited transactions under ERISA. The Company and its former Chairman of the Board are currently in discussions with the DOL concerning the allegations and it is not possible at this time to determine the outcome of this matter; however, the Company does not believe that the resolution of the allegations will have a material adverse effect on the Company.

The Company is subject to a number of contingencies and uncertainties including product liability claims, self-insurance obligations, tax examinations and guarantees. Many of the exposures are unasserted or proceedings are at a preliminary stage, and it is not presently possible to estimate the amount or timing of any cost to the Company. However, management does not believe that these contingencies and uncertainties will, in the aggregate, have a material effect on the Company. When it is probable that a loss has been incurred and possible to make reasonable estimates of the Company's liability with respect to such matters, a provision is recorded for the amount of such estimate or for the minimum amount of a range of estimates when it is not possible to estimate the amount within the range that is most likely to occur.

The Company generates hazardous and nonhazardous wastes in the normal course of its operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis.


                                    BUSINESS

General

Terex is a global provider of capital goods and equipment used in the manufacturing, distribution, mining, construction and infrastructure industries.

The Company's operations began in 1983 with the purchase of Northwest Engineering Company, the Company's original business and name. Since 1983, management has expanded the Company's business through a series of acquisitions. In 1988, Northwest Engineering Company merged into a subsidiary acquired in 1986 named Terex Corporation, with Terex Corporation as the surviving corporation. For 1995, consolidated revenues of the Company amounted to approximately $1,030.2. Prior to May 1995, the Company's operations were divided into two principal segments: Material Handling and Heavy Equipment. On May 9, 1995, the Company completed the PPM Acquisition. Together with Koehring, these businesses form Terex Cranes, Inc., the Company's Mobile Cranes Segment.

The Material Handling Segment designs, manufactures and markets a complete line of internal combustion ("IC") and electric lift trucks, electric walkies and related components and replacement parts under the Clark trademark. These products are used in material handling applications in a broad array of manufacturing, distribution and transportation industries. The Material Handling Segment consists of Clark Material Handling Company ("CMHC") and certain affiliated companies (together with CMHC, "CMH") which were acquired by the Company in July 1992 from Clark Equipment Company (the "CMH Acquisition").

The Heavy Equipment Segment designs, manufactures and markets heavy-duty, off-highway earthmoving and construction equipment and related components and replacement parts. These products are used primarily by construction, mining, logging, industrial and government customers in building roads, dams and commercial and residential buildings and in supplying coal, minerals, sand and gravel. The Heavy Equipment Segment consists of two operating businesses: (i) the Terex Business (defined below), which manufactures off-highway rigid and articulated haulers, scrapers and wheel loaders and (ii) the Unit Rig Division, which manufactures electric rear and bottom dump haulers, as well as mechanical drive haulers and wheel loaders principally sold to the mining industry.

On May 9, 1995, the Company, through Terex Cranes, Inc., a Delaware corporation which is a wholly owned subsidiary of the Company ("Terex Cranes"), completed the acquisition (the "PPM Acquisition") of substantially all of the shares of P.P.M. S.A., a societe anonyme, and certain subsidiaries ("PPM Europe"), from Potain S.A., a societe anonyme, and all of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America;" and PPM North America together with PPM Europe collectively referred to as "PPM") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Marklift division to Terex Cranes. The former division now operates as Koehring Cranes, Inc., a wholly owned subsidiary of Terex Cranes ("Koehring"). Koehring manufactures mobile cranes under the LORAIN brand name and aerial lift equipment under the MARKLIFT brand name.

For financial information about the Company's industry and geographic segments, see Note N -- "Business Segment Information" in the Notes to the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company's strategy is to increase shareholder value through sustained and growing earnings.

Material Handling Segment

CMH is a leading North American and European designer, manufacturer and marketer of a complete line of IC and electric lift trucks, electric walkies and related replacement parts under the CLARK trademark. CMH's products are distributed through an established global dealer network which includes more than 440 locations. Management believes CMH has the largest installed fleet in North America, with over 250,000 units, and that over 320,000 CLARK trucks are presently in operation worldwide. Historically, approximately 80% of CMH's revenues have been derived from new product sales and approximately 20% of revenues have been derived from the sale of replacement parts. CMH and its independent dealers sell to a diversified base of customers in a variety of industries. CMH's headquarters and U.S. manufacturing facilities are located in Lexington, Kentucky. CMH's international manufacturing facilities are located in Mulheim-Ruhr, Germany. CMH also owns a training and research center in Lexington, Kentucky.

The Company acquired CMH in July 1992. Following the acquisition, CMH began implementing initiatives intended to reduce its manufacturing and operating costs. These initiatives have included consolidation of engineering, manufacturing and parts facilities. In December 1993, CMH transferred its parts supply operations to the Company's parts distribution center in Southaven, Mississippi. During 1994, CMH completed the transfer of its light IC lift truck chassis production from Korea to Lexington, Kentucky, closed its manufacturing facility in Danville, Kentucky and closed its axle manufacturing facility in Korea. In April 1994, the Company sold 100% of the stock of Drexel Industries, Inc. ("Drexel"), which is located in Horsham, Pennsylvania. Drexel manufactures very narrow-aisle lift trucks.

CMH currently  offers 116 basic truck designs  within five major product  lines:
light IC trucks (1.0 to 5.0 tons), heavy IC trucks (5.5 to 47.5 tons), narrow-aisle trucks, electric counterbalanced trucks (1.3 to 6.0 tons) and electric walkies.

Light IC trucks are used for general warehousing needs and are generally powered by liquid propane and well suited for manufacturing and distribution applications which require a high degree of maneuverability. Heavy IC trucks are specialty products designed for use in more demanding situations such as heavy manufacturing or container handling applications. Narrow-aisle trucks provide solutions for high density storage needs and operate in six-to-eight foot aisles and reach heights of more than 30 feet. Electric counterbalanced trucks are designed for indoor use in warehousing, manufacturing, distribution and other applications and are powered by a rechargeable electric battery. For environmental reasons, electric trucks are becoming more popular. Electric walkies are generally used in transporting and order-selecting.

CMH is a leading manufacturer of lift trucks in North America, although the brand names of Hyster and Yale combined, both owned by Nacco Industries, Inc., account for production of more lift trucks annually. Other major North American competitors include Toyota, Mitsubishi and Komatsu in both IC and electric riders, and Crown and Raymond in electric riders alone. In Europe, CMH competes with the Linde Group, the European market leader, as well as Hyster-Yale, Toyota and Jungheinreich. CMH also competes with a number of specialty firms.


Heavy Equipment Segment

The Company is recognized as a significant competitor in the market for large capacity haulers and scrapers. However, the Company is not a dominant manufacturer in the heavy equipment industry, which is dominated in most segments by large, diversified firms, such as Caterpillar, Dresser Industries and Komatsu, that have broader product lines and greater financial resources. The Company also competes in this industry with a number of specialty firms, whose products generally compete directly with one or more of the Company's product lines.

     Terex Business

The Company acquired the Terex Corporation, whose operations were subsequently carried out as the Terex Division, in December 1986 and acquired Terex Equipment Limited ("TEL"), a subsidiary of the Company located in Scotland, in June 1987. The Terex Division and TEL are jointly hereinafter referred to as the "Terex Business," which is headquartered in Motherwell, Scotland. Terex Division's marketing efforts in the United States serve the needs of North, Central and South America, while TEL serves the remainder of the international market. TEL manufactures the products of the Terex Business at its facility in Motherwell, Scotland.

The Terex Business has two principal product lines: off-highway rigid and articulated haulers and scrapers sold under the TEREX trademark and as original equipment manufacturers to be sold under other brand names. A "hauler" is an off-road dump truck with a capacity in excess of 25 tons. Haulers produced by the Terex Business have capacities ranging from 25 to 85 tons. A "scraper" is an off-road vehicle, commonly referred to as an "earth mover," that loads, moves and unloads large quantities of soil for site preparations, including roadbeds. The Terex Business product line also includes wheel loaders although these are not presently being manufactured. A "wheel loader" is a vehicle that loads materials onto trucks, conveyors and similar equipment. The Terex Business products perform a wide range of earthmoving functions in quarry and open pit mining and in many types of heavy construction, including highway, dam and waterway construction; commercial and industrial site preparation; general land improvement and real estate development; and structural renovation and replacement. The Terex Business's main competitors are Caterpillar, VME Group, Komatsu and Dresser.

In 1987, TEL entered into a joint venture agreement with Second Inner Mongolia Machinery Company for the production of haulers in China. The joint venture company, North Hauler Limited Liability Company, manufactures heavy trucks, principally used in mining, at a facility in Baotou, Inner Mongolia, People's Republic of China.

     Unit Rig

In July 1988, the Company purchased certain domestic and foreign assets and operations of the business that now operates as the Unit Rig Division ("Unit Rig"). Unit Rig is headquartered in Tulsa, Oklahoma.

Unit Rig's predecessor pioneered the development of the diesel electric drive, rear dump hauling truck for use in open pit mining operations. The truck is powered by a diesel engine driving an electric generator that provides power to individual electric motors in each of the rear wheels. Unit Rig's current LECTRA HAUL product line consists of a series of rear dump hauler trucks with payload capacities ranging from 100 to 260 tons, and bottom dump haulers with capacities ranging from 180 to 270 tons.

Unit Rig also produces the Dart line of wheel loaders and mechanical drive haulers. This product line consists of the Dart 600C mechanical drive wheel loader with a bucket capacity up to 23 cubic yards and rear dump trucks ranging in capacity from 85 to 130 tons. The Dart line also includes a tractor-trailer bottom dump hauler with capacities from 120 to 160 tons.

The present principal markets for Unit Rig products are copper, gold, coal and iron mines. Unit Rig's major customers are mining companies in North and South America, Asia, Africa and Australia. Approximately 70% of Unit Rig's sales are export sales. Unit Rig's largest competitors are Caterpillar and Komatsu/Dresser.


Terex Cranes, Inc.

     Koehring

In January 1987, the Company purchased certain assets and operations of the business that operated prior to the PPM Acquisition as the Koehring Cranes & Excavators Division, which assets and operations were contributed to Koehring in connection with the PPM Acquisition. Koehring, headquartered in Waverly, Iowa, designs, manufactures and markets a broad line of hydraulic telescoping cranes sold under the well recognized trade names of KOEHRING and LORAIN. Hydraulic telescoping cranes are primarily used for construction and industrial applications. Koehring has three principal competitors in the mobile crane market: Grove Manufacturing, Liebherr Werk Ehingen and Link-Belt.

In December 1991, the Company acquired substantially all operating assets of the business that operates as the Marklift Division ("Mark"). Mark relocated to the Koehring facilities in Waverly, Iowa during 1992 in order to more effectively utilize existing capabilities and manufacturing facilities at the Waverly location. Mark is engaged in the manufacture and sale of aerial lift equipment, including scissor lifts, boom lifts and a full line of replacement parts. Scissor lifts and boom lifts are used for the repair, maintenance and construction of buildings, manufacturing facilities and equipment. These lifts are used in a wide variety of industrial applications, such as installing and repairing electrical and plumbing fixtures; installing drywall and ceilings; cleaning, repairing and painting production equipment; maintaining refineries, chemical plants and aircraft; and performing common construction tasks such as siding, insulation and structural member installation. Mark's largest competitor in the aerial lift industry is JLG Industries.

The Company currently manages the Northwest Engineering and BCP Construction Products ("BCP," acquired in 1985) businesses from Koehring's location in Waverly, Iowa. The sale of replacement parts for Northwest Engineering and BCP products, including the Dynahoe backhoe/loader, constitutes the most important part of these businesses.

     PPM Europe

On May 9, 1995, the Company acquired substantially all of the capital stock of PPM Europe. PPM Europe was formed in 1966 by Potain, S.A., and is a leading European designer, manufacturer and marketer of mobile cranes and container stackers. PPM Europe consists of several subsidiaries throughout Europe, including: PPM S.A. in France, Bendini SpA, an Italian rough terrain crane producer, Brimont Agraire S.A., a specialized trailer manufacturer in France, PPM Krane GmbH, a sales organization in Germany, and Baulift Baumaschinen Und Krane Handels GmbH, a parts distributor in Germany. PPM Europe operates two manufacturing facilities, its PPM manufacturing facility at Montceau les Mines in central France and its Bendini manufacturing facility in northern Italy. PPM Europe markets its products primarily in Europe, Africa and the Middle East under the PPM and BENDINI brand names. PPM Europe's major competitors in mobile cranes are Krupp Mobilkran, Grove Cranes Ltd. and Liebherr Werk Ehingen. PPM Europe's major competitors in the container stacker market are Kalmar, Valmet Belloti and Taylor.

     PPM North America

On May 9, 1995, the Company acquired substantially all of the capital stock of PPM North America. PPM North America, headquartered in Conway, South Carolina, designs, manufactures and markets rough terrain cranes, truck cranes and container stackers under the P&H brand name which is licensed from Harnischfeger Corporation. PPM North America also markets mobile cranes and container stackers in the Far East through its Singapore subsidiary and in Australia through its Australian subsidiary. PPM North America has three main competitors in the mobile crane market: Grove Manufacturing, Liebherr Werk Ehingen and Link-Belt.


Environmental Considerations

The Company generates hazardous and nonhazardous wastes in the normal course of its operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis.

Research and Development

The Company maintains engineering staffs at several of its locations which design new products and improvements in existing product lines. Such costs incurred in the development of new products or significant improvements to existing products amounted to $11.2 million, $10.5 million and $11.8 million in 1995, 1994 and 1993, respectively.

Materials

Principal materials used by the Company in its various manufacturing processes include steel, castings, engines, tires, electric controls and motors, and a variety of other fabricated or manufactured items. In the absence of labor strikes or other unusual circumstances, substantially all materials are normally available from multiple suppliers. Current and potential suppliers are evaluated on a regular basis on their ability to meet the Company's requirements and standards. During the first half of 1994, certain of CMH's suppliers experienced difficulties in meeting CMH's production schedules. Such difficulties, while not eliminated, were substantially alleviated in the second half of 1994. Electric wheel motors and controls used in the Unit Rig product line are currently supplied exclusively by General Electric Company.

Seasonal Factors

The Company markets a large portion of its products in North America and Europe, and its sales of heavy equipment and cranes during the fourth quarter of each year (i.e., October through December) to the construction industry are usually lower than sales of such equipment during each of the first three quarters of the year because of the normal winter slowdown of construction activity. However, sales of heavy equipment to the mining industry, as well as sales of lift trucks, are generally less affected by such seasonal factors.

Distribution

CMH markets original equipment and repair parts through a worldwide dealer network. CMH currently has 94 independent North American dealers who operate approximately 233 outlets, with all such dealer outlets providing both sales and service. CMH's European distribution network consists of approximately 93 independent dealers and three company-owned dealers operating in 29 countries. CMH dealers generally market the full CMH product line and maintain comprehensive service capabilities. CMH operates a dealer service organization designed to coordinate sales and promotional activities, provide ongoing dealer training and facilitate dealer communications.

CMH products are sold through a system which enables customers to specify a truck which meets their particular materials handling needs. Customers can add attachments such as container handlers, side shifters, roll clamps, block handlers, carton clamps, push-pulls (slip-sheet) and fork positioners. CMH and its dealers sell to a diversified customer base with no single customer accounting for more than 4% of CMH's revenues.

The Terex Business markets original equipment and repair parts through worldwide dealership networks. Unit Rig distributes its products and services directly to customers primarily through its own distribution system. The Company's heavy equipment dealers are independent businesses which generally serve the construction, mining, timber and/or scrap industries. Although these dealers carry products of a variety of manufacturers, and may or may not carry more than one of the Company's products, each dealer generally carries only one manufacturer's "brand" of each particular type of product. The Company employs sales representatives who service these dealers from offices located throughout the world.

Terex Cranes distributes its products through a global network of over 300 independent dealers organized by product line. With respect to mobile cranes, in North America both Koehring and PPM North America maintain extensive dealer networks. The geographic strength of Koehring, which markets its mobile cranes under the LORAIN brand name, centers in the midwest and mid-Atlantic regions of the U.S. and the geographic strength of PPM North America, which markets its mobile cranes under the P&H brand, centers in the southern and western regions. PPM Europe's distribution is carried out under two brand names, PPM and BENDINI, through a single distribution network comprised of both distributors and a direct sales force.

Backlog

The Company's backlog as of December 31, 1995 and 1994 was as follows:

                                      December 31,
                                 1995             1994
                                 (in millions of dollars)
Material Handling .........   $   78.9           $  135.9
Heavy Equipment ...........       88.8               67.8
Terex Cranes ..............       85.3               11.7
     Total ................   $  253.0           $  215.4

Substantially all of the Company's backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. The Company's backlog orders represent primarily new equipment orders. Parts orders are generally filled on an as-ordered basis. Backlog in Terex Cranes increased in 1995 primarily due to the effect of the PPM Acquisition.

Backlog at the Material Handling Group fell from $135.9 million at December 31, 1994 to $78.9 million at December 31, 1995 as the Company maintained full production in the Material Handling Segment United States operations and parts availability returned to normal levels. As a result, the backlog of both machines orders and parts orders was reduced during 1995.

Patents,  Licenses and  Trademarks

Several of the trademarks and trade names of the Company, in particular the TEREX, CLARK, KOEHRING, LORAIN, UNIT RIG, MARKLIFT, DYNAHOE, POWERWORKER, P&H (licensed by PPM North America from Harnischfeger Corporation), PPM, HYPERSTACKER, SUPERSTACKER, BENDINI and GENESIS trademarks, are important to the business of the Company. The Company owns and maintains trademark registrations and patents in countries where it conducts business, and monitors the status of its trademark registrations and patents to maintain them in force and renews them as required. The Company also takes steps, including legal action, to protect its trademark, trade name and patent rights when circumstances warrant such action.

Employees

As of December 31, 1995, the Company had approximately 3,600 employees. The Company considers its relations with its personnel to be good. Approximately 33% of the Company's employees are represented by labor unions which have entered into various separate collective bargaining agreements with the Company. The Company experienced a labor strike at its parts distribution center in Southaven, Mississippi during the second quarter of 1995 which is ongoing, and a strike at its Koehring facility in Waverly, Iowa in December 1995, which has been settled. The strike at Southaven has had no appreciable effect on the conduct of business or financial results of that operation.

Financial  Information about Industry and Geographic Segments,
  Export Sales and Major Customers

Information regarding foreign and domestic operations, export sales, segment information and major customers is included in Note N -- "Business Segment Information" in the Notes to the Consolidated Financial Statements.


PROPERTIES

The following table outlines the principal manufacturing, warehouse and office facilities owned or leased by the Company and its subsidiaries:

         Entity                             Facility Location                 Type and Size of Facility

Terex (Corporate Offices)................   Westport, Connecticut (1)         Office  14,898 sq. ft.
Terex  (Distribution Center).............   Southaven, Mississippi (1)        Warehouse and light manufacturing
                                                                                505,000 sq. ft.  (2)

                            Material Handling Segment

CMHC     ................................   Lexington, Kentucky (1)           Manufacturing, warehouse and
                                                                                office 372,600 sq. ft.
CMHC     ................................   Lexington, Kentucky               Training and research and
                                                                                development 43,000 sq. ft.
CMHC     ................................   Lexington, Kentucky (1)           Office 64,600 sq. ft.
CMHC     ................................   Lexington, Kentucky (1)           Manufacturing, warehouse and
                                                                                test facility  59,500 sq. ft.
CMH Germany..............................   Mulheim-Ruhr, Germany             Manufacturing, engineering, power
                                                                                generation, maintenance and office
                                                                                241,350 sq. ft.
CMH Germany..............................   Mulheim-Ruhr, Germany (1)         Office 61,360 sq. ft.
CMH Germany..............................   Saarn, Germany (1)                Warehouse 150,700 sq. ft.

                             Heavy Equipment Segment

Unit Rig ................................   Tulsa, Oklahoma                   Manufacturing and office
                                                                                325,000 sq. ft.
TEL......................................   Motherwell, Scotland              Manufacturing, warehouse and
                                                                                office 714,000 sq. ft. (3)

                              Mobile Cranes Segment

Koehring & Mark..........................   Waverly, Iowa (4)                 Office, manufacturing and warehouse
                                                                                383,000 sq. ft.
PPM North America........................   Conway, South Carolina (1)        Office, manufacturing and warehouse
                                                                                257,040 sq. ft.
PPM Europe...............................   Montceau les Mines, France        Office, manufacturing and warehouse
                                                                                419,764 sq. ft.
PPM Europe...............................   Crespellano, Italy                Office, manufacturing and warehouse
                                                                                92,750 sq. ft.
PPM Europe...............................   Dortmund, Germany (1)             Office and warehouse 129,180 sq. ft.
PPM Europe...............................   Rethel, France                    Office, manufacturing and warehouse

                                                                                215,300 sq. ft.
- ------------------------------

(1) These facilities are either leased or subleased by the indicated entity.

(2) Includes 239,400 sq. ft. of warehouse space currently leased to others.

(3) Includes 148,500 sq. ft. of manufacturing space currently leased to others.

(4) Koehring also owns a 66,000 sq. ft. facility in Waterloo, Iowa which is currently leased to others.

CMH also operates seven sales and service branch locations, all of which are leased. The branch facilities consist of office and service space and generally range in size from 1,500 to 3,100 square feet per facility. CMH also owns manufacturing and office facilities in Seoul and Banwael, Korea which were closed in the fourth quarter of 1994 and are presently held for sale.

Unit Rig also has 10 owned or leased locations for parts distribution and rebuilding of components, of which two are in the United States, two are in Canada and six are abroad.

The properties listed above are suitable and adequate for the Company's use. The Company has determined that certain of its properties exceed its requirements. Such properties may be sold, leased or utilized in another manner and have been excluded from the above list.


LEGAL PROCEEDINGS

The Company is involved in various legal proceedings, including product liability and workers' compensation liability matters, which have arisen in the normal course of its operations and to which the Company is self-insured for up to $5.0 million. Management believes that the final outcome of such matters will not have a material adverse effect on the Company's consolidated financial position. See Note L -- "Litigation and Contingencies" in the Notes to the Consolidated Financial Statements.

For  information   concerning  other   contingencies  and   uncertainties,   see
"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Contingencies and Uncertainties."

                                   MANAGEMENT


Executive Officers and Directors

The following individuals are currently directors of the Company:

     Name             Age          Positions and                 First Year
                                Offices with Company          Elected Director

Ronald M. DeFeo       44     President, Chief Executive             1993
                               Officer, Chief Operating Officer
                               and Director
Marvin B. Rosenberg   55     Senior Vice President, General         1992
                               Counsel, Secretary and Director
G. Chris Andersen     57     Director                               1992
William H. Fike       59     Director                               1995
Bruce I. Raben        42     Director                               1992
David A. Sachs        36     Director                               1992
Adam E. Wolf          82     Director                               1983

Mr. DeFeo became a director of the Company in 1993 and was appointed President and Chief Operating Officer of the Company on October 4, 1993 and Chief Executive Officer of the Company on March 24, 1995. Prior to joining Terex on May 1, 1992 as President of the Company's Heavy Equipment Group, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the farm and construction equipment division of Tenneco Inc., and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations.

Mr. Rosenberg was appointed a director of the Company in 1992 and was appointed a Senior Vice President of the Company effective January 1, 1994. He has served as Secretary and General Counsel of the Company since 1987. Mr. Rosenberg is a director of Fruehauf and served as Secretary of Fruehauf since it was organized in March 1989 until August 1993. From 1987 until December 31, 1993, he was employed as General Counsel of KCS, an entity that, until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

Mr. Andersen was appointed a director of the Company in 1992 and served as a director of Fruehauf from July 1991 until August 1993. Mr. Andersen was a Vice Chairman of PaineWebber Incorporated ("PaineWebber") from March 1990 through 1995. Mr. Andersen is currently a partner of Andersen Weinroth & Co. L.P., serves as a consultant to PaineWebber Incorporated and also serves as a director of AFGL International, Inc., Sunshine Mining Company and United Waste Systems, Inc.

Mr. Fike was appointed a director of the Company in April 1995. Mr. Fike is the Vice Chairman and Executive Vice President of Magna International, Inc., an automotive parts manufacturer based in Ontario, Canada ("Magna"). Prior to joining Magna in September 1994, Mr. Fike was employed by Ford Motor Company from 1966 to 1994, where he served in various capacities, most recently as President of Ford Europe. Mr. Fike serves as a director to Magna and AGCO Corporation.

Mr. Raben was appointed a director of the Company in 1992. Mr. Raben is a managing director of CIBC Wood Gundy. Prior to joining CIBC Wood Gundy in
February  1996,  Mr.  Raben was  employed  as an  Executive  Vice  President  of
Jefferies & Company, Inc. Mr. Raben is also a director of Optical Securities Group and Equity Marketing.

Mr. Sachs was appointed a director of the Company in 1992 and served as a director of Fruehauf from November 1992 to March 1993. Mr. Sachs is President of Alpha Onyx Asset Management, LLC, an investment advisory firm, and is a principal at Onyx Partners, Inc., a merchant banking firm. From 1990 to 1994, Mr. Sachs was employed at TMT-FW, Inc., an affiliate of Taylor & Co., a private investment firm based in Fort Worth, Texas.

Mr. Wolf became a director of the Company in 1983. Mr. Wolf has been principally self-employed as an attorney throughout his career. He has previously served on several boards of directors, including those of a telephone company, a bank and a hospital.

The following table sets forth, as of April 1, 1996, the respective names and ages of the Company's executive officers indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his successor is duly elected and qualified.

      Name           Age       Positions and Offices Held

Ronald M. DeFeo      44     President, Chief Executive Officer and
                              Chief Operating Officer
David J. Langevin    44     Executive Vice President
Marvin B. Rosenberg  55     Senior Vice President, General Counsel and Secretary
Ralph T. Brandifino  50     Senior Vice President and Chief Financial Officer
Brian J. Henry       37     Vice President, Treasurer and Director of
                              Investor Relations
Joseph F. Apuzzo     40     Vice President, Corporate Controller
Steven E. Hooper     43     Vice President, Human Resources

For information regarding Messrs. DeFeo and Rosenberg, refer to the table listing directors above.

Mr. Langevin became Executive Vice President of the Company effective January 1, 1994 and was Acting Chief Financial Officer of the Company from March to December, 1993. He was employed as a Vice President of KCS from 1988 until December 31, 1993.

Mr. Brandifino was appointed to the position of Senior Vice President and Chief Financial Officer on December 6, 1993. Mr. Brandifino was previously the Chief Financial Officer at the Long Island Lighting Company from 1987 through 1993.

Mr. Henry was appointed Vice President and Treasurer of the Company on July 11, 1995. Mr. Henry also serves at the Company's Director of Investor Relations. Mr. Henry formerly held the position of the Company's Vice President - Corporate Development and Acquisitions and has been employed by the Company since 1993. He was employed by KCS from 1990 to 1993.

Mr. Apuzzo was appointed Vice President, Corporate Controller of the Company on October 9, 1995. Mr. Apuzzo was Vice President of Corporate Finance at D'Arcy Masius Benton & Bowles, Inc. from September 1994 until October 1995 when he joined the Company. Mr. Apuzzo was employed by Price Waterhouse LLP in various capacities from 1983 until September 1994.

Mr. Hooper was appointed Vice President, Human Resources of the Company on September 15, 1995, after serving as Director of Human Resources of the Company since January 1994. He was previously a Human Resources Director at Allied Signal Aerospace from October 1992 to December 1993. Prior to October 1992, Mr. Hooper was with Tenneco Inc. for eight years in various senior level human resources positions.

Executive Compensation

                           Summary Compensation Table

         The Summary Compensation Table below shows the compensation for the past three fiscal years of the Company's Chief Executive Officer and its four highest paid executive officers with 1995 earned qualifying compensation in excess of $100,000 (the "Named Executive Officers").

                                                                                          Long-Term
                                                    Annual Compensation                  Compensation

                                                                    Other     Restricted  Securities  All Other
                                                                    Annual      Stock     Underlying   Compen-
              Name and                       Salary      Bonus     Compen-      Awards     Options/    sation
         Principal Position           Year      ($)        ($)     sation ($)    ($)       SARS (#)      ($)

Ronald M. DeFeo                       1995  $ 350,000 $ 250,000   $     ---  $ 237,500(1)    40,000  $  3,080(6)
  President, Chief Executive          1994    350,000   225,000         ---     84,700(2)    30,800     3,080(6)
  Officer and Chief Operating         1993    237,500   100,000   222,693(7)       ---       10,000     3,148(6)
  Officer (3)

Randolph W. Lenz                      1995    384,750       ---         ---        ---          ---        ---
  Chairman of the Board(4)(5)         1994    486,000   243,000         ---    118,250(2)    43,000        ---
                                      1993    483,508       ---         ---        ---          ---        ---

David J. Langevin                     1995    303,600   150,000         ---        ---       10,000     3,080(6)
  Executive Vice President(4)(8)      1994    303,600   150,000         ---     75,350(2)    27,400        ---
                                      1993        ---       ---         ---        ---          ---        ---

Marvin B. Rosenberg                   1995    250,000    75,000         ---        ---        5,000        ---
  Senior Vice President,              1994    250,000    75,000         ---     62,150(2)    22,600        ---
  Secretary and General               1993        ---       ---         ---        ---          ---        ---
  Counsel(4)(9)

Ralph T. Brandifino                   1995    235,000   100,000         ---        ---          ---     3,080(6)
  Senior Vice President, Chief        1994    235,000   100,000         ---     58,300(2)    21,200        ---
  Financial Officer and               1993     16,913       ---         ---        ---          ---        ---
  Treasurer(10)

Brian J. Henry                        1995    165,000    33,000         ---        ---       10,000     3,080(6)
  Vice President and Treasurer (11)   1994    150,000    33,000         ---     13,750(2)     5,000     3,080(6)
                                      1993     70,000    50,000         ---        ---          ---     1,500(6)

- -----------------------------

          (1) As part of Mr. DeFeo's 1995 long term incentive compensation, on February 15, 1996, Mr. DeFeo was granted 5,000 shares of Restricted Stock under the Company's 1994 Long Term Incentive Plan (the "1994 Plan") and conditionally granted 45,000 shares of Restricted Stock under the Company's 1996 Long Term Incentive Plan (the "1996 Plan"), subject to stockholder approval. The value of the Restricted Stock granted to Mr. DeFeo set forth in the table above for 1995 is based on the closing stock price of $5.00 per share as of February 15, 1996, the date of grant. The shares of Restricted Stock awarded to Mr. DeFeo for 1995 become vested to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of February 15, 1996; however, upon the earliest to occur of a change in control of the Company and the death or disability of Mr. DeFeo, any unvested portion of such Restricted Stock shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

          (2) As part of their 1994 long term incentive compensation, on June 23, 1994 the Named Executive Officers were granted shares of Restricted Stock under the Company's 1994 Plan. The value of the Restricted Stock set forth in the table above is based on the closing stock price of $5.50 per share on June 23, 1994, the date of grant. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders. The number and market value, based on the closing stock price of $4.75 of the Restricted Stock awards set forth in the table above as of December 31, 1995 for Messrs. DeFeo, Lenz, Langevin, Rosenberg, Brandifino and Henry are: Mr. DeFeo, 15,400 shares, $73,150; Mr. Lenz, 21,500 shares, $102,125; Mr. Langevin, 13,700 shares, $65,075; Mr. Rosenberg, 11,300 shares, $53,675; Mr. Brandifino, 10,600 shares, $50,350; and Mr. Henry, 2,500 shares, $11,875. The shares of Restricted Stock covered by the Restricted Stock awards of each of the Named Executive Officers become vested to the extent of one-fourth of the shares of covered thereby on each of the first four anniversaries of June 23, 1994; however, upon the earliest to occur of a change of control of the Company and the death or disability of such Named Executive Officer, any unvested portion of such Restricted Stock will vest immediately.

          (3)  Mr. DeFeo became Chief Executive Officer on March 24, 1995.

          (4) In conjunction with the termination of the Company's management agreement with KCS, Mr. Lenz, together with Messrs. Langevin and Rosenberg (who became employees of the Company on January 1, 1994), received cash and certain securities of the Company in 1994. Such payments are not included as part of Messrs. Lenz's, Langevin's and Rosenberg's 1994 annual compensation.

          (5) Mr. Lenz was Chief Executive Officer of the Company from 1993 through March 24, 1995 when Mr. DeFeo was appointed CEO. Mr. Lenz retired as Chairman of the Board and a Director of the Company as of August 28, 1995 (see "Retirement of Randolph W. Lenz" below). Mr. Lenz was paid his salary through the date of his retirement.

          (6) Company's matching contribution to defined contribution plan account.

          (7)  Includes relocation payments of $214,604.

          (8) Mr. Langevin was acting Chief Financial Officer of the Company from March 9, 1993 through December 5, 1993, but did not receive compensation from the Company until he became Executive Vice President of the Company effective January 1, 1994. Prior to 1994, Mr. Langevin was employed as an executive officer of KCS and received compensation from KCS.

          (9) Although Mr. Rosenberg has acted as Secretary and General Counsel of the Company since 1987, he did not receive compensation from the Company until he was appointed Senior Vice President of the Company effective January 1, 1994. Prior to 1994, Mr. Rosenberg was employed as an executive officer of KCS and received compensation from KCS.

          (10) Mr. Brandifino joined the Company on December 6, 1993.

          (11) Mr. Henry joined the Company on July 1, 1993. Prior to July 1, 1993, Mr. Henry was employed by KCS and received compensation from KCS.


Option Grants in 1995

In May 1986, the stockholders approved an incentive stock option plan covering key management employees (the "1988 Incentive Plan"). As further amended by action of the stockholders and the Board, 108,228 shares of Common Stock are currently available for purchase pursuant to incentive stock options granted or to be granted under the 1988 Incentive Plan, subject to adjustment in the event of changes in the outstanding Common Stock by reason of certain corporate events such as stock splits and mergers. The exercise price of the options equals or exceeds the fair market value of the Common Stock at the time of the grant. Options granted under the 1988 Incentive Plan vest ratably over three years from the date of grant. During 1995, options for 28 thousand shares were granted to Named Executive Officers under the 1988 Incentive Plan.

The Board of Directors adopted the 1994 Incentive Plan on June 23, 1994, subject to stockholder approval which was obtained on June 23, 1995. The 1994 Incentive Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), shares of stock (including restricted stock) and performance awards. Subject to adjustment in the event of certain changes in the outstanding Common Stock, 750 thousand shares of Common Stock have been reserved for issuance under the 1994 Incentive Plan. The exercise price of stock options generally will be no less than the fair market value of the Common Stock at the time of grant unless otherwise determined by a committee of two or more outside directors (the "Plan Committee"). The options will vest as determined by the Plan Committee (but no less than one year from the date of grant), provided that the options will vest immediately in the event of a Change in Control (as defined in the 1994 Incentive Plan). During 1995, options for 65 thousand shares were granted to Named Executive Officers under the 1994 Incentive Plan.

In December 1995, the Board of Directors approved, subject to shareholder approval, the 1996 Terex Long-Term Incentive Plan (the "1996 Plan"). The 1996 Plan authorizes the granting of (i) options ("Stock Option Awards") to purchase shares of Common Stock, including Restricted Stock, (ii) shares of Common Stock, including Restricted Stock ("Stock Awards"), and (iii) cash bonus awards based upon a participant's job performance ("Performance Awards"). Subject to adjustment as described below under "Adjustments," the aggregate number of shares of Common Stock (including Restricted Stock, if any) optioned or granted under the 1996 Plan shall not exceed 300 thousand shares. The 1996 Plan provides that a committee (the "Committee") of the Board of Directors consisting of two or more members thereof who are non-employee directors, shall administer the 1996 Plan and has provided the Committee with the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain directors and officers and other key employees and consultants. The 1996 Plan also provides for automatic grants of Stock Option Awards to non-employee directors.


The table below summarizes options conditionally granted during 1995 to the Named Executive Officers under the 1994 Incentive Plan.

                      Option/SAR Grants in Last Fiscal Year

                                             Individual Grants

                            Number of     % of Total                             Potential Realizable
                            Securities   Options/SARs                           Value at Assumed Annual
                            Underlying    Granted to    Exercise                 Rates of Stock Price
                           Options/SARs  Employees in   or Base    Expiration      Appreciation for
          Name               Granted      Fiscal Year     Price       Date          Option Term (3)
                              (#)(1)                                               5%($)       10%($)

Ronald M. DeFeo               40,000          12.2%     $4.250     12/13/05      $106,912    $270,930
Randolph W. Lenz (2)             -0-             0%        -0-       ---              -0-        -0-
David J. Langevin             10,000           3.0%      4.250     12/13/05        26,995     68,411
Marvin B. Rosenberg            5,000           1.5%      4.250     12/13/05        13,364     33,867
Ralph T. Brandifino              -0-             0%        -0-       ---              -0-        -0-
Brian J. Henry                10,000           3.0%      4.875     07/10/05        30,659     77,695

- -------------------

          (1) Of the options listed above, 19,709, 4,927 and 2,464 for Messrs. DeFeo, Langevin and Rosenberg, respectively, were granted under the 1994 Plan and become vested to the extent of one-fourth of the shares of Common Stock covered thereby on each of the first four anniversaries of December 13, 1995, the date of grant; and 20,291, 5,173 and 2,536 for Messrs. DeFeo, Langevin and Rosenberg, respectively, were granted under the 1988 Plan and become vested to the extent of one-third of the shares of Common Stock covered thereby on each of the first three anniversaries of December 31, 1995, the date of grant. Mr. Henry's option to purchase 10,000 shares of Common Stock was granted to him under the 1994 Plan in connection with his promotion to Vice President and Treasurer on July 10, 1995, and becomes vested to the extent of one-fourth of the shares of Common Stock covered thereby on each of the first four anniversaries of July 10, 1995, the date of grant.

          (2) Mr. Lenz retired as Chairman on August 28, 1995. (See "Retirement of Randolph W. Lenz" below.)

          (3) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option, and other factors.



Aggregated Option Exercises in 1995 and Year-End Option Values

The table below summarizes options exercised during 1995 and year-end option values of the Named Executive Officers.

                                                          Number of Securities
                                                         Underlying Unexercised         Value of Unexercised
                                                             Options/SARs at         In-the-Money Options/SARs
                                                              Fiscal Year-end        at Fiscal Year-end ($)(1)
          Name             Acquired on       Realized
                           Exercise (#)         ($)      Exercisable/Unexercisable   Exercisable/Unexercisable

    Ronald M. DeFeo              -              -             34,366/66,434                  0/190,000
  Randolph W. Lenz (2)           -              -             10,750/32,250                     0/0
   David J. Langevin             -              -             6,850/30,550                    0/47,500
  Marvin B. Rosenberg            -              -             5,650/21,950                    0/23,750
  Ralph T. Brandifino            -              -             5,300/15,900                      0/0
     Brian J. Henry              -              -             1,250/13,750                      0/0
- ------------------

          (1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on December 31, 1995 of $4.75.

          (2) Mr. Lenz retired as Chairman on August 28, 1995. (See "Retirement of Randolph W. Lenz" below.)

Pension Plans

The Company maintains four defined benefit pension plans covering certain domestic employees, including, as described below, certain officers of the Company. Retirement benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment.

     Mr. DeFeo participates in the Terex Corporation Salaried Employees' Retirement Plan (the "Retirement Plan"). Messrs. Brandifino, Langevin and Rosenberg do not participate because participation in the Retirement Plan was frozen as of May 7, 1993, prior to their employment with the Company.

Participants of the Retirement Plan with five or more years of eligible service are fully vested and entitled to annual pension benefits beginning at age 65. Retirement benefits under the Retirement Plan are equal to the product of (i) the participant's years of service (as defined in the Retirement Plan) and (ii) 1.02% of final average earnings (as defined in the Retirement Plan) plus 0.71% of such compensation in excess of amounts shown on the applicable Social Security Integration Table for participants born prior to 1938. For participants born during 1938-1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.08% and 0.65%, respectively. For participants born after 1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.13% and 0.60%, respectively. Service in excess of 25 years is not recognized. There is no offset for primary Social Security.

Participation in the Retirement Plan was frozen as of May 7, 1993, and no participants, including Mr. DeFeo, will be credited with service following such date. However, participants not currently fully vested, including Mr. DeFeo, will be credited with service for purposes of determining vesting only. The annual retirement benefits payable at normal retirement age under the Retirement Plan will be $4,503 for Mr. DeFeo (assuming full vesting).

Compensation of Directors

The directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. Non-employee directors receive an annual fee of $24,000. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board and committee meetings.

In addition, subject to stockholder approval of the 1996 Plan, outside directors shall, in lieu of compensation payable under the 1994 Plan:

     (i) be awarded on the date of appointment as an outside director, an option to purchase 25,000 shares of Common Stock;

     (ii) provided such outside directors are serving as of the date of stockholder approval of the 1996 Plan, be awarded an option to purchase the number of shares of Common Stock necessary to bring the total number of shares of Common Stock for which the director has or had an option, granted by the Company during his tenure as a director, to 25,000 shares, at a price of $4.25 per share;

     (iii) in consideration of services to the Board during 1995 and each year thereafter, as applicable, be awarded annually an option to purchase 7,500 shares of Common Stock five business days after the date on which the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission ("SEC"), at the closing price of a share of Common Stock on the NYSE on such date, except that the exercise price of options granted in consideration of services rendered during 1995 shall be $4.25 per share;

     (iv) in consideration of services to the Board during 1995 and each year thereafter, as applicable, (a) if such outside directors are serving as a chairperson of a committee to the Board of Directors five business days after the date on which the Company files its Annual Report on Form 10-K with the SEC, be awarded an option to purchase 5,000 shares of Common Stock at $4.25 per share for the options granted in consideration of services rendered during 1995 and at the closing price of a share of Common Stock on the NYSE on the date of all other annual awards, or (b) if such outside directors are serving as a member of a committee (and not as a chairperson of such committee) of the Board of Directors five business days after the date on which the Company files its Annual Report on From 10-K with the SEC, be awarded an option to purchase 2,500 shares of Common Stock at $4.25 per share for the options granted in consideration of services rendered during 1995 and at the closing price of Common Stock on the NYSE on the date of all other annual awards; provided, however, that an individual outside director shall not be awarded an option to purchase more than 7,500 shares of Common Stock per year for service as a committee chairperson and/or member, regardless of the number of positions held.

The outside director options described above shall have a term of five years and the exercise price of the options shall be equal to the fair market value of the Common Stock on the date preceding the day the grant is authorized, unless otherwise provided. The options shall vest immediately. On December 13, 1995, pursuant to such provisions of the 1996 Plan, (i) G. Chris Andersen was conditionally granted an option to purchase 30,000 shares of Common Stock; (ii) William H. Fike was conditionally granted an option to purchase 25,000 shares of Common Stock; (iii) Bruce I. Raben was conditionally granted an option to purchase 30,000 shares of Common Stock; (iv) David A. Sachs was conditionally granted an option to purchase 27,500 shares of Common Stock; and (v) Adam E. Wolf was conditionally granted an option to purchase 17,500 shares of Common Stock, in each case at an option price of $4.25 per share. In addition, on December 13, 1995, pursuant to the provisions of the 1996 Plan; (i) G. Chris Andersen was conditionally granted an option to purchase 15,000 shares of Common Stock; (ii) William H. Fike was conditionally granted an option to purchase 12,500 shares of Common Stock; (iii) each of Bruce I. Raben and David A. Sachs was conditionally granted an option to purchase 15,000 shares of Common Stock; and (iv) Adam E. Wolf was conditionally granted an option to purchase 10,000 shares of Common Stock, in each case at an option price of $6.75 per share. At the time of the Board of Directors' approval of the 1996 Plan and the initial awards to outside directors, the Board of Directors noted the increased workload of the outside directors during 1995 as a result of negotiations relating to Mr. Lenz's retirement as well as the lack of a permanent Chairman since the date of Mr. Lenz's retirement. See "Retirement of Randolph W. Lenz" below. In the event that the stockholders do not ratify the Board of Directors' approval of the 1996 Plan, the outside directors shall receive compensation under the 1994 Plan.

Retirement of Randolph W. Lenz

On August 28, 1995, the Company announced that its Chairman, Randolph W. Lenz, had retired from his position with the Company and its Board of Directors. In connection with his retirement, the Company (acting upon the recommendation of a committee comprised of its independent Directors and represented by independent counsel) and Mr. Lenz have entered into a retirement agreement providing certain benefits to Mr. Lenz and the Company. The agreement provides, among other things, for a five-year consulting engagement requiring Mr. Lenz to make himself available to the Company to provide consulting services for certain portions of his time. Mr Lenz, or his designee, will receive a fee for consulting services which will include payments in an amount, and a rate, equal to his 1995 base salary until December 31, 1996. The agreement also provides for the granting of a five-year $1.8 million loan bearing interest at 6.56% per annum which is subject to being forgiven in increments over the five-year term of the agreement upon certain conditions and equity grants having a maximum potential of 200,000 shares of Terex common stock conditioned upon the Company achieving certain financial performance objectives in the future. In contemplation of the execution of this retirement agreement, the Company advanced to Mr. Lenz the principal amount of the forgivable loan. Mr. Lenz has also agreed not to compete with the Company, to vote his Terex shares in the manner recommended by the Company's Board of Directors, not to acquire any additional shares of the Company's common stock, and, except under certain circumstances, not to sell his shares of common stock.

The foregoing description is a summary of the terms of the retirement agreement and does not purport to be complete and is qualified in its entirety by reference to the Agreement dated as of November 2, 1995 between the Company and Randolph W. Lenz, a copy of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company has agreed with Ronald M. DeFeo that in the event of a change in ownership of the Company which prevents him from continuing in his position as President and Chief Executive Officer, the Company will provide for a continuance of his income for a period of 24 months.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board recommending compensation for executive officers, including the Named Executive Officers, during the Company's 1995 fiscal year consisted of G. Chris Andersen, William H. Fike and David A. Sachs. There are no compensation Committee interlocks or insider participation with respect to such individuals.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of Common Stock, by each director, by each executive officer of the Company named in "Management -- Executive Compensation," and by all directors and executive officers as a group, as of March 31, 1996. Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after March 31, 1996 pursuant to an exercise of options, warrants or other rights or conversion of preferred stock or otherwise are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

Name and Address of                                Amount               Percent
  Beneficial Owner                              Beneficially           of Class
                                                   Owned

Randolph W. Lenz (1)                              4,425,701 (2)         41.76%
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
G. Chris Andersen                                    34,900 (3)           *
  821 West Shore Drive
  Kinnelon, NJ  07405
Ronald M. DeFeo                                      54,732 (4)           *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
William H. Fike                                           0               *
  Magna International, Inc.
  26200 Lahser Road
  Suite 300
  Southfield, MI  48034
Bruce I. Raben                                       67,663 (5)           *
  CIBC Wood Gundy
  1999 Avenue of the Stars, Suite 1910
  Los Angeles, CA  90067
Marvin B. Rosenberg                                 111,475 (6)         1.05%
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
David A. Sachs                                       32,800 (7)           *
  Onyx Partners
  9595 Wilshire Boulevard, Suite 700
  Beverly Hills, CA  90212
Adam E. Wolf                                         28,100 (8)           *
  875 East Donges Lane
  Milwaukee, WI  53217
Ralph T. Brandifino                                   9,050 (9)           *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
Brian J. Henry                                        5,875 (10)          *
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
David J. Langevin                                   128,675 (11)         1.21%
  c/o Terex Corporation
  500 Post Road East
  Westport, CT  06880
All directors and executive officers
 as a group (12 persons)                            475,145 (12)         4.48%
- ------------------------------
*        Amount owned does not exceed one percent (1%) of the class so owned.

               (1) Mr. Lenz currently pledges, and intends to pledge in the future, shares of the Common Stock owned by him as collateral for loans. If Mr. Lenz does not pay such loans when due, the pledgee may have the right to sell the shares of the Common Stock pledged to it in satisfaction of Mr. Lenz's obligations. The sale of a significant amount of such pledged shares could result in a change of control of the Company. Pursuant to a retirement agreement between the Company and Mr. Lenz, Mr. Lenz has agreed to vote his shares of the Company's Common Stock in the manner recommended by the Company's Board of Directors.

               (2) Includes (a) 3,738,537 shares of Common Stock directly owned by Mr. Lenz, (b) 10,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and held by Mr. Lenz, (c) 573,414 shares of Common Stock indirectly owned by Mr. Lenz through four corporations that he indirectly owns and controls, (d) 38,800 shares of Series B Cumulative Redeemable Convertible Preferred Stock (the "Series B Preferred Stock") convertible into 87,300 shares of Common Stock and (e) Series B Common Stock Purchase Warrants (the "Series B Warrants") exercisable into 15,700 shares of Common Stock.

               (3) Includes 10,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

               (4) Includes 34,366 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

               (5) Includes 10,000 shares owned by Mr. Raben's wife as to which Mr. Raben does not have dispositive or voting power and disclaims beneficial ownership. Also includes 10,000 shares of Common Stock issuable upon the exercise of options held by Mr. Raben and which are exercisable within 60 days.

               (6) Includes 5,650 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

               (7) Includes 3,300 shares of Common Stock owned by Mr. Sach's wife. Mr. Sachs disclaims the beneficial ownership of such shares. Also includes 10,000 shares of Common Stock issuable upon the exercise of options held by Mr. Sachs which are exercisable within 60 days.

               (8) Includes 20,000 shares of Common Stock issuable upon the exercise of options held by Mr. Wolf which are exercisable within 60 days. Also includes 800 shares of Common Stock held in a testamentary trust for which Mr. Wolf has shared voting power and shared investment power and 200 shares of Common Stock held by Mr. Wolf's wife for which he claims beneficial ownership.

               (9) Includes 5,300 shares of Common Stock issuable upon the exercise of options exercisable within 60 days

               (10) Includes  1,250  shares of Common  Stock  issuable  upon the exercise of options exercisable within 60 days.

               (11) Includes  6,850  shares of Common  Stock  issuable  upon the exercise of options exercisable within 60 days.

               (12) Includes  115,416  shares of Common Stock  issuable upon the exercise of options exercisable within 60 days.

                            SELLING SECURITY HOLDERS

The following table sets forth certain information, as of March 31, 1996, regarding the Warrants held by the Selling Security Holders covered by this Prospectus. The number of Warrant Shares currently issuable upon exercise of each Series A Warrant is 2.40 for an aggregate number of Warrant Shares of 3,035,414; which number is subject to increase upon the occurrence of certain events relating to the Company's obligation to effect the registration of the Warrants and the Warrant Shares. Because the Selling Security Holders may offer all or some part of the Series A Warrants and Warrant Shares which they hold from time to time pursuant to the offering contemplated by this Prospectus, and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of Series A Warrants or Warrant Shares that will be held by the Selling Security Holders upon termination of this offering. See "Plan of Distribution."


Name of Selling                                       Number of
Security Holder                               Series A Warrants Held

Christopher Allick                                       3,450
Atwell & Co.                                            40,000
Bear Stearns Securities Corp                           233,900
Andrew Booth                                               222
Bradley Kirk Bryan                                         312
Cumberland Partners                                     40,000
Armen  J. Dekmejian                                        312
Donaldson Lufkin & Jenrette                             25,000
Elliott Associates                                      25,000
EMSEG & Co                                              25,000
Famco Income Partners LP                                37,000
Gerlach & Co.                                           67,000
Michael D. Gill Jr                                         312
Bernard Greenblatt                                       3,000
Richard Handler                                          4,000
Hare & Co                                               40,000
JEFCO                                                   33,008
JEFCO                                                   75,000
Chris Kanoff                                             3,450
Lewco Securities Corp                                   35,800
Daniel S. Loeb                                           3,000
David J. Losito                                          1,120
Joe Maly                                                   640
Merrill Lynch Pierce                                   218,500
William T. Murphy                                        2,000
National Financial Services Corp.                       44,700
Neuberger & Berman                                      47,100
Mark Neuner                                              3,000
Nimil R. Parekh                                          1,000
Famco Capital Partner                                   32,000
Donald E. Pollard, Jr.                                     312
Polly & Co.                                              1,000
Grant Pothast                                              312
Margaret Schell Pothast                                    312
Prudential Securities                                    1,000
Joseph J. Radecki, Jr.                                   2,000
Marc Rapaport                                            3,250
Robert Riedl                                               850
Kacy Rozelle                                             1,000
Eric Lee Sappenfield                                       312
Michael  Satzberg                                          312
SC Fundamental Value Fund LP                            22,000
M. Brent Stevens                                         3,750
David St. Jean                                             850
Strome Offshore LTD                                    170,000
David Sydorick                                           4,000
Kenneth S. Taratus, Jr.                                  1,680
Jeffrey K. Weinuff                                       3,450
Andrew Whittaker                                         3,540


The Series A Warrants and Warrant Shares are being registered for resale solely for the account of the Selling Security Holders. None of the Selling Security Holders and none of their respective officers, directors or stockholders has had any material relationship with the Company within the past three years, except as set forth in "Certain Transactions."

It is anticipated that each of the Selling Security Holders named herein will offer and sell the Series A Warrants which may be sold by such person hereunder from time to time in ordinary transactions to or through one or more brokers or dealers in the over-the-counter market or in private transactions at such prices as may be obtainable.

                              CERTAIN TRANSACTIONS

On August 28, 1995, Randolph W. Lenz retired as Chairman of the Board and a Director of the Company. Mr. Lenz remains the Company's principal stockholder. As of March 31, 1996 he beneficially owned, directly and indirectly, approximately 42% of the outstanding Common Stock of the Company. In connection with his retirement, the Company entered into an agreement with Mr. Lenz which provides certain benefits to Mr. Lenz and the Company. See "Management -- Retirement of Randolph W. Lenz." In addition to indebtedness pursuant to the retirement agreement, an affiliate of Mr. Lenz is indebted to the Company in the approximate amount of $33,450 representing shipping charges incurred by such affiliate to the Company during 1994. The affiliate of Mr. Lenz has not paid such charges to date.

The Company, certain directors and executives of the Company, and KCS are named parties in various legal proceedings. During 1995, the Company incurred $0.3 million of legal fees and expenses on behalf of the Company, directors and executives of the Company, and KCS named in the lawsuits.

Bruce I. Raben, a director of the Company, is an officer of Jefferies & Company Inc. ("Jefferies"), which acted as placement agent for the sale of the Preferred Stock and Warrants. In 1995, the Company retained Jefferies in connection with the offering of the Company's Senior Secured Notes and the Acquisition of PPM which was completed in May 1995. Jefferies was paid $9.338 million as an underwriting discount and for services rendered. Jefferies has previously rendered financial advisory and other services to the Company. JEFCO, one of the Selling Security Holders, is an affiliate of Jefferies. In addition, certain of the Selling Security Holders are officers and/or employees of Jefferies.

The Company intends that all transactions with affiliates be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of outside directors. One of the responsibilities of the Audit Committee is to review related party transactions.


                            DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 40 million shares of capital stock, $.01 par value, consisting of 30 million shares of Common Stock and 10 million shares of preferred stock. As of March 31, 1996, 10.6 million shares of Common Stock and 1.2 million shares of preferred stock were issued and outstanding.

Common Stock

Each outstanding share of Common Stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of Common Stock have equal ratable rights to such dividends as may be declared from time to time by the Board of Directors out of funds legally available thereof. See "Market for Common Stock and Dividend Policy."

Holders of Common Stock have no conversion, redemption or preemptive rights to subscribe to any securities of the Company. All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any outstanding shares of preferred stock. See "-- Preferred Stock."

The Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. The by-laws of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law.

The  transfer  agent and  registrar  for the  Common  Stock is  Chemical  Mellon
Shareholder Services L.L.C., 111 Founders Plaza, Suite 1100, East Hartford, Connecticut 06108.

Warrants

As of March 31, 1996, the Company has outstanding 1,264,756 of Series A Warrants and 15,700 of Series B Warrants. The Series A Warrants and the Series B Warrants are collectively referred to as the "Warrants". The following is a summary of the terms and provisions of the Warrants. This summary does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Warrants, which are included as an exhibit to the registration statement of which this prospectus is a part.

Term. As of March 31, 1996, each Series A Warrant may be exercised by the registered holder thereof for 2.39 shares of Common Stock; which number of shares is subject to increase upon the occurrence of certain events relating to the Company's obligation to effect the registration of the Warrants and the Warrant Shares. Each Series B Warrant may be exercised by the registered holder thereof for one share of Common Stock. The Series A Warrants may be exercised at any time in whole and from time to time in part, at the option of the holder, until 5:00 p.m. New York City time on December 31, 2000.

A Warrant may be exercised upon (i) surrender of the Warrant certificate at the principal office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly completed and signed and (ii) payment of the Exercise Price with respect to the Warrant Shares being purchased, payable by certified or bank check to the order of the Company.

Exercise Price. The Warrants are exercisable for $.01 per Warrant Share in the case of Common Stock and in the case of all other securities issuable upon exercise of the Warrants, for the lowest exercise price permitted by law.

Redemption. The Series A Warrants may be redeemed by the Company in whole, but not in part, in exchange for Warrant Shares at any time; provided, that concurrently with such redemption the Company redeems all then outstanding shares of Series A Preferred Stock. Each Series A Warrant will be redeemable for a number of Warrant Shares equal to the Warrant Ratio on the date of redemption. The Series B Warrants are not redeemable.

Notice of redemption of the Series A Warrants shall be sent by or on behalf of the Company to the holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (i) notifying the holders of the election of the Company to redeem the Series A Warrants and of the date of redemption, (ii) stating the place or places at which the Series A Warrants shall, upon presentation and surrender of certificates evidencing the Series A Warrants, be redeemed, and the number of Warrant Shares deliverable upon the redemption thereof, and (iii) stating the name and address of the Warrant Agent and the redemption agent.

Adjustments. The Warrants contain certain provisions that protect the holders thereof against dilution in the event of (i) dividends or other distributions of Common Stock, (ii) subdivisions and combinations of outstanding shares of Common Stock, (iii) dividends or other distributions of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock, or (iv) issuances by the Company of any Common Stock (or securities convertible into or exercisable for Common Stock) for a consideration per share less than the Current Market Price of the Common Stock on the date of such issuance, subject to certain exceptions. "Current Market Price" per share of the Common Stock on any day means the average of the daily closing prices with respect to the Common Stock for the 30 consecutive trading days ending on such date (or, if such date is not a trading day, on the trading day immediately preceding such date); provided, that if the Common Stock is not publicly traded, the Current Market Price per share shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company.

In addition, if the Company shall declare a dividend or other distribution on its Common Stock that would not cause such an adjustment consisting of (i) securities other than Common Stock, (ii) evidences of its indebtedness, or (iii) assets (including cash dividends or distributions) (collectively, "Assets"), then in each such case adequate provision shall be made so that each holder of Warrants shall receive, without charge, concurrently with the making of such dividend or distribution, the amount and kind of such Assets that such holder would have received if such holder had, immediately prior to the relevant record date, exercised its Warrants.

On or prior to each day on which an adjustment is to be made, the Company shall promptly direct the Warrant Agent, and the Warrant Agent shall send to each holder, notice of such adjustment and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth the Warrant Shares purchasable upon the exercise of each Warrant and with respect to the Series A Warrants, the Warrant Ratio after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

Transfer. The Warrants shall be transferable only on the Warrant register maintained by the Warrant Agent, upon delivery thereof, accompanied by a written instrument or instruments of transfer in form reasonably acceptable to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any registration of transfer, the Warrant Agent shall (a) countersign and deliver a new Warrant certificate evidencing the Warrant or Warrants to the persons entitled thereto and (b) cancel the surrendered Warrant certificate.

Reorganizations. In case of (a) any consolidation or merger of the Company with or into another corporation, (b) the occurrence of any other transaction or event pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash securities, property or other assets (whether by exchange offer, liquidation, tender offer or otherwise) or (c) the sale, lease or other transfer of all or substantially all of the assets of the Company, there shall thereafter be deliverable upon exercise of each Warrant (in lieu of the Warrant Shares theretofore deliverable), at the lowest exercise price permitted by law, the number of shares of stock or other securities or property to which a holder of the Warrant Shares would have been entitled upon such transaction if such Warrant had been exercised in full immediately prior to such transaction.

No Rights as Stockholders. Nothing contained in any Warrant agreement relating to the Warrants or in any of the Warrants confers upon the holders thereof or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Reservation of Shares; Governmental Approvals and Stock Exchange Listings. The Company shall reserve at all times so long as any Warrants remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of the Warrants, sufficient Warrant Shares to provide for the exercise of all outstanding Warrants, and take all necessary action so that all Warrant Shares that are issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable.

The Company will use its best efforts to (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filing under federal and state laws, that are required in connection with the issuance, sale, transfer and delivery of the Warrant certificates, the exercise or conversion of the Warrants, and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise or conversion of the Warrants, and (b) have the Warrant Shares, immediately upon their issuance, listed on such securities exchange on which the Common Stock is then listed.

The Warrant Agent for the Warrants is Chemical Mellon Shareholder Services L.L.C., 111 Founders Plaza, Suite 1100, East Hartford, Connecticut 06108.

Preferred Stock

The Board of Directors of the Company is authorized to issue up to 10.0 million shares of preferred stock, par value $.01 per share, in one or more series, with such designations, powers, preferences and rights of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, as the Board of Directors of the Company may by resolution determine, without any further vote or action by the Company's stockholders.

Series A Cumulative Redeemable Convertible Preferred Stock. By resolution adopted December 17, 1993, the Board of Directors of the Company authorized the issuance of a series of preferred stock consisting of 1.2 million shares, designated Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, and fixed the terms of such Preferred Stock. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Company's Restated Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement.

The registrar and transfer agent for the Preferred Stock is Mellon Securities Trust Company.

Liquidation   Preference.   In  the  event  of  the  voluntary  or   involuntary
liquidation, dissolution or winding up of the affairs of the Company (a "Liquidation"), subject to the prior preferences and other rights of any stock ranking senior to the Preferred Stock in respect of the right to receive assets upon liquidation, but before any distribution or payment shall be made to the holders of Common Stock or any other stock ranking junior to the Preferred Stock upon liquidation, the holders of the Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, a liquidation preference, initially equal to $25.00 per share, plus all accrued and unpaid dividends thereon to such date, in cash. During the period commencing on the Issue Date and ending on the Accretion Termination Date, the Liquidation Preference accretes and accrues daily at the rate of 13% per annum from the Issue Date through December 20, 1998 (the "Fifth Anniversary") and 18% per annum thereafter. Until the shelf Registration Statement of which this Prospectus is a part (the "Registration Statement") shall become effective or prior to the end of the period during which a registration statement relating to the shares of Preferred Stock is required to be maintained effective pursuant to the Preferred Stock Registration Rights Agreement, the Commission issues a stop order suspending the effectiveness of the Registration Statement, then for each day on which any of the foregoing events occurred and are continuing, the rate increases by (a) 0.25% per annum from February 18, 1994 through June 18, 1994 (the "Initial Event Period") and
(b) 0.50% per annum on each such day thereafter. Such accretion shall be computed on the basis of a 360-day year and shall compound quarterly on each Dividend Payment Date.

Dividends. Subject to the prior preferences and other rights of any stock ranking senior to the Preferred Stock with respect to the payment of dividends, holders of shares of the Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends that will accrue from the Accretion Termination Date at the rate of 13% per annum from the Issue Date through the Fifth Anniversary and 18% per annum thereafter. Until the Registration Statement shall become effective or in the event that, prior to the end of the period during which a registration statement relating to the shares of Preferred Stock is required to be maintained effective pursuant to the Preferred Stock Registration Rights Agreement, the Commission issues a stop order suspending the effectiveness of such registration statement, then for each day on which any of the foregoing events occurred and are continuing, the rate will increase by (a) 0.25% per annum during the Initial Event Period and (b) 0.50% per annum on each such day thereafter. Such accretion shall be computed on the basis of a 360-day year and shall compound quarterly on each Dividend Payment Date. Such dividends are cumulative and shall be payable in cash, quarterly, in arrears, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year commencing on the first Dividend Payment Date following the Accretion Termination Date. Each such dividend shall be paid to the holders of record of the Preferred Stock as their names appear on the share register of the Company at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other record date designated by the Board of Directors of the Company with respect to the dividend payable on such respective Dividend Payment Date.

If full cash dividends are not paid or made available to the holders of all outstanding shares of Preferred Stock and of any stock ranking on a parity with the Preferred Stock in respect of the right to receive dividends, and funds available are insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Preferred Stock and of any such parity stock, ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Preferred Stock shall cumulate, whether or not earned or declared, with additional dividends thereon for each succeeding full quarterly dividend period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full quarterly dividend period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year.

So long as any shares of Preferred Stock shall be outstanding, the Company shall not declare or pay on any stock ranking junior to the Preferred Stock in respect of the right to receive dividends any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid), nor shall the Company make any distribution on any such junior stock, nor shall any such junior stock be purchased or redeemed by the Company or any subsidiary of the Company, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any such junior stock; provided that from and after the Accretion Termination Date, the Company may declare and pay cash dividends on such junior stock so long as (i) all dividends to which the holders of Preferred Stock shall have been entitled for all previous dividend periods shall have been declared and paid and (ii) on or prior to the later of (x) the first anniversary of the Accretion Termination Date and (y) the third anniversary of the Issue Date, the Company will not pay dividends on the Common Stock during any 12 month period exceeding 4% of the Current Market Price (as defined below in "-- Warrants -- Warrant Ratio") per share of the Common Stock on the trading day immediately prior to the declaration of any cash dividend.

Redemption. The Preferred Stock may be redeemed by the Company at any time in whole or (except as noted below) from time to time, in part, at the option of the Company, at a per share redemption price equal to the Liquidation Preference per share on the date of redemption plus all accrued but unpaid dividends thereon to and including the date of redemption. If less than all of the outstanding shares of Preferred Stock are to be redeemed, such shares shall be redeemed pro rata or by lot as determined by the Board of Directors in its sole discretion. The Company shall not redeem less than all of the outstanding shares of Preferred Stock unless all cumulative dividends on the Preferred Stock for all previous dividend periods have been paid or declared and funds therefor set apart for payment.

The Company is required to redeem all of the then outstanding shares of Preferred Stock on or prior to December 31, 2000 at a per share redemption price equal to the Liquidation Preference per share on the date of redemption plus all accrued but unpaid dividends thereon to and including the date of redemption.

Notice of every proposed redemption of Preferred Stock shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as they shall appear on the records of the Company, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date") (i) notifying such holders of the election or obligation of the Company to redeem such shares of Preferred Stock and of the Redemption Date, (ii) stating the place or places at which the shares of Preferred Stock called for redemption shall, upon presentation and surrender of the certificates evidencing such shares of Preferred Stock, be redeemed, and the redemption price therefor, and (iii) stating the name and address of any redemption agent selected by the Company and the name and address of the Corporation's transfer agent for the Preferred Stock.

Voting. Except as set forth below or as otherwise required by law, the holders of the issued and outstanding shares of Preferred Stock shall have no voting rights.

So long as any Preferred Stock is outstanding, the Company, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Preferred Stock, voting separately as a class, will not: (i) amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation or By-laws if such action would alter adversely or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized; (ii) authorize or issue shares of any class or series of stock ranking senior to the Preferred Stock in respect of the right to receive dividends or assets upon liquidation; (iii) reclassify any class or series of any junior stock into such parity stock or senior stock or reclassify any series of parity stock into senior stock; (iv) authorize, enter into, or consummate any transaction that would constitute a deemed dividend to holders of the Preferred Stock under United States Federal tax laws; or (v) consolidate with or merge with or into another corporation, other than in a transaction in which the Company is the surviving corporation.

From and after the Accretion Termination Date, (i) if and whenever the Company fails to declare and pay in cash the entire amount of dividends payable on the Preferred Stock on any two Dividend Payment Dates, then the holders of the Preferred Stock, voting separately as a class, will be entitled at the next annual meeting of the stockholders of the Company or at any special meeting to elect one director, and (ii) if and whenever the Company shall have failed to declare and pay in cash the entire amount of dividends payable on the Preferred Stock on any four Dividend Payment Dates, then the holders of the Preferred Stock, voting separately as a class, will be entitled at the next annual meeting of the stockholders of the Company or at any special meeting to elect two directors. Upon election, such directors will become additional directors of the Company and the authorized number of directors of the Company will thereupon be automatically increased by such number of directors. Such right of the holders of Preferred Stock to elect directors may be exercised until all dividends in default on the Preferred Stock have been paid in full, and dividends for the current dividend period declared and funds therefor set apart or paid, and when so paid and set apart or paid, the right of the holders of Preferred Stock to elect such number of directors shall cease and the term of such directors shall terminate, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults.

Conversion Right. Each holder of shares of Preferred Stock has the right, at such holder's option, at any time or from time to time, to convert any of such shares of Preferred Stock into the number of fully paid and nonassessable shares of Common Stock determined by dividing (i) $25.00 by (ii) the Conversion Price, initially $11.11 and subject to adjustment as set forth below, in effect on the date of conversion. The Conversion Price is subject to adjustment to prevent dilution in the event of (i) dividends or other distributions of Common Stock,
(ii) subdivision and combinations of outstanding shares of Common Stock, (iii) dividends or other distributions of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, Common Stock at a price per share less than the Current Market Price of the Common Stock, (iv) dividends or other distributions of other securities, evidences of its indebtedness or other assets, excluding any cash dividend or cash distribution payable out of earned surplus of the Company if the per share amount of such dividend or distribution, together with the aggregate per share amount of all other cash dividends and cash distributions declared or paid during the one year period ending on the date such dividend is declared (the "Declaration Date") does not exceed 4% of the Current Market Price per share of Common Stock on the trading day immediately prior to the Declaration Date, or (v) issuances by the Company of any Common Stock (or securities convertible into or exercisable for Common Stock) for a consideration per share less than the Current Market Price per share of Common Stock on the date of such issuance, subject to certain exceptions.

Reorganizations. In case of (a) any consolidation with or merger of the Company with or into another corporation, (b) the occurrence of any other transaction or event pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash securities, property or other assets (whether by exchange offer, liquidation, tender offer or otherwise) or (c) the sale, lease or other transfer of all or substantially all of the assets of the Company, each share of Preferred Stock shall after the date of such transaction be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such transaction) upon conversion of such share of Preferred Stock would have been entitled upon such transaction.

Reservation of Shares; Valid Issuance; Approvals. The Company shall (i) reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock, (ii) take all necessary action so that all shares of Common Stock that are issued upon conversion of the shares of the Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and
(iii) take no action which will cause a contrary result (including, without limitation, any action that would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

If any shares of Common Stock reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

Series B Cumulative Redeemable Convertible Preferred Stock. By resolution adopted January 24, 1994, the Board of Directors of the Company authorized the issuance of a series of preferred stock consisting of 89,800 shares of Series B Preferred Stock, and fixed the terms of such Series B Preferred Stock. The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Certificate of Incorporation.

Liquidation Preference. In the event of the Liquidation of the Company, subject to the prior preferences and other rights of any stock ranking senior to the Series B Preferred Stock in respect of the right to receive assets upon liquidation (including the Series A Preferred Stock), but before any distribution or payment shall be made to the holders of Common Stock or any other stock ranking junior to the Series B Preferred Stock upon liquidation, the holders of the Series B Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, a liquidation preference (the "Series B Liquidation Preference"), initially equal to $25.00 per share, plus all accrued and unpaid dividends thereon to such date, in cash. During the period commencing on December 9, 1994 (the "Series B Issue Date") and ending on the Series B Dividend Payment Date (as defined herein) immediately preceding the first Series B Dividend Payment Date on which the Company is permitted to declare and pay cash dividends on the Series B Preferred Stock under the Company's indentures and loan agreements as were in effect on the Series B Issue Date (the "Series B Accretion Termination Date"), the Series B Liquidation Preference will accrete and accrue daily at the rate of 13% per annum from the Series B Issue Date through December 9, 1999 and 18% per annum thereafter. Such accretion shall be computed on the basis of a 360-day year and shall compound quarterly on each March 31, June 30, September 30 and December 31 of each year (each, a "Series B Dividend Payment Date").

Dividends. Subject to the prior preferences and other rights of any stock ranking senior to the Series B Preferred Stock with respect to the payment of dividends (including the Series A Preferred Stock), holders of shares of the Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends that will accrue from the Series B Accretion Termination Date at the rate of (a) 13% per annum from the Series B Accretion Termination Date through December 9, 1999 and (b) 18% per annum thereafter. Such dividends are cumulative and shall be payable in cash, quarterly, in arrears, when and as declared by the Board of Directors, on each Series B Dividend Payment Date commencing on the first Series B Dividend Payment Date following the Series B Accretion Termination Date.

So long as any shares of Series B Preferred Stock shall be outstanding, the Company shall not declare or pay on any stock ranking junior to the Series B Preferred Stock in respect of the right to receive dividends any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid), nor shall the Company make any distribution on any such junior stock, nor shall any such junior stock be purchased or redeemed by the Company or any subsidiary of the Company, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any such junior stock; provided that from and after the Series B Accretion Termination Date, the Company may declare and pay cash dividends on such junior stock so long as (i) all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous dividend periods shall have been declared and paid and (ii) on or prior to the later of (x) the third year anniversary of the Series B Issue Date and (y) the one year anniversary of the Series B Accretion Termination Date, the Company will not pay dividends on the Common Stock during any 12 month period exceeding 4% of the Current Market Price (as defined) per share of the Common Stock on the trading day immediately prior to the declaration of any cash dividend.

Redemption. The Series B Preferred Stock may be redeemed by the Company in cash at any time in whole or (except as noted below), from time to time, in part, at the option of the Company, at a per share redemption price equal to the Series B Liquidation Preference per share on the date of redemption plus all accrued but unpaid dividends thereon to and including the date of redemption. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, such shares shall be redeemed pro rata or by lot as determined by the Board of Directors in its sole discretion. The Company shall not redeem less than all of the outstanding shares of Series B Preferred Stock unless all cumulative dividends on the Series B Preferred Stock for all previous dividend periods have been paid or declared and funds therefor set apart for payment.

The Company is required to redeem all of the then outstanding shares of Series B Preferred Stock on or prior to December 31, 2001 at a per share redemption price equal to the Series B Liquidation Preference per share on the date of redemption plus all accrued but unpaid dividends thereon to and including the date of redemption; provided, that the Series B Preferred Stock may be redeemed only if all of the outstanding Series A Preferred Stock has been redeemed prior to such proposed redemption of the Series B Preferred Stock.

Voting. Except as set forth below or as otherwise required by law, the holders of the issued and outstanding shares of Series B Preferred Stock shall have no voting rights.

So long as any Series B Preferred Stock is outstanding, the Company, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock, voting separately as a class, will not: (i) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or By-Laws if such action would alter adversely or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series B Preferred Stock, or increase or decrease the number of shares of Series B Preferred Stock authorized; (ii) authorize or issue shares of any class or series of stock ranking senior to the Series B Preferred Stock in respect of the right to receive dividends or assets upon liquidation; (iii) reclassify any class or series of any junior stock into such parity stock or senior stock or reclassify any series of parity stock into senior stock; or (iv) authorize, enter into, or consummate any transaction that would constitute a deemed dividend to holders of the Series B Preferred Stock under United States Federal tax laws.

Conversion Right. Each holder of shares of Series B Preferred Stock has the right, at such holder's option, at any time or from time to time, to convert any of such shares of Series B Preferred Stock into the number of fully paid and nonassessable shares of Common Stock determined by dividing (i) $25.00 by (ii) the conversion price, initially $11.11 and subject to adjustment (the "Series B Conversion Price"), in effect on the date of conversion. The Conversion Price is subject to adjustment to prevent dilution in the event of (i) dividends or other distributions of Common Stock, (ii) subdivision and combinations of outstanding shares of Common Stock, (iii) dividends or other distributions of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, Common Stock at a price per share less than the Current Market Price of the Common Stock, (iv) dividends or other distributions of other securities, evidences of its indebtedness or other assets, excluding any cash dividend or cash distribution payable out of earned surplus of the Company if the per share amount of such dividend or distribution, together with the aggregate per share amount of all other cash dividends and cash distributions declared or paid during the one year period ending on the date such dividend is declared the "Series B Declaration Date" does not exceed 4% of the Current Market Price per share of Common Stock on the trading day immediately prior to the Series B Declaration Date, or (v) issuances by the Company of any Common Stock (or securities convertible into or exercisable for Common Stock) for a consideration per share less than the Current Market Price per share of Common Stock on the date of such issuance, subject to certain exceptions.

Reorganizations. In case of (a) any consolidation with or merger of the Company with or into another corporation, (b) the occurrence of any other transaction or event pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash securities, property or other assets (whether by exchange offer, liquidation, tender offer or otherwise) or (c) the sale, lease or other transfer of all or substantially all of the assets of the Company, each share of Series B Preferred Stock shall after the date of such transaction be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such transaction) upon conversion of such share of Series B Preferred Stock would have been entitled upon such transaction.

Reservation of Shares; Valid Issuance; Approvals. The Company shall (i) reserve at all times so long as any shares of Preferred Stock remain outstanding, free from Preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock, (ii) take all necessary action so that all shares of Common Stock that are issued upon conversion of the shares of the Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and
(iii) take no action which will cause a contrary result (including, without limitation, any action that would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

If any shares of Common Stock reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain Federal income tax consequences to the initial holders of the Series A Warrants and Warrant Shares under existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation that may be relevant to a particular investor in light of his personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, foreign taxpayers, and taxpayers subject to the "straddle" rules of the Internal Revenue Code of 1986, as amended (the "Code")) and it does not discuss any aspect of state, local or foreign tax law. This summary assumes that investors will hold their Series A Warrants and Warrant Shares as "capital assets" (generally, property held for investment) under the Code. Holders are advised to consult their tax advisors as to the specific tax consequences of holding and disposing of the Series A Warrants and Warrant Shares, including the application and effect of Federal, state, local and foreign income and other tax laws.

This summary is based on the Company's understanding of the Federal Income Tax laws, which in turn is in part based on discussions with the Company's professional advisers. It is the Company's belief that all material federal income tax consequences are addressed.

Upon the exercise of a Series A Warrant, a holder will not recognize gain or loss and will have a tax basis in the Warrant Shares received equal to the tax basis in such holder's Series A Warrant plus the exercise price thereof. Because the Series A Warrants have a minimal exercise price, it is not certain whether a holder will be treated as owning a Series A Warrant or the shares of Common Stock underlying the Series A Warrant for Federal income tax purposes. Holders are urged to consult their tax advisors regarding such possibility. If the Series A Warrants are treated as warrants for Federal income tax purposes, the holding period for the Warrant Shares purchased pursuant to the exercise of a Series A Warrant will begin on the day following the date of exercise and will not include the period that the holder held his Series A Warrant. On the other hand, if the Series A Warrants are treated as Common Stock, the holding period for the Warrant Shares purchased pursuant to the exercise of a Series A Warrant will include the period during which the Series A Warrant was held by the holder. The holding period for the Series A Warrants began on the day following the day they were acquired.

Upon a sale or other disposition of Series A Warrants or Warrant Shares, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder's tax basis in such Series A Warrants or Warrant Shares. Such a gain or loss will be long-term if the holding period is more than one year. In the event that a Series A Warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the Series A Warrant. Such loss will be long term if the Series A Warrant has been held for more than one year.

An adjustment in the exercise price of the Series A Warrants to reflect distributions to holders of Common Stock may, in certain circumstances, be treated as a constructive distribution to holders of Series A Warrants subject to tax as a dividend pursuant to Section 305 of the Code. Although the matter is not entirely free from doubt, adjustments to the Warrant Ratio should not be treated as a constructive distribution.


                              PLAN OF DISTRIBUTION

The Company will issue Warrant Shares upon the exercise of Series A Warrants by Selling Security Holders from time to time through the Expiration Date pursuant to the terms of the Series A Warrants and the Series A Warrant Agreement. See "Description of Securities -- Series A Warrants." The Company will receive proceeds of $.01 per Series A Warrant Share issued upon the exercise of the Series A Warrants. The Company will receive no proceeds from the resale of the Series A Warrants and the Warrant Shares by the Selling Security Holders pursuant to this offering. The Series A Warrants and Warrant Shares offered for resale hereby may be sold from time to time by the Selling Security Holders. Any such distribution of the Series A Warrants or Warrant Shares by the Selling Security Holders, or by transferees or other successors-in-interest of the Selling Security Holders, may be effected from time to time in one or more transactions (which may involve block transactions) on the NYSE or in the over-the-counter market (to the extent that such securities are listed or traded on such markets), in negotiated transactions or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of Series A Warrants and Warrant Shares for which broker-dealers may act as agent or to whom they may sell as principal or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). In addition, any Common Stock covered by this Prospectus that subsequently qualifies for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

The Series A Warrants were issued to the original purchasers on December 20, 1993 in a private placement. Pursuant to the Series A Warrant Registration Rights Agreement, the Company agreed to file the Registration Statement of which this Prospectus forms a part with the Commission, and to keep the Registration Statement effective until all of the Series A Warrants and Warrant Shares are sold pursuant to an effective registration statement or Rule 144 under the Securities Act. There is no established trading market for the Series A
Warrants. The Company does not intend to list the Series A Warrants on any securities exchange or to seek approval for quotation through any automated quotation system. There is no dealer which is obligated to make a market in the Series A Warrants and, if any dealer or dealers should do so, they may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Series A Warrants.

As of the date of this Prospectus, the Company understands that the Selling Security Holders do not have any agreement, arrangement or understanding concerning the distribution of the Series A Warrants and Warrant Shares offered hereby.

At the time a particular offer of Series A Warrants or Warrant Shares is made, a Prospectus Supplement, to the extent required, will be distributed which will set forth the aggregate amount of Series A Warrants or Warrant Shares being offered, the names of the selling security holders, the purchase price, the amount of expenses of the offering and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from such selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

To comply with certain states' securities laws, if applicable, the Series A Warrants and Warrant Shares will be sold in such states only through brokers or dealers. In addition, in certain states the Series A Warrants and Warrant Shares may not be sold unless they have been registered or qualify for sale in such states or an exemption from registration or qualification is available and is complied with. The Company is obligated pursuant to the Series A Warrant Registration Rights Agreement to use its best efforts to register or qualify the Series A Warrants and Warrant Shares under the securities or blue sky laws of such jurisdictions as any Selling Security Holder reasonably requests.

Pursuant to the Series A Warrant Registration Rights Agreement, the Company has paid or will pay any and all expenses incident to the performance of such agreement including filing fees, fees and expenses incurred in connection with compliance with the securities or blue sky laws of the applicable states, and fees and disbursements of counsel and independent public accounts for the Company and the reasonable fees and disbursements of one counsel retained by the Selling Security Holders in connection with the Registration Statement. Such expenses are estimated to be approximately $156,000. As and when the Company is required to update this Prospectus, it may incur additional expenses in excess of this estimated amount. Normal commission expenses and brokerage fees, as well as any applicable underwriting discounts or transfer taxes, are payable individually by the Selling Security Holders.

In the Series A Warrant Registration Rights Agreement, the Company agreed to indemnify and hold harmless, to the extent permitted by law, the Selling Security Holders, the officers, directors, shareholders, agents, affiliates and partners of the Selling Security Holders, any person who participates as an underwriter in the offering and sale of the Series A Warrants and Warrant Shares and any person who controls any of such sellers or any of such underwriters against losses, claims and expenses arising out of any false or misleading statements contained in this Prospectus or the Registration Statement of which it is a part. The Selling Security Holders have agreed to indemnify the Company against certain liabilities and expenses arising out of statements made by them for reliance by the Company in connection with the Registration Statement or this Prospectus.

                                  LEGAL MATTERS

Certain legal matters in connection with the sale of the Series A Warrants and Warrant Shares offered hereby will be passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.

                                     EXPERTS

The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of P.P.M. S.A. and Legris Industries, Inc. at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                TEREX CORPORATION
                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page

                         TEREX CORPORATION (REGISTRANT)
            CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995
                    AND 1994 AND FOR EACH OF THE THREE YEARS
                      IN THE PERIOD ENDED DECEMBER 31, 1995

Report of independent accountants.........................................F - 2
Consolidated statement of operations .....................................F - 3
Consolidated balance sheet................................................F - 4
Consolidated statement of changes in stockholders' deficit................F - 5
Consolidated statement of cash flows......................................F - 6
Notes to consolidated financial statements................................F - 7


                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                (BUSINESS ACQUIRED FROM LEGRIS INDUSTRIES, S. A.
                              BY TEREX CORPORATION)
              COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994
                    AND 1993 AND FOR EACH OF THE THREE YEARS
                      IN THE PERIOD ENDED DECEMBER 31, 1994

Report of independent auditors............................................F - 30
Combined balance sheets...................................................F - 31
Combined statements of operations.........................................F - 33
Combined statements of shareholders' equity...............................F - 34
Combined statements of cash flows.........................................F - 35
Notes to combined financial statements....................................F - 36


                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
      (BUSINESS ACQUIRED FROM LEGRIS INDUSTRIES, S.A. BY TEREX CORPORATION) UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS AS OF MAY 9, 1995 AND 1994
                 AND FOR THE PERIODS ENDED MAY 9, 1995 AND 1994

Unaudited condensed combined statement of operations......................F - 47
Unaudited condensed combined balance sheet................................F - 48
Unaudited condensed combined statement of cash flows......................F - 50
Notes to unaudited condensed combined financial information...............F - 51


                         PRO FORMA FINANCIAL INFORMATION
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
               INFORMATION OF TEREX CORPORATION AND SUBSIDIARIES.

Pro forma financial information...........................................F - 52
Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1994..........................................F - 53
Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995..........................................F - 54
Notes to unaudited pro forma financial information........................F - 55

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Stockholders of Terex Corporation

In our opinion, the Terex Corporation consolidated financial statements listed in the accompanying index on page F-1 present fairly, in all material respects, the financial position of Terex Corporation and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP
Stamford, Connecticut
March 22, 1996



                       TEREX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                     (in millions except per share amounts)
                                                          Year Ended December 31,
                                                         1995      1994       1993

NET SALES .......................................   $   1,030.2  $   786.8  $   670.3

COST OF GOODS SOLD ..............................         922.0      703.6      621.8

   Gross Profit .................................         108.2       83.2       48.5

ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES
   Third parties ................................          83.3       70.2       74.8
   Related parties ..............................           --         2.2        2.9
   Write-off of Mark goodwill ...................           --         --         4.7
                                                           83.3       72.4       82.4

SEVERANCE AND EXIT CHARGES ......................           3.5        7.4        --

   Income (loss) from operations ................          21.4        3.4      (33.9)

OTHER INCOME (EXPENSE)
   Interest income ..............................           0.8        0.6        1.2
   Interest expense .............................         (39.5)     (30.5)     (31.2)
   Amortization of debt issuance costs ..........          (2.3)      (2.3)      (3.4)
   Gain on sale of Fruehauf stock ...............           1.0       26.0        3.0
   Gain on sale of Drexel business ..............           --         4.7        --
   Property impairment charge ...................          (3.0)       --         --
   Gain on sale of property, plant and equipment            0.2        0.3        2.6
   Other income (expense) - net .................          (6.3)      (0.2)      (3.2)

   INCOME (LOSS) BEFORE INCOME TAXES AND
      EXTRAORDINARY ITEMS .......................         (27.7)       2.0      (64.9)

PROVISION FOR INCOME TAXES ......................           --        (0.8)      (0.1)

   INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS .....         (27.7)       1.2      (65.0)

EXTRAORDINARY LOSS ON RETIREMENT OF DEBT ........          (7.5)      (0.7)      (1.5)

   NET INCOME (LOSS) ............................         (35.2)       0.5      (66.5)

LESS PREFERRED STOCK ACCRETION ..................          (7.3)      (6.0)      (0.2)

   INCOME (LOSS) APPLICABLE TO COMMON STOCK .....   $     (42.5) $    (5.5) $   (66.7)

PER COMMON AND COMMON EQUIVALENT SHARE:
   Loss before extraordinary items ..............   $      (3.37)$    (0.46)$    (6.55)
   Extraordinary loss on retirement of debt .....          (0.72)     (0.07)     (0.15)

   Net income (loss) ............................   $      (4.09)$    (0.53)$    (6.70)

AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
     SHARES OUTSTANDING  IN PER SHARE CALCULATION          10.4       10.3       10.0

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  (in millions)
                                                           December 31,
                                                         1995       1994

CURRENT ASSETS
   Cash and cash equivalents .......................   $    7.8  $    9.7
   Cash securing letters of credit .................        7.7       6.7
   Trade receivables (less allowance of $9.8 in 1995
      and $6.1 in 1994) ............................      127.1      91.7
   Customer deposit ................................       19.1       --
   Net inventories .................................      249.3     164.2
   Other current assets ............................       15.2       5.8
                      Total Current Assets .........      426.2     278.1
LONG-TERM ASSETS
   Property, plant and equipment - net .............      101.3      86.2
   Goodwill - net ..................................       65.8       5.3
   Debt issuance costs - net .......................       14.5       3.3
   Other assets ....................................       19.1      28.7
TOTAL ASSETS .......................................   $  626.9  $  401.6

CURRENT LIABILITIES
   Notes payable ...................................   $    1.9  $    2.1
   Current portion of long-term debt ...............        7.2      25.8
   Trade accounts payable ..........................      161.0     112.2
   Accrued compensation and benefits ...............       16.8      10.8
   Accrued warranties and product liability ........       38.6      27.6
   Accrued interest ................................        4.7       9.0
   Accrued income taxes ............................        1.4       1.3
   Customer deposit ................................       19.1       --
   Other current liabilities .......................       44.0      32.8
                     Total Current Liabilities .....      294.7     221.6

NON CURRENT LIABILITIES
   Long-term debt, less current portion ............      328.4     163.0
   Accrued warranties and product liability ........       33.1      31.8
   Accrued pension .................................       18.9      16.4
   Other ...........................................       16.6       7.2

MINORITY INTEREST, INCLUDING REDEEMABLE
 PREFERRED STOCK OF A SUBSIDIARY
   Liquidation preference $26.1,
      subject to adjustment ........................        9.4       --

REDEEMABLE CONVERTIBLE PREFERRED STOCK
  Liquidation preference $41.2, in 1995
      and $36.6 in 1994 ............................       24.6      17.3

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Warrants to purchase common stock ...............       17.2      17.6
   Common Stock, $0.01 par value--
      authorized 30.0 shares;
      issued and outstanding 10.6 in 1995
      and  10.3 in 1994 ............................        0.1       0.1

   Additional paid-in capital
                                                           40.5      40.1
   Accumulated deficit
                                                         (150.9)   (108.4)
   Pension liability adjustment
                                                           (2.7)     (1.8)
   Unrealized holding gain on equity securities ....        1.0       1.8

   Cumulative translation adjustment ...............       (4.0)     (5.1)

                   Total Stockholders' Deficit .....      (98.8)    (55.7)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ........   $  626.9  $  401.6

   The accompanying notes are an integral part of these financial statements.


                       TEREX CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                  (in millions)


                                               Additional             Pension  Unrealized  Cumulative
                                       Common   Paid-in  Accumulated Liability  Holding   Translation
                              Warrants  Stock   Capital    Deficit   Adjustment  Gain      Adjustment  Total

BALANCE AT DECEMBER  31, 1992   $---     $0.1    $37.8      $(36.2)    $(4.5)    $---      $(6.2)    $(9.0)
Issuance of Warrants             16.9    ---      ---         ---       ---       ---       ---       16.9
Pension Contribution             ---     ---       2.3        ---       ---       ---       ---        2.3
Net loss                         ---     ---      ---        (66.5)     ---       ---       ---      (66.5)
Accretion of carrying
  value of redeemable
  preferred stock to
  redemption value               ---     ---      ---         (0.2)     ---       ---       ---       (0.2)
Pension liability
  adjustment                     ---     ---      ---         ---        0.3      ---       ---        0.3
Translation adjustment           ---     ---      ---         ---       ---       ---       (6.0)     (6.0)

BALANCE AT DECEMBER  31, 1993    16.9     0.1     40.1      (102.9)     (4.2)     ---      (12.2)    (62.2)
Issuance of Warrants              0.7    ---      ---         ---       ---       ---       ---        0.7
Net income                       ---     ---      ---          0.5      ---       ---       ---        0.5
Accretion of carrying
  value of redeemable
  preferred stock to
  redemption value               ---     ---      ---         (6.0)     ---       ---       ---       (6.0)
Pension liability
  adjustment                     ---     ---      ---         ---        2.4      ---       ---        2.4
Unrealized holding gain on
  equity securities              ---     ---      ---         ---       ---        1.8      ---        1.8
Translation adjustment           ---     ---      ---         ---       ---       ---        7.1       7.1

BALANCE AT DECEMBER  31, 1994    17.6     0.1     40.1      (108.4)     (1.8)      1.8      (5.1)    (55.7)
Conversion of Warrants           (0.4)   ---       0.4        ---       ---       ---       ---       ---
Net loss                         ---     ---      ---        (35.2)     ---       ---       ---      (35.2)
Accretion of carrying
  value of redeemable
  preferred stock to
  redemption value               ---     ---      ---         (7.3)     ---       ---       ---       (7.3)

Pension liability
  adjustment                     ---     ---      ---         ---       (0.9)     ---       ---       (0.9)
Unrealized holding gain on
  equity securities              ---     ---      ---         ---       ---       (0.8)     ---       (0.8)
Translation adjustment           ---     ---      ---         ---       ---       ---        1.1       1.1

BALANCE AT DECEMBER  31, 1995   $17.2    $0.1    $40.5     $(150.9)    $(2.7)     $1.0     $(4.0)   $(98.8)

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in millions)

                                                       Year Ended December 31,
                                                      1995      1994      1993
OPERATING ACTIVITIES
Net Income (Loss) ...............................   $  (35.2) $   0.5  $ (66.5)
Adjustments to reconcile
  net income (loss) to cash used in
  operating activities:
  Depreciation ..................................       21.4     13.7     12.1
  Amortization ..................................        6.3      3.4     10.3
  Extraordinary loss on retirement of debt ......        7.5      0.7      1.5
  Gain on sale of Fruehauf stock ................       (1.0)   (26.0)    (3.0)
  Gain on sale of Drexel business ...............        --      (4.7)     --
  Gain on sale of property, plant and equipment .       (0.2)    (0.3)    (2.6)
  Property impairment charge ....................        3.0      --       --
  Other .........................................        0.3     (0.8)     0.1
  Changes in operating assets and
    liabilities (net of effects
    of acquisitions):
    Restricted cash .............................       (1.0)    (0.4)     5.2
    Trade receivables ...........................        6.9    (17.6)     1.7
    Net inventories .............................      (10.6)     0.1     30.3
    Trade accounts payable ......................       (3.8)    24.4     (5.2)
    Accrued compensation and benefits ...........        5.5      3.3     (3.6)
    Accrued warranties and product liability ....        2.4      0.3     (3.4)
    Accrued interest ............................       (4.1)    (1.7)    (1.1)
    Accrued income taxes ........................       (1.9)    (0.1)    (0.6)
    Other, net ..................................      (17.4)    (4.1)   (21.4)
      Net cash used in operating activities .....      (21.9)    (9.3)   (46.2)

INVESTING ACTIVITIES
  Acquisition of businesses, net of cash acquired      (92.4)     --       --
  Capital expenditures ..........................      (10.5)   (12.7)   (11.5)
  Proceeds from sale of excess assets ...........        1.1      3.3     11.3
  Proceeds from sale of Fruehauf stock ..........        2.7     24.9      2.5
  Proceeds from sale of Drexel business .........        --      10.3      --
  Proceeds from sale-leaseback of Saarn property         --      10.0      --
  Other .........................................        0.2      1.0      1.1
    Net cash provided by (used in)
      investing activities ......................      (98.9)    36.8      3.4

FINANCING ACTIVITIES
  Net borrowings under revolving
    line of credit agreements ...................       34.7     13.0     11.9
  Principal repayments of long-term debt ........     (153.9)   (41.5)   (12.4)
  Proceeds from issuance of
    preferred stock and warrants ................        --       --      27.2
  Proceeds from issuance of long-term debt,
    net of issuance costs .......................      239.8      --       --
  Other .........................................       (0.5)     0.2      --
    Net cash provided by (used in)
      financing activities ......................      120.1    (28.3)    26.7

EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS ..........................       (1.2)     1.3     (0.4)

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS ..........................       (1.9)     0.5    (16.5)

CASH AND CASH EQUIVALENTS .......................        9.7      9.2     25.7
  AT BEGINNING OF PERIOD

CASH AND CASH EQUIVALENTS
  AT END OF PERIOD ..............................   $    7.8  $   9.7  $   9.2



   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1995
 (dollar amounts in millions, unless otherwise noted, except per share amounts)


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The Consolidated Financial Statements include the accounts of Terex Corporation and its majority owned subsidiaries ("Terex" or the "Company"). All material intercompany balances, transactions and profits have been eliminated. The equity method is used to account for investments in affiliates in which the Company has an ownership interest between 20% and 50%. Investments in entities in which the Company has an ownership interest of less than 20% are accounted for on the cost method or at fair value in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities."

Cash and Cash Equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates their fair value.

Cash Securing Letters of Credit. The Company has certain cash and cash equivalents that are not fully available for use in its operations. Certain international operations collateralize letters of credit and performance bonds with cash deposits. In addition, certain provisions of the Company's previous lending agreement with a commercial bank required that amounts be deposited in a cash collateral account to collateralize letters of credit issued by that bank.

Customer Deposits. The customer deposit asset and liability in 1995 represent a deposit made by an Australian customer on a large order placed with Unit Rig.

Inventories. Inventories are stated at the lower of cost or market value. Cost is determined by the last-in, first-out ("LIFO") method for certain domestic inventories and by the first-in, first-out ("FIFO") method for inventories of international subsidiaries and certain domestic inventories. Approximately 32% and 50% of consolidated inventories at December 31, 1995 and 1994, respectively, are accounted for under the LIFO method.

Debt Issuance Costs. Debt issuance costs incurred in securing the Company's financing arrangements are capitalized and amortized over the term of the associated debt. Capitalized debt issuance costs related to debt that is retired early are charged to expense at the time of retirement. Unamortized debt issuance costs totaled $14.5 and $3.3 at December 31, 1995 and 1994, respectively. During 1995, 1994 and 1993, the Company amortized $2.3, $2.3 and $3.4, respectively, of capitalized debt issuance costs; in addition, $7.5, $0.7 and $2.2 of such costs were charged to extraordinary loss on retirement of debt in 1995, 1994 and 1993, respectively.

Intangible Assets. Intangible assets include purchased patents and trademarks. Costs allocated to patents, trademarks and other specifically identifiable assets arising from business combinations are amortized on a straight-line basis over the respective estimated useful lives not exceeding seven years.

Goodwill. Goodwill, representing the difference between the total purchase price and the fair value of assets (tangible and intangible) and liabilities at the date of acquisition, is being amortized on a straight-line basis over between fifteen and forty years. Accumulated amortization is $4.2 and $0.7 at December 31, 1995 and 1994, respectively. It is the Company's policy to periodically evaluate the carrying value of goodwill, and to recognize impairments when the estimated related future net operating cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the goodwill.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for major renewals and improvements are capitalized while expenditures for maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Plant and equipment are depreciated over the estimated useful lives of the assets under the straight-line method of depreciation for financial reporting purposes and both straight-line and other methods for tax purposes.

Revenue Recognition. Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers. Certain new units may be invoiced prior to the time customers take physical possession. Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the Company hold the units for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the Company's customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from the Company's inventory and identified as belonging to the customer and the Company has no further obligations under the order.

Accrued Warranties and Product Liability. The Company records accruals for potential warranty and product liability claims based on the Company's claim experience. Warranty costs are accrued at the time revenue is recognized. The Company provides self-insurance accruals for estimated product liability experience on known claims and for claims anticipated to have been incurred which have not yet been reported. The Company's product liability accruals are presented on a gross settlement basis. Product liability payments, including expenses, are estimated to approximate $10.0 per year.

Non Pension Postretirement Benefits. The Company adopted SFAS No. 106 "Employers Accounting for Postretirement Benefits other than Pensions" on January 1, 1993. The statement requires accrual of the obligation to provide future benefits to employees during the years that the employees provide service. The Company provides postretirement benefits to certain former salaried and hourly employees and certain hourly employees covered by bargaining unit contracts that provide such benefits. The Company elected the delayed recognition method of adoption, and the effect of adoption of the new standard was not material to the Company's financial statements. (See Note K -- "Retirement Plans.")

Foreign Currency Translation. Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Stockholders' Deficit. Gains or losses resulting from foreign currency transactions are included in Other income (expense) -- net.

Foreign Exchange Contracts. The Company uses foreign exchange contracts to hedge recorded balance sheet amounts related to certain international operations and firm commitments that create currency exposures. The Company does not enter into speculative contracts. Gains and losses on hedges of assets and liabilities are recognized in income as offsets to the gains and losses from the underlying hedged amounts. Gains and losses on hedges of firm commitments are recorded on the basis of the underlying transaction. At December 31, 1995 the Company had foreign exchange contracts, which were hedges of firm commitments, totaling $21.8 whose fair value approximates its carrying value. These contracts related primarily to the customer deposit discussed above. At December 31, 1994, the Company had no material outstanding foreign exchange contracts.

Environmental Policies. Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable, and the costs can be reasonably estimated. Such amounts were not material at December 31, 1995 and 1994.

Research and Development Costs. Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses and amounted to $11.2 in 1995, $10.5 in 1994 and $11.8 in 1993.

Income Taxes. The Company adopted SFAS No. 109, "Accounting for Income Taxes" on January 1, 1993. SFAS No. 109 provides that deferred tax assets and liabilities be recorded based upon the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. SFAS No. 109 further requires that the Company record a valuation allowance for deferred tax assets if realization of such assets is dependent on future taxable income. The effect of adoption of the new standard was not material to the Company's financial statements. (See Note H -- "Income Taxes.")

Net Income (Loss) Per Share. Net income (loss) per share is based on the weighted average number of common and common equivalent shares outstanding during the year. The dilutive effect of common stock equivalents (if applicable) is calculated using the treasury stock method.

Reclassifications.   Certain   amounts   shown  for  1993  and  1994  have  been
reclassified to conform to the 1995 presentation.

NOTE B -- ACQUISITIONS

PPM, Inc. - On May 9, 1995, the Company, through Terex Cranes, Inc., a Delaware corporation which is a wholly owned subsidiary of the Company ("Terex Cranes"), completed the acquisition (the "PPM Acquisition") of substantially all of the shares of P.P.M. S.A., a societe anonyme ("PPM Europe"), from Potain S.A., a societe anonyme, and all of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America;" and PPM North America together with PPM Europe collectively referred to as "PPM") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Marklift division to Terex Cranes. The former division now operates as Koehring Cranes, Inc., a wholly owned subsidiary of Terex Cranes ("Koehring"). Koehring manufactures mobile cranes under the LORAIN brand name and aerial lift equipment under the MARKLIFT brand name. PPM and Koehring comprise Terex Cranes, Inc., the Company's Mobile Cranes Segment.

The purchase price of PPM, including acquisition costs, was approximately $104.5. Approximately $92.6 of the purchase price was paid in cash, including the repayment of certain indebtedness of PPM required to be repaid in connection with the acquisition. The remainder of the purchase price consisted of the issuance of redeemable preferred stock of Terex Cranes having an aggregate liquidation preference of 127 million French francs (approximately $26.1), subject to adjustment. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit as of the date of closing. The preferred stock does not bear a dividend and, accordingly, the Company has valued this stock at approximately $8.8 (discounted at 15%). The Company has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, the Company believes that the amount of the preferred stock could ultimately be reduced.

The PPM Acquisition was accounted for as a purchase, with the purchase price allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The excess of purchase price over the net assets acquired is being amortized on a straight-line basis over 15 years. The estimated fair values of assets and liabilities acquired in the PPM Acquisition are summarized as follows:

Cash                                                          $    1.0
Accounts receivable                                               33.8
Inventories                                                       69.1
Other current assets                                              11.9
Property, plant and equipment                                     20.5
Other assets                                                       0.3
Goodwill                                                          68.0
Accounts payable and other current liabilities                   (86.6)
Other liabilities                                                (13.5)
                                                              $  104.5

The operating results of PPM are included in the Company's consolidated results of operations since May 9, 1995. The following pro forma summary presents the consolidated results of operations as though the Company completed the PPM Acquisition on January 1, 1994, after giving effect to certain adjustments, including amortization of goodwill, interest expense and amortization of debt issuance costs on the debt issued in the Refinancing:

                                                 Unaudited Pro Forma
                                                 for the Year Ended
                                                    December 31,
                                                 1995          1994
Net sales .................................   $   1,095.1  $   966.5
Income (loss) from operations .............           4.9      (12.9)
Loss before extraordinary items ...........         (53.0)     (19.3)
Loss before extraordinary items,  per share   $      (5.89)$    (2.45)

The pro forma information is not necessarily indicative of what the actual results of operations of the Company would have been for the periods indicated, nor does it purport to represent the results of operations for future periods.


NOTE C -- SALE OF FRUEHAUF STOCK

In December 1993, the Company, which owned 26% of Fruehauf Trailer Corporation ("FTC" or "Fruehauf") before the sale, sold one million shares of FTC Common Stock. The Company realized a gain of $3.0. In 1994, the Company sold 5.9 million shares of FTC stock for $24.9. In January 1995, the Company sold its remaining shares of FTC for $1.0. In June 1995, the Company received 250 thousand shares of Fruehauf stock in settlement of certain obligations of Fruehauf.


NOTE D -- INVENTORIES

Inventories consist of the following:
                                                            December 31,
                                                         1995        1994
Finished equipment .................................   $   53.1  $   26.8
Replacement parts ..................................       94.5      68.9
Work-in-process ....................................       26.0      13.5
Raw materials and supplies .........................       78.9      57.9
                                                          252.5     167.1
Less:  Excess of FIFO inventory value over LIFO cost       (3.2)     (2.9)
Net inventories ....................................   $  249.3  $  164.2

In 1994, certain inventory quantities were reduced, resulting in the liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years. The effects of such liquidations were to decrease cost of goods sold by $2.1 in 1994.

NOTE E -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                        December 31,
                                     1995        1994
Property ........................   $   11.0  $    8.4
Plant ...........................       41.7      32.2
Equipment .......................      101.2      83.4
                                       153.9     124.0
Less:  Accumulated depreciation .      (52.6)    (37.8)
Net property, plant and equipment   $  101.3  $   86.2


NOTE F -- LONG-TERM OBLIGATIONS

Long-term debt is summarized as follows:
                                                     December 31,
                                                    1995      1994
13.25% Senior Secured Notes
  due May 15, 2002 ("Senior  Secured Notes") ...   $  247.0 $    --

Credit Facility maturing May 9, 1998 ...........       66.8      --

13.0% Senior Secured Notes
  due August 1, 1996
  ("Old  Senior  Secured Notes") ...............        --     127.2

13.5% Secured Senior Subordinated Notes
  due July  1,  1997
  ("Subordinated Notes") .......................        --      24.5

Lending Facility maturing August 24, 1997 ......        --      24.1

Secured  term note  bearing  interest
  at 9.0%  payable in equal  semiannual
  installments from August 1994 to February 1998        --       0.6

Note payable ...................................        4.5      --

Capital lease obligations ......................       14.9     12.4

Other ..........................................        2.4      --

  Total long-term debt .........................      335.6    188.8
  Current portion of long-term debt ............        7.2     25.8
  Long-term debt, less current portion .........   $  328.4 $  163.0

The Senior Secured Notes

On May 9, 1995, the Company issued $250 of Senior Secured Notes due May 15, 2002. The Senior Secured Notes were issued in conjunction with the PPM Acquisition and a refinancing of the Old Senior Secured Notes, and Subordinated Notes. Except in the event of certain asset sales, there are no principal repayment or sinking fund requirements prior to maturity. Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 1995, to holders of record on the immediately preceding May 1 and November 1, respectively. The Notes bear interest at 13 3/4% per annum. Upon the earlier of (i) the consummation of an exchange offer and (ii) the effectiveness of a Shelf Registration Statement, the interest rate on the Notes will decrease to 13 1/4% per annum. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

The Senior Secured Notes are senior obligations of the Company, pari passu in right of payment with all existing and future senior indebtedness and senior to all subordinated indebtedness. Repayment of the Senior Secured Notes are guaranteed by certain domestic subsidiaries of the Company (the "Guarantors"). The Senior Secured Notes are secured by a first priority security interest on substantially all of the assets of the Company and the Guarantors, other than cash and cash equivalents, except that as to accounts receivable and inventory and proceeds thereof, and certain related rights, such security shall be subordinated to liens securing obligations outstanding under any working capital or revolving credit facility secured by such accounts receivable and inventory, including the Credit Facility. The Senior Secured Notes are also secured by a lien on certain assets of the Company's foreign subsidiaries. The indenture for the Senior Secured Notes places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; sell assets; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates.

In connection with the issuance of the Senior Secured Notes, the Company issued one million stock appreciation rights ("1995 SARs") entitling the holders to receive cash or Terex Corporation common stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each SAR.

The Credit Facility

The Company currently has a secured revolving credit facility (the "Credit Facility") with certain institutional lenders (the "Lenders"). Under the terms of such facility, the Company and Clark Material Handling Company ("CMHC"), Koehring and PPM North America, each a subsidiary of the Company, (collectively, the "Borrowers") will have availability, subject to the borrowing base limitations set forth below, in an aggregate amount of up to $100. Subject to the terms and conditions set forth in the Credit Facility, the Borrowers may borrow (in the form of revolving loans and up to $15 in outstanding letters of credit) an amount at any time outstanding initially equalling the sum of the following: (i) 75% of the net amount of eligible receivables (as defined in the Credit Facility) of the Company, Koehring and PPM North America, plus (ii) 70% of the net amount of eligible receivables of CMHC, plus (iii) the lesser of (a) 45% of the value of eligible inventory (as defined in the Credit Facility) of the Borrowers or (b) 80% of the appraised orderly liquidation value of eligible inventory.

Each Borrower guarantees, on a joint and several basis, all of the obligations of the other Borrowers under the Credit Facility, which obligations will generally be secured by a first priority security interest in favor of the Lenders in all of the receivables and inventory and certain related rights of the Borrowers.

The outstanding principal amount of prime rate loans initially bears interest at the rate of 1.75% per annum in excess of the prime rate and the outstanding principal amount of Eurodollar rate loans initially bears interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate. The Company must pay a fee of 0.25% per annum on the unused portion of the Credit Facility. The Credit Facility contains covenants limiting the Borrowers' activities, including, without limitation, limitations on the incurrence of indebtedness, liens, asset sales, dividends and other payments, investments, mergers and related party transactions.

The Credit Facility matures on May 9, 1998. The Lenders, at their option, may extend the facility for one additional year. In the event that for any reason the facility is terminated prior to the maturity date, the Borrowers must pay to the Lenders a termination fee.

Old Senior Secured Notes and Subordinated Notes

The Old Senior Secured Notes and Subordinated Notes were retired on May 9, 1995 in conjunction with the PPM Acquisition and the issuance of the Senior Secured Notes. The Company realized an extraordinary loss of $5.7 and $1.6 on the early extinguishment of the Old Senior Secured Notes and the Subordinated Notes, respectively. The Old Senior Secured Notes, were issued during July 1992 for a total of $160.0 in conjunction with the CMH Acquisition and a refinancing of the Company's bank debt. Proceeds from the issuance of the Old Senior Secured Notes were used for the cash portion of the CMH Acquisition purchase price ($85.0), for the settlement of all amounts outstanding under its previous credit facility ($58.0), and for working capital and transaction costs. Interest on the Senior Secured Notes was due semiannually on February 1 and August 1.

The indenture for the Old Senior Secured Notes required that proceeds from the sale of collateral be used to make an offer to repurchase, at par, an equivalent amount of Old Senior Secured Notes. During 1994, as a result of sales of 5.4 million shares of Fruehauf common stock during 1994 and 1.0 million shares in the last quarter of 1993, the Company repurchased $27.3 principal amount of the Old Senior Secured Notes. The Company realized an extraordinary loss of $0.7 on the repurchases in conjunction with the accelerated write off of related discount and debt issuance costs.

In December 1993, the Company repurchased in the open market $5.0 principal amount of Old Senior Secured Notes for approximately $4.5, including accrued interest, and had such notes cancelled as of December 31, 1993. The Company realized an extraordinary gain from the early extinguishment of debt of $0.5, net of unamortized debt discount and debt issuance costs.

The Subordinated Notes were initially issued as unsecured subordinated notes for a total amount of $50.0. Interest on the Subordinated Notes was due semiannually on January 2 and July 1.

Lending Facility

The Lending Facility was terminated in May 1995 in conjunction with the PPM Acquisition and entering into the Credit Facility. The Company realized an extraordinary loss of $0.2 to write-off the unamortized debt issuance cost at termination. In May 1993, Terex entered into an agreement with a new lender which initially provided short-term financing and currently provides long term financing (the "Lending Facility"). The Lending Facility was secured by substantially all the Company's domestic receivables and proceeds thereof. Interest on Lending Facility borrowings was payable monthly at variable rates generally equal to 2.75% above the prime rate. During 1994, the agreement was amended to extend the maturity date from August 24, 1995 to August 24, 1997. The agreement provided for up to $30.0 of cash advances and guarantees through April 30, 1995, and $25.0 thereafter through the extended maturity date. The balance outstanding under the Lending Facility at December 31, 1994 was $24.1. Accordingly, all outstanding borrowings are classified as Long Term Debt in the accompanying Balance Sheet.

In conjunction with entering into the Lending Facility, the Company terminated a former bank lending agreement and recognized, as an extraordinary item, a charge of $2.0 to write off the unamortized debt issuance costs.

TEL Facility

In 1995, the Company's subsidiary, Terex Equipment Limited ("TEL") located in Motherwell, Scotland, entered into a bank facility (the "TEL Facility") which provides up to (pound)30.5 ($47.4) including up to (pound)10.0 ($15.5)
non-recourse discounting of accounts receivable which meet certain credit criteria, plus additional facilities for tender and performance bonds and foreign exchange contracts. Interest rates vary between 1.0% - 1.5% above the financial institution's Published Base Rate or LIBOR. The TEL Facility is collateralized primarily by the related accounts receivable. The TEL Facility requires no performance covenants. Proceeds from the TEL Facility are primarily used for working capital purposes. Amounts discounted under this and the prior facility were $11.7 and $11.9 at December 31, 1995 and 1994, respectively.

In 1993, the Company's subsidiary, Terex Equipment Limited ("TEL") located in Motherwell, Scotland, entered into a bank facility (the "Old TEL Facility") which provides up to (pound)28.0 ($42.0) including up to (pound)13.0 ($19.5) non-recourse discounting of accounts receivable which meet certain credit criteria, plus additional facilities for tender and performance bonds and foreign exchange contracts. Interest rates vary between 1.0% - 1.5% above the financial institution's Published Base Rate or LIBOR. The Old TEL Facility is collateralized primarily by the related accounts receivable. The Old TEL Facility requires no performance covenants. Proceeds from the Old TEL Facility are primarily used for working capital purposes.

Note Payable

As part of the PPM Acquisition, the Company assumed the obligation for a note payable to Harnischfeger Corporation. The note is non-interest bearing.

Schedule of Debt Maturities

Scheduled annual maturities of long-term debt outstanding at December 31, 1995 in the successive five-year period are summarized below. Amounts shown are exclusive of minimum lease payments disclosed in Note G -- "Lease Commitments":

           1996                          $      1.8
           1997                                 0.7
           1998                                67.2
           1999                                 0.4
           2000                                 0.3
           Thereafter                         250.2
           Total                         $    320.6

Based on quoted market values, the Company believes that the fair value of the Senior Secured Notes was approximately $218.8 as of December 31, 1995. The Company believes that, based on quoted market values, the carrying value of its other borrowings approximates fair market value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

The Company paid $43.1, $32.2 and $31.8 of interest in 1995, 1994 and 1993, respectively.

The weighted average interest rate on short term borrowings outstanding was 10.0% at December 31, 1995 and 10.2% at December 31, 1994.


NOTE G -- LEASE COMMITMENTS

The Company leases certain facilities, machinery and equipment, and vehicles with varying terms. Under most leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property. Certain of the equipment leases are classified as capital leases and the related assets have been included in Property, Plant and Equipment. Net assets under capital leases were $20.4 and $5.9 at December 31, 1995 and 1994, respectively, net of accumulated amortization of $3.5 and $2.9 at December 31, 1995 and 1994, respectively.

The Company's Material Handling Segment also routinely enters into sale-leaseback arrangements for certain equipment, which is later sold to third-party customers under sales-type lease agreements. The Company maintains a net investment in these leases, represented by the present value of payments due under the leases of $6.6 of which $2.4 is current at December 31, 1995.

In connection with the original sale-leaseback arrangements underlying the customer leasing program, the Company has an outstanding rental installment obligation which is recorded based on the present value of minimum payments due under the leases.

Future minimum capital and noncancelable operating lease payments and the related present value of capital lease payments at December 31, 1995 are as follows:
                                                   Capital     Operating
                                                    Leases       Leases
 1996                                            $     6.9    $     6.6
 1997                                                  4.8          5.3
 1998                                                  2.9          2.1
 1999                                                  1.3          1.7
 2000                                                  0.5          1.2
 Thereafter                                            0.2          1.1
     Total minimum obligations                        16.6    $    18.0
 Less amount representing interest                     1.7
     Present value of net minimum obligations         14.9
 Less current portion                                  5.8
     Long-term obligations                       $     9.1

Most of the Company's operating leases provide the Company with the option to renew the leases for varying periods after the initial lease terms. These renewal options enable the Company to renew the leases based upon the fair rental values at the date of expiration of the initial lease. Total rental expense under operating leases was $6.5, $7.4 and $6.3 in 1995, 1994, and 1993, respectively.

In November 1994, the Company entered into a sale-leaseback transaction for CMH's parts distribution center in Germany. The Company received net proceeds of $11.0 and will lease the facility under the terms of a five year lease for a total rental of $1.9 per year. The Company realized a gain of $4.0 which was deferred and will be amortized as a reduction of rental expense over the lease term ($0.8 per year).


NOTE H -- INCOME TAXES

The components of Income (Loss) Before Income Taxes and Extraordinary Items are as follows:
                                      Year ended December 31,
                                      1995     1994     1993

United States ...................   $ (30.8) $  12.4  $ (67.5)
Foreign .........................       3.1    (10.4)     2.5
Income (loss) before income taxes
  and extraordinary items .......   $ (27.7) $   2.0  $ (65.0)


The major components of the Company's provision for income taxes are summarized below:

                                       Year ended December 31,
                                        1995    1994    1993
Current:
  Federal ...........................   $ --    $ --    $ --
  State .............................     --      0.5     --
  Foreign ...........................     4.6     2.1     1.3
  Utilization of foreign net
    operating loss ("NOL")
    carryforward ....................    (4.6)   (1.8)   (1.2)
Current income tax provision ........     --      0.8     0.1
Deferred:
  Deferred federal income tax benefit     --      --      --
  Total provision for income taxes ..   $ --   $  0.8  $  0.1

Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statement purposes. In accordance with SFAS No. 109, "Accounting for Income Taxes," a valuation allowance has been recognized. The tax effects of the basis differences and net operating loss carryforward as of December 31, 1995 and 1994 are summarized below for major balance sheet captions:
                                               1995         1994
Net inventories ..........................   $   (5.6) $   (7.1)
Fixed assets .............................       (3.0)     (9.6)
Other ....................................       (1.0)     (0.5)
     Total deferred tax liabilities ......       (9.6)    (17.2)
Receivables ..............................        1.7       1.4
Warranties and product liability .........       24.6      20.8
Investments ..............................        --        1.0
All other items ..........................        4.4       6.1
Benefit of net operating loss carryforward      136.9     126.5
     Total deferred tax assets ...........      167.6     155.8
Deferred tax assets valuation allowance ..     (158.0)   (138.6)
     Net deferred tax liabilities ........   $    --   $    --

The valuation allowance for deferred tax assets as of January 1, 1994 was $137.1. The net change in the total valuation allowance for the years ended December 31, 1994 and 1995 were increases of $1.5 and $19.4, respectively.

The Company's Provision for Income Taxes is different from the amount which would be provided by applying the statutory federal income tax rate to the Company's Loss Before Income Taxes and Extraordinary Items. The reasons for the difference are summarized below:
                                           Year ended December 31,
                                           1995     1994     1993

Statutory federal income tax rate .....   $ (9.7) $  0.7  $ (22.7)
Recognition of previously
  unrecognized tax assets .............      --     (4.3)     --
NOL with no current benefit ...........      9.5     --      21.6
Foreign tax differential on
  income/losses of foreign subsidiaries     (1.2)    3.7     (0.6)
Goodwill ..............................      1.1     --       1.8
State tax .............................      --      0.5      --
Other .................................      0.3     0.2      0.1
Total provision for income taxes ......   $  --   $  0.8  $   0.2

The Company has not provided for U.S. federal and foreign withholding taxes on $19.0 of foreign subsidiaries' undistributed earnings as of December 31, 1995, because such earnings are intended to be reinvested indefinitely. Any income tax liability that would result had such earnings actually been repatriated would likely be offset by utilization of NOL's. On repatriation, certain foreign countries impose withholding taxes. The amount of withholding tax that would be payable on remittance of the entire amount of undistributed earnings would approximate $3.4.

At December 31, 1995, the Company had domestic federal net operating loss carryforwards of $297.7. Approximately $69.7 of the remaining net operating loss carryforwards are subject to special limitations under the Internal Revenue Code, and the NOL's may be affected by the current IRS examination discussed below.

The tax basis net operating loss carryforwards expire as follows:

                                        Tax Basis Net
                                        Operating Loss
                                        Carryforwards
                 1996                  $       45.2
                 1997                           8.0
                 1998                          11.9
                 1999                          ---
                 2000                           4.6
                 2006                          20.7
                 2007                          35.7
                 2008                          97.3
                 2009                          34.2
                 2010                          40.1
                 Total                 $      297.7

The Company also has various state net operating loss and tax credit carryforwards expiring at various dates through 2010 available to reduce future state taxable income and income taxes. In addition, the Company's foreign subsidiaries have approximately $62.5 of loss carryforwards, $36.1 in Germany, $11.9 in U.K. and $14.5 in other countries, which are available to offset future foreign taxable income. The loss carryforwards in Germany and U.K. are available without expiration. The loss carryforwards in other countries of $10.7 are available without expiration, with the remaining $3.8 expiring in the years 1996 through 2001.


The Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency based on this examination. The examination report raises a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOL's") and the availability of such NOL's to offset future taxable income. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 plus interest and penalties. If the Company were required to pay a significant portion of the assessment, it could have a material adverse impact on the Company and could exceed the Company's resources. The Company has filed its administrative appeal to the examination report. Although management believes that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOL's, the ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. If the Company's positions prevail on the most significant issues, management believes that the amounts due would not exceed amounts previously paid or provided; however, even under such circumstances, it is possible that the Company's NOL's could be reduced to some extent. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 plus interest and penalties and the ultimate outcome cannot presently be determined or estimated.

The Company made income tax payments of $0.0, $0.8 and $0.1 in 1995, 1994 and 1993, respectively.


NOTE I -- PREFERRED STOCK

The Company's certificate of incorporation was amended in October 1993 to authorize 10.0 million shares of preferred stock, $.01 par value per share. As of December 31, 1995, a total of 1.2 million shares of preferred stock are issued and outstanding as described below.

Series A Cumulative Redeemable Convertible Preferred Stock

As of December 31, 1995, the Company had 1.2 million issued and outstanding shares of Series A Cumulative Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"). These shares were issued as part of a private placement on December 20, 1993 which also included the issuance of 1.3 million Common Stock Purchase Warrants (the "Series A Warrants," see Note J -- "Stockholders' Deficit"). The Series A Preferred Stock has a par value of $.01 per share and an initial liquidation preference of $25.00 per share (the "Liquidation Preference"). During the period from the issue date and ending at the Accretion Termination Date (as defined below), the Liquidation Preference will accrete at the rate of 13% per year until December 20, 1998, and 18% per year thereafter. The Liquidation Preference totaled $39.2 at December 31, 1995.

After the  Accretion  Termination  Date,  the  holders of the Series A Preferred
Stock are entitled to cumulative dividends, payable quarterly, as described below. Each share of Series A Preferred Stock is convertible into 2.25 shares of the Company's common stock (subject to adjustment in certain circumstances), and is redeemable at the option of the Company on or after December 31, 1994 at a price equal to the Liquidation Preference plus unpaid dividends provided that a concurrent redemption of all outstanding Series A Warrants is made. The Series A Preferred Stock is subject to a mandatory redemption requirement on or before December 31, 2000 at a per share redemption price equal to the Liquidation Preference on the date of redemption plus accrued but unpaid dividends. The Series A Preferred Stock has no voting rights except when and if dividends are in arrears as described below.

Commencing three months prior to the date the Company's indentures and loan agreements allow the Company to declare and pay cash dividends on the Series A Preferred Stock ("the Accretion Termination Date"), dividends will begin to accrue at the rate of 13% per year through December 20, 1998, and at the rate of 18% per year thereafter. After the Accretion Termination Date the holders of the Series A Preferred Stock will be entitled to elect one additional director of the Company if the Company fails to declare and pay the full amount of dividends payable on any two dividend payment dates. Such holders will have a right to elect two additional directors of the Company if the Company misses four dividend payment dates.

The aggregate net proceeds to the Company for the Series A Preferred Stock and the Series A Warrants issued on December 20, 1993 were $27.2. The Company allocated $10.3 and $16.9 of this amount to the Series A Preferred Stock and the Series A Warrants, respectively, based on management's estimate of the relative fair values of these securities at the time of their issuance, using information provided by the Company's investment bankers. The difference between the initially recorded amount and the redemption amount will be accreted to the carrying value of the Series A Preferred Stock using the interest method over the period from issuance to the mandatory redemption date, December 31, 2000. In addition, the carrying value of the Series A Preferred Stock will be further adjusted for increases in the Liquidation Preference prior to the Accretion Termination Date as described above. The total accretion recorded in 1995 and 1994 was $7.3 and $6.0, respectively.

Series B Cumulative Redeemable Convertible Preferred Stock

As of December 31, 1995, the Company had 38.8 thousand issued and outstanding shares of Series B Cumulative Redeemable Convertible Preferred Stock (the
"Series B Preferred Stock"). These shares constitute the remaining balance outstanding of the Series B Preferred Stock issued to certain individuals on December 9, 1994 in consideration for the early termination of a contract between the Company and KCS Industries, L.P., a Connecticut limited partnership ("KCS"), a related party (see Note M -- "Related Party Transactions"). The
Series B Preferred Stock has a par value of $.01 per share and an initial liquidation preference of $25.00 per share (the "Liquidation Preference"). During the period from the issue date and ending at the Accretion Termination Date (as defined below), the Liquidation Preference will accrete at the rate of 13% per year until December 20, 1999, and 18% per year thereafter. The Liquidation Preference totaled $2.0 at December 31, 1995.

After the  Accretion  Termination  Date,  the  holders of the Series B Preferred
Stock are entitled to cumulative dividends, payable quarterly, as described below. Each share of Series B Preferred Stock is convertible into 2.25 shares of the Company's common stock (subject to adjustment in certain circumstances), and is redeemable at the option of the Company on or after December 31, 1995 at a price equal to the Liquidation Preference plus unpaid dividends provided that a concurrent redemption of all outstanding Series B Warrants, as described below, is made. The Series B Preferred Stock is subject to a mandatory redemption requirement on or before December 31, 2001 at a per share redemption price equal to the Liquidation Preference on the date of redemption plus accrued but unpaid dividends. The Series B Preferred Stock has no voting rights except when and if dividends are in arrears as described below.

Commencing three months prior to the date the Company's indentures and loan agreements allow the Company to declare and pay cash dividends on the Series B Preferred Stock ("the Accretion Termination Date"), dividends will begin to accrue at the rate of 13% per year through December 20, 1999, and at the rate of 18% per year thereafter.

The Company allocated $0.9 and $0.7 to the Series B Preferred Stock and the Series B Warrants, respectively, based on management's estimate of the relative fair values of these securities at the time of their issuance (equivalent to the allocation used for the Series A Preferred Stock and Series A Warrants). The difference between the initially recorded amount and the redemption amount will be accreted to the carrying value of the Series B Preferred Stock using the interest method over the period from issuance to the mandatory redemption date, December 31, 2001. In addition, the carrying value of the Series B Preferred Stock will be further adjusted for increases in the Liquidation Preference prior to the Accretion Termination Date as described above.


NOTE J -- STOCKHOLDERS' DEFICIT

Common Stock. The Company's certificate of incorporation was amended in October 1993 to increase the number of authorized shares of common stock, par value $.01 (the "Common Stock"), to 30.0 million. As of December 31, 1995, there were 10.6 million shares issued and outstanding. Of the 19.4 million unissued shares at that date, 6.7 million shares were reserved for issuance for conversion of Series A and B Preferred Stock (Note I) and the exercise of stock options and Series A and B Warrants.

In December 1993, the Company issued 0.4 million shares of Common Stock as a contribution to two of the Company's pension plans. The Company valued these shares at $2.3, based on 96.5% of the market price of the Common Stock on the date of issuance.

Series A Warrants. In connection with the private placement of the Series A Preferred Stock (see Note I -- "Series A Preferred Stock"), the Company issued
1.3 million Series A Warrants. Each Series A Warrant may be exercised, in whole or in part, at the option of the holder at any time before the expiration date on December 31, 2000 and is redeemable by the Company under certain circumstances. As of December 31, 1995, upon the exercise or redemption of a Warrant, the holder thereof was entitled to receive 2.35 shares of Common Stock. The exercise price for the Warrants is $.01 for each share of Common Stock. The number of shares of Common Stock issuable upon exercise or redemption of the Warrants is subject to adjustment in certain circumstances.

Series B Warrants. In connection with the issuance of the Series B Preferred Stock (see Note I -- "Series B Preferred Stock"), the Company issued 107.0 thousand Series B Warrants. Each Series B Warrant may be exercised, in whole or in part, at the option of the holder at any time before the expiration date on December 31, 2001 and is redeemable by the Company under certain circumstances. Upon the exercise or redemption of a Warrant, the holder thereof shall be entitled to receive one share of Common Stock. The exercise price for the Warrants is $.01 for each share of Common Stock. At December 31, 1995, approximately 16 thousand warrants remain unexercised.

Stock Options. The Company maintains a qualified incentive stock option ("ISO") plan covering certain officers and key employees. The exercise price of the ISO is the fair market value of the shares at the date of grant. The ISO allows the holder to purchase shares of common stock, commencing one year after grant. ISO expire after ten years. At December 31, 1995, 4.8 thousand stock options were available for grant under the plan.

The following table is a summary of stock options:
                                                Number of    Exercise Price per
                                                 Options           Option
Outstanding at December 31, 1992                   59,666   $    6.40 to 14.80
  Granted                                          23,750        7.13 to 10.50
  Exercised                                        (3,750)                10.2
  Canceled or expired                              (3,750)                14.8
Outstanding at December 31, 1993                   75,916   $    6.40 to 14.80
  Granted                                          10,000                 6.63
  Exercised                                           ---
  Canceled or expired                              (3,750)                14.8
Outstanding at December 31, 1994                   82,166   $    6.40 to 14.80
  Granted                                          27,900                 4.25
  Exercised                                           ---
  Canceled or expired                              (6,666)       7.13 to 14.80
Outstanding at December 31, 1995                  103,400   $    4.25 to 14.80
Exercisable at December 31, 1995                   62,168   $    6.40 to 14.80

Long-Term Incentive Plans. In December 1995, the Board of Directors approved, subject to shareholder approval, the 1996 Terex Corporation Long-Term Incentive Plan (the "1996 Plan"). The 1996 Plan authorizes the granting of (i) options ("Stock Option Awards") to purchase shares of Common Stock, including Restricted Stock, (ii) shares of Common Stock, including Restricted Stock ("Stock Awards"), and (iii) cash bonus awards based upon a participant's job performance ("Performance Awards"). Subject to adjustment as described below under "Adjustments," the aggregate number of shares of Common Stock (including Restricted Stock, if any) optioned or granted under the 1996 Plan shall not exceed 300 thousand shares. The 1996 Plan provides that a committee (the "Committee") of the Board of Directors consisting of two or more members thereof who are non-employee directors, shall administer the 1996 Plan and has provided the Committee with the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain directors and officers and other key employees and consultants. The 1996 Plan also provides for automatic grants of Stock Option Awards to non-employee directors. In June 1994, the Company's board of directors approved a Long-Term Incentive Plan (the "Plan") covering certain managerial, administrative and professional employees and outside directors. The Plan was approved by Stockholders at the 1994 annual meeting. The Plan provides for awards to employees, from time to time and as determined by a committee of outside directors, of cash bonuses, stock options, stock and/or restricted stock. The total number of shares of the Company's common stock available to be awarded under the Plan is 750 thousand, subject to certain adjustments. In 1995, options to purchase a total of 290.7 thousand shares of common stock at $4.25 to $7.00 per share and a total of 50.0 thousand shares of restricted stock were granted to employees. In June 1994, options to purchase a total of 308.8 thousand shares of common stock at $5.50 per share and a total of 129.4 thousand shares of restricted common stock were granted to employees and outside directors.

Stock Appreciation Rights. In connection with the July 1992 sale of the Old Senior Secured Notes and obtaining the consent of the holders of the Company's existing Subordinated Notes to modify the Subordinated Notes, the Company issued
658.4 thousand common stock appreciation rights ("1992 SARs"). As of December 31, 1995, there were 624.8 thousand 1992 SARs outstanding. Of the outstanding 1992 SARs, 552.0 thousand may be exercised at the option of the holder thereof at any time through July 31, 1996, at which time they expire. The remaining 72.8 thousand SARs may be exercised through July 1, 1997, at which time they expire. The 1992 SARs entitle the holder to receive the market appreciation in the Company's Common Stock between $11.00 per share, subject to adjustment, and the average price per share for the 30 consecutive trading days prior to the date of exercise. At December 31, 1995, there was no reserve requirement necessary because the Company's Common Stock price was below $11.00 per share.

In connection with the May 1995 issuance of the Senior Secured Notes, the Company issued 1.0 million stock appreciation rights (the "1995 SARs") entitling the holders to receive cash or Common Stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each 1995 SAR. The 1995 SARs expire on May 15, 2002. At December 31, 1995 there was no reserve requirement necessary because the Company's Common Stock price was below $7.288 per share.


NOTE K -- RETIREMENT PLANS

Pension Plans

US Plans

The Company maintains four defined benefit pension plans covering certain domestic employees. The benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment. Participation in the plan for salaried employees was frozen as of May 7, 1993, and no participants will be credited with service following such date except that participants not fully vested will be credited with service for purposes of determining vesting only. The benefits for the plans covering the hourly employees are based primarily on years of service and a flat dollar amount per year of service. It is the Company's policy generally to fund these plans based on the minimum requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets consist primarily of common stocks, bonds, and short-term cash equivalent funds.

Pension expense includes the following components for 1995, 1994 and 1993:

                                                     Year ended December 31,
                                                   1995      1994       1993

Service cost for benefits earned during period  $     0.1 $     0.2  $     0.4
Interest cost on projected benefit obligation         2.2       2.2        2.4
Actual (return) loss on plan assets                  (3.8)     (0.4)      (2.1)
Net amortization and deferral                         2.0      (1.2)       0.9
Curtailment (gain) loss                             ---       ---         (0.3)
Net pension expense                             $     0.5 $     0.8  $     1.3


The following table sets forth the US plans' funded status and the amounts recognized in the Company's financial statements at December 31:

                                          1995                   1994                      1993
                                 Overfunded Underfunded  Overfunded Underfunded   Overfunded  Underfunded
                                   Plans       Plans        Plans      Plans         Plans      Plans
Actuarial present value of:
Vested benefits ...............   $   9.4    $  20.9       $  8.0    $  19.0        $  9.3    $  22.5
Accumulated benefits ..........   $   9.9    $  20.9       $  8.1    $  19.1        $  9.5    $  22.7
Projected benefits ............   $   9.9    $  20.9       $  8.1    $  19.1        $  9.5    $  22.7
Fair value of plan assets .....      10.2       16.5          9.2       14.7           9.7       14.7
Projected benefit obligation
  (in  excess of) less than
  plan  assets ................       0.4       (4.4)         1.1       (4.4)          0.2       (8.0)
Unrecognized net loss from past
  experience different than
  assumed .....................       2.6        2.7          2.5        1.8           3.7        4.2
Unrecognized prior service cost       0.9        --           0.5        --            0.5        --
Adjustment to recognize minimum
  liability ...................       --        (2.7)         --        (1.8)          --        (4.2)
Pension asset (liability)
  recognized in the  balance
  sheet .......................   $   3.9    $  (4.4)      $  4.1    $  (4.4)       $  4.4    $  (8.0)

The expected long-term rate of return on plan assets was 9% for the periods presented. The discount rate assumption was 7.5% for 1995, 8.5% for 1994 and 7.0% for 1993. The assumption for the rate of compensation increase, if applicable per plan provisions, was 5.5% for 1993 (until May 7, 1993).

In accordance with the provisions of the SFAS No. 87, "Employers' Accounting for Pensions," the Company has recorded an adjustment of $2.7 and $1.8 to recognize a minimum pension liability at December 31, 1995 and 1994, respectively. This liability is offset by a direct reduction of stockholders' deficit.

In December 1993, Terex contributed 350.0 thousand shares of Terex Common Stock to the Master Trust for the benefit of two of the Terex plans, which were valued by the Company at $2.3 based upon 96.5% of the market value of Terex Common Stock as quoted on the New York Stock Exchange on the day of contribution. The market value of this investment was $1.7 at December 31, 1995.

In addition, the Master Trust held 6.0 thousand 1992 SARs, valued at $0.10 per right (total value of less than $0.1) at December 31, 1995 and 6.0 thousand Terex SARs, valued at $1.00 per right (less than $0.1) at December 31, 1994.

International Plans

TEL maintains a government-required defined benefit plan (which includes certain defined contribution elements) covering substantially all of its management employees. This plan is fully funded. Pension expense relating to this plan was approximately $0.3, $0.3 and $0.2 for the years ended December 31, 1995, 1994 and 1993, respectively.

Certain of CMH's German employees are covered by noncontributory defined benefit pension plans. CMH also maintains separate pension benefit plans for certain German executive employees and for other staff. The executive pension plans are based on final pay and service, and, in some cases, are dependent on social security pensions while the other staff plans are based on fixed amounts applied to the number of years service rendered. The plans are unfunded.

The components of consolidated pension expense for each of the reporting periods covered by these financial statements is as follows:
                                      Year Ended December 31,
                                     1995      1994       1993
Current service cost              $    0.1  $    0.2   $    0.2
Interest cost                          0.9       0.9        0.9
Net amortization and deferrals        (0.9)     (0.8)       0.1
Defined benefit pension expense   $    0.1  $    0.3   $    1.2

The following table reconciles the funded status of the Company's defined benefit pension plans to the amounts recognized on the Company's Consolidated Balance Sheet:

                                                        December 31,
                                                       1995      1994
Accumulated benefit obligation,
  including nonvested benefits
  of $0.2 and $0.2 at
  December 31, 1995 and 1994 .....................   $  12.8  $  11.1
Projected benefit obligations ....................   $  12.8  $  11.2
Unrecognized net gain/(loss) .....................      (0.9)     1.9
Unrecognized prior service cost ..................       0.4      --
Unrecognized transition asset (liability) ........       0.6     (0.7)
Adjustment required to recognize minimum liability       --       --
Accrued pension cost .............................   $  12.9  $  12.4

The discount rate of 7.5% was used in 1995 and 1994 to determine the projected benefit obligation. During 1994, the Company significantly reduced its German work force in connection with restructuring of its operations. As a result, the Company realized a curtailment gain with respect to these plans, which was recognized as a reduction of the unrecognized transition liability in accordance with the provisions of SFAS 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination of Benefits." In 1994 the Company changed certain assumptions used in the actuarial valuation of the plans. These changes in assumptions reflected the reductions in personnel and other changes in the Company's operations, including changes in compensation arrangements, implemented during 1994. These changes resulted in an actuarial gain of $2.7. The gain in excess of 10% of the projected benefit obligation is being amortized over 2 years.

Saving Plans

The Company sponsors various tax deferred savings plans into which eligible employees may elect to contribute a portion of their compensation. The Company can, but is not obligated to, contribute to certain of these plans.

Other Postemployment Benefits

The Company provides postemployment health and life insurance benefits to certain former salaried and hourly employees of Koehring. The Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," on January 1, 1993. This statement requires accrual of postretirement benefits (such as health care benefits) during the years an employee provides service.

Terex adopted the provisions of SFAS No. 106 using the delayed recognition method, whereby the amount of the unrecognized transition obligation at January 1, 1993 is recognized prospectively as a component of future years' net periodic postretirement benefit expense. The unrecognized transition obligation at January 1, 1993 was $4.5. Terex is amortizing this transition obligation over 12 years, the average remaining life expectancy of the participants. The liability of the Company, as of December 31, was as follows:

                                             1995     1994
Actuarial present value of accumulated
  postretirement benefit obligation:
Retirees ................................   $  4.4  $  4.6
Active participants .....................      --      --
Total accumulated postretirement
  benefit obligation ....................      4.4     4.6
Unamortized transition obligation .......     (3.4)   (3.7)
Liability recognized in the balance sheet   $  1.0  $  0.9

Health care trend rates used in the actuarial assumptions range from 12.0% to 13.5%. These rates decrease to 6.5% over a period of 8 to 10 years. The effect of a one percentage-point change in the health care cost trend rates would change the accumulated postretirement benefit obligation approximately 7%. The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 8.25% for the years ended December 31, 1995 and 1994, respectively.

Net periodic postretirement benefit expense includes the following components for 1995 and 1994:

                                         Year Ended December 31,
                                            1995        1994
Service cost ...........................   $ ---      $ ---
Interest cost ..........................      0.3        0.4
Net amortization .......................      0.4        0.4
Total ..................................   $  0.7     $  0.8

The Company's postretirement benefit obligations are not funded. Net periodic postretirement benefit expense for the years ended December 31, 1995, 1994 and 1993 was approximately $0.6, $0.5 and $0.4 greater on the accrual basis than it would have been on the cash basis.


NOTE L -- LITIGATION AND CONTINGENCIES

In December 1992, a Class Action complaint was filed against Fruehauf, the Company, certain of Fruehauf's then officers and directors and certain of the underwriters of the initial public offering of Fruehauf, in the United States District Court for the Eastern District of Michigan, Southern Division, alleging, among other things, violations of certain provisions of the federal securities laws, and seeking unspecified compensatory and punitive damages. The Company has settled this litigation, with court approval, and recorded a provision of $0.3 million in the quarter ended March 31, 1995.

In the Company's lines of business, but primarily in the Material Handling Segment, numerous suits have been filed alleging damages for accidents that have arisen in the normal course of operations involving the Company's products. As part of the acquisition of CMH, the Company and CMH assumed both the outstanding and future product liability exposures related to such operations. As of December 31, 1995, CMH had approximately 120 lawsuits outstanding alleging damages for injuries or deaths arising from accidents involving CMH products. Most of the foregoing suits are in various stages of pretrial completion, and certain plaintiffs are seeking punitive as well as compensatory damages. The Company is self-insured, up to certain limits, for these product liability exposures, as well as for certain exposures related to general, workers' compensation and automobile liability. Insurance coverage is obtained for catastrophic losses as well as those risks required to be insured by law or contract. The Company has recorded and maintains an estimated liability, based in part upon actuarial determinations, in the amount of management's estimate of the Company's aggregate exposure for such self-insured risks.

The Company is involved in various other legal proceedings which have arisen in the normal course of its operations. The Company has recorded provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable.

The Company is contingently liable as a guarantor for certain customers' floor plan obligations with financial institutions. As a guarantor, the Company is obligated to purchase equipment which has been repossessed by the financial institution based upon the unamortized principal balance outstanding. The Company records the repossessed inventory at its estimated net realizable value. Any resultant losses are charged against related reserves. The guarantee under such floor plans aggregated approximately $30.0 at December 31, 1995. The Company has recorded reserves based on management's estimates of potential losses arising from these guarantees. Historically, the Company has incurred only minimal losses relating to these arrangements.

CMH has also given guarantees to financial institutions relating to capital loans, residual guarantees and other dealer and customer obligations arising in the ordinary conduct of its business. Such guarantees approximated $3.8 at December 31, 1995. Estimated losses, if any, on such guarantees are accrued as a component of the Allowance for Doubtful Accounts.

To enhance its marketing effort and ensure continuity of its dealer network, CMH has also agreed as part of its dealer sales agreements to repurchase certain new and unused equipment in the event of a dealer termination. Repurchase agreements included in operating agreements with an independent financial institution have been patterned after those included in the dealer sales agreements, and provide for repurchase of inventory in certain circumstances of dealer default on financing provided by the financial institution to the dealer. Dealer inventory of approximately $200.0 at December 31, 1995 were covered by those operating agreements. Under these agreements, when dealer terminations do occur, a newly selected dealer generally assumes the assets of the prior dealer and any related financial obligations.
Historically,   CMH  has  incurred  only  minimal   losses   relating  to  these
arrangements.

The Company's outstanding letters of credit totaled $7.7. The letters of credit generally serve as collateral for certain liabilities included in the Consolidated Balance Sheet. Certain of the letters of credit serve as collateral guaranteeing the Company's performance under contracts.

As described in Note H -- "Income Taxes," the Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989.

The Company has agreed to indemnify certain outside parties for losses related to Fruehauf's worker compensation obligations. Some of the claims for which Terex is contingently obligated are also covered by bonds issued by an insurance company. In 1993, the Company recorded liabilities for these contingent obligations representing management's estimate of the maximum potential losses which the Company might incur.


NOTE M -- RELATED PARTY TRANSACTIONS

On August 28, 1995, the Company announced that its Chairman, Randolph W. Lenz, had retired from his position with the Company and its Board of Directors. In connection with his retirement, the Company (upon the recommendation of a committee comprised of its independent Directors and represented by independent counsel) and Mr. Lenz have executed a retirement agreement providing certain benefits to Mr. Lenz and the Company. The agreement provides, among other things, for a five-year consulting engagement requiring Mr. Lenz to make himself available to the Company to provide consulting services for certain portions of his time. Mr. Lenz, or his designee, will receive a fee for consulting services which will include payments in an amount, and a rate, equal to his 1995 base salary until December 31, 1996. The agreement also provides for the granting of a five-year $1.8 million loan bearing interest at 6.56% per annum which is subject to being forgiven in increments over the five-year term of the agreement upon certain conditions and equity grants having a maximum potential of 200.0 thousand shares of Terex common stock conditioned upon the Company achieving certain financial performance objectives in the future. In contemplation of the execution of this retirement agreement, the Company advanced to Mr. Lenz the principal amount of the forgivable loan. Mr. Lenz has also agreed not to compete with the Company, to vote his Terex shares in the manner recommended by the Company's Board of Directors, not to acquire any additional shares of the Company's common stock, and, except under certain circumstances, not to sell his shares of common stock. In addition to indebtedness pursuant to the retirement agreement, an affiliate of Mr. Lenz is indebted to the Company in the approximate amount of $33.45 thousand representing shipping charges incurred by the Company for such affiliate during 1994. The affiliate of Mr. Lenz has not paid such charges to date.

Under a contract dated July 1, 1987, as amended, KCS Industries, L.P., a Connecticut limited partnership ("KCS"), principally owned by Mr. Lenz provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries. For the services of KCS, the Company paid KCS an annual fee plus the reimbursement for all out-of-pocket expenses incurred by KCS in fulfilling the contract. During 1993 the Company made payments to KCS of $2.9.

During 1993, the Board of Directors of the Company concluded that it would be in the Company's best interest to terminate the Company's contract with KCS and integrate the management services of KCS directly into the Company. Pursuant to an agreement between the Company and KCS, the contract between the Company and KCS was terminated as of the close of business on December 31, 1993. Certain employees of KCS, became salaried employees of the Company effective January 1, 1994, with the titles of Executive Vice President and Senior Vice President, respectively. In consideration of the termination of the contract, the Company issued 89.8 thousand shares of the Company's Series B Cumulative Redeemable Convertible Preferred Stock (valued at $0.9) and 106.95 thousand Series B Warrants (valued at $0.7), the terms of which are substantially similar to the terms of the Company's outstanding Series A Preferred Stock and Series A Warrants, respectively. Of such amounts, Mr. Lenz received 38.8 thousand shares of preferred stock and warrants exercisable for 15.7 thousand shares of Terex Common Stock and other KCS employees each received 25.5 thousand shares of preferred stock and warrants exercisable for 45.6 thousand shares of Terex Common Stock. The employees converted their shares and warrants to Common Stock in 1995. In addition, Mr. Lenz received cash payments of approximately $0.5.

The Company, certain directors and executives of the Company, and KCS have been named parties in various legal proceedings. During 1995, 1994 and 1993, the Company incurred $0.3, $0.3 and $0.4 of legal fees and expenses on behalf of the Company, directors and executives of the Company, and KCS named in the lawsuits.

In conjunction with the CMH Acquisition, the Company financed the acquisition and refinanced a major component of its previously outstanding bank debt through a private placement of Secured Notes and 1992 SARs, and the establishment of the Bank Lending Agreement. A director of the Company was at the time an employee and officer of Jefferies & Company, Inc. ("Jefferies"), the investment banking firm which acted as an exclusive placement agent for the Company in the offering of the Old Senior Secured Notes and 1992 SARs. Jefferies was paid fees of $6.5 in 1992 for services performed as placement agent. Jefferies was also the Company's placement agent for the December 1993 sale of the Series A Preferred Stock and Series A Warrants for which Jefferies received fees totalling $2.5 in 1993. Jefferies was also the agent for the Company for certain sales by the Company of its common stock of Fruehauf in 1993. Jefferies purchased 250.0 thousand Series A Warrants and 180.0 thousand shares of Series A Preferred Stock from the Company in connection with the Company's private placement on December 20, 1993.

In 1995, the Company retained Jefferies & Company, Inc., of which a director of the Company was then Executive Vice President, in connection with the offering of the Company's $250 million Senior Secured Notes and acquisition of PPM which was completed in May 1995. Jefferies & Company, Inc. was paid $9.2 as an underwriting discount and for services rendered.

A director of the Company was affiliated with the Airlie Group L.P. ("Airlie"), a limited partnership which owned approximately 9% of the Company's Common Stock (including Common Stock issuable upon conversion of Series A Preferred Stock) and 40 thousand Warrants. Until May 1994, this director was an employee of the investment firm of TMT-FW, Inc. which is one of two general partners of the general partner of Airlie. During the time the director was affiliated with Airlie, Airlie received all director fees to which the director was entitled by reason of his service as a director of the Company. On December 20, 1993, Airlie purchased 40 thousand Warrants and 40 thousand shares of Series A Preferred Stock from the Company as part of the Company's private placement.

The Company requires that all transactions with affiliates be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board is advised in advance of any such proposed transaction or agreement and utilizes such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of outside directors. One of the responsibilities of the Audit Committee is to review related party transactions.

NOTE N-- BUSINESS SEGMENT INFORMATION

The Company operates in three industry segments: Material Handling, Heavy Equipment and Terex Cranes.

The Material Handling Segment designs, manufactures and markets a complete line of internal combustion ("IC") and electric lift trucks, electric walkies, automated pallet trucks and related components and replacement parts. These products are used in material handling applications in a broad array of manufacturing, distribution and transportation industries. The Material Handling Segment consists of CMH, which was acquired by the Company on July 31, 1992 from Clark Equipment Company.

The Heavy Equipment Segment designs, manufactures and markets heavy-duty, off-highway earthmoving and construction equipment and related components and replacement parts. These products are used primarily by construction, mining, logging, industrial and government customers in building roads, dams and commercial and residential buildings; supplying coal, minerals, sand and gravel. The Heavy Equipment Segment consists of two operating businesses: (i) the Terex Business, which manufactures off-highway rigid and articulated haulers, scrapers and wheel loaders and (ii) Unit Rig, which manufactures electric rear and bottom dump haulers, as well as mechanical drive haulers and wheel loaders principally sold to the mining industry.

Terex Cranes designs, manufactures and markets mobile cranes, aerial platforms, container stackers and scrap handlers and related components and replacement parts. These products are used primarily for construction, repair and maintenance of infrastructure, buildings and manufacturing facilities, for material handling applications in the distribution and transportation industries as well as in the scrap, refuse and lumber industries. Terex Cranes consists of three operating businesses: (i) Koehring, which manufactures mobile cranes, aerial lift platforms and scrap handlers, (ii) PPM North America, which manufactures mobile cranes and container stackers under the brand name P&H (a trademark of Harnischfeger) primarily in North America and (iii) PPM Europe, which manufactures mobile cranes and container stackers primarily in Europe.

Industry segment information is presented below:

                                        1995       1994       1993
Sales
Material Handling ..............    $    528.8   $  472.7  $  395.6
Heavy Equipment ................         250.3      226.8     203.8
Terex Cranes ...................         252.3       90.4      71.4
Eliminations ...................          (1.2)      (3.1)     (0.5)
Total ..........................    $  1,030.2   $  786.8  $  670.3

Income (Loss) from Operations
Material Handling ..............    $      3.0   $  (13.9) $  (28.6)
Heavy Equipment ................          13.0       11.1      11.0
Terex Cranes ...................           7.2        7.9     (12.8)
General/Corporate ..............          (1.8)      (1.7)     (3.5)
Total ..........................    $     21.4   $    3.4  $  (33.9)

Depreciation and Amortization
Material Handling ..............    $     14.8   $   11.0  $    9.7
Heavy Equipment ................           2.3        2.2       7.2
Terex Cranes ...................           7.6        1.0       1.5
General/Corporate ..............           3.0        2.9       4.0
Total ..........................    $     27.7   $   17.1  $   22.4

Capital Expenditures
Material Handling ..............    $      5.3   $    7.8  $    8.9
Heavy Equipment ................           2.7        4.2       2.1
Terex Cranes ...................           2.4        0.4       0.5
General/Corporate ..............           0.1        0.3       --
Total ..........................    $     10.5   $   12.7  $   11.5

Identifiable Assets
Material Handling ..............    $    191.0   $  195.0  $  205.6
Heavy Equipment ................         169.4      147.4     130.4
Terex Cranes ...................         239.9       40.3      37.8
General/Corporate ..............          26.6       18.9      16.9
Total ..........................    $    626.9   $  401.6  $  390.7

Geographic segment information is presented below:

                                            1995      1994       1993
Sales
North America ...........................$    677.9  $  557.1  $  466.9
Europe ..................................     385.4     240.7     211.7
All other ...............................      13.0      34.0      19.4
Eliminations ............................     (46.1)    (45.0)    (27.7)
Total ...................................$  1,030.2  $  786.8  $  670.3

Income (Loss) from Operations
North America ...........................$     12.2  $    6.3  $  (36.7)
Europe ..................................      17.4      (4.5)     (0.7)
All other ...............................      (4.6)      0.4       2.3
Eliminations ............................      (3.6)      1.2       1.2
Total ...................................$     21.4  $    3.4  $   33.9)

Identifiable Assets
North America ...........................$    275.0  $  250.6  $  241.6
Europe ..................................     294.4     167.5     150.0
All other ...............................      30.1       8.8      10.8
Eliminations ............................      27.4     (25.3)    (11.7)
Total ...................................$    626.9  $  401.6  $  390.7

Sales between segments and geographic areas are generally priced to recover costs plus a reasonable markup for profit. Operating income equals net sales less direct and allocated operating expenses, excluding interest and other nonoperating items. Corporate assets are principally cash, marketable securities and administration facilities.

The Company is not dependent upon any single customer.

Export sales from U.S. operations were as follows:
                                              Year Ended December 31,
                                               1995    1994     1993
North and South America ..................   $   57.4 $  34.9 $  28.8
Europe, Africa and Middle East ...........       26.2    15.1    20.7
Asia and Australia .......................       38.5    39.6    32.8
                                             $  122.1 $  89.6 $  82.3


NOTE O -- LIQUIDITY, FINANCING AND SEVERANCE ACTIONS

The Company's businesses are working capital intensive and require funding for purchases of production and replacement parts inventories, capital expenditures for repair, replacement and upgrading of existing facilities as well as financing of receivables from customers and dealers. The Company has significant debt service requirements including semi-annual interest payments on senior debt and monthly interest payments on its credit facility. Debt reduction and an improved capital structure are major focal points for the Company. In this regard, the Company reviews on a regular basis its alternatives to improve its capital structure and to reduce debt through debt refinancings, issuance of equity, asset sales, the sales of business units or any combination thereof.

Net cash of $21.9 was used in operating activities during the year ended December 31, 1995. Net cash used by investing activities was $98.9 during the year ended December 31, 1995 principally due to the PPM Acquisition as described below. Net cash provided by financing activities during the year ended December 31, 1995 was $120.1, primarily from the Refinancing discussed below. Cash and cash equivalents totaled $7.8 at December 31, 1995.

The Company announced personnel reductions totaling approximately 134 employees in the Material Handling Segment's North American operations during the second quarter of 1995 as a continuation of the Company's programs to increase manufacturing efficiency, reduce costs and improve liquidity. The Company recorded a combined charge of $3.5 in the second quarter of 1995 for severance costs associated with these actions and additional costs associated with the closing of certain administrative and warehouse facilities.

As discussed below, the Company has refinanced its senior and subordinated debt, established new credit facilities and borrowed additional funds to complete the PPM Acquisition which will impact future operating results, sources of liquidity and debt service requirements.

On May 9, 1995, the Company completed the Refinancing and the PPM Acquisition. The Refinancing included the private placement to institutional investors of $250 of the Senior Secured Notes, repayment of the Company's Old Senior Secured Notes and Senior Subordinated Notes, totaling approximately $152.6 principal amount, and entry into the Credit Facility to replace the Company's existing Lending Facility in the U.S. Until such time as the Company completes an exchange of the Senior Secured Notes for an equivalent issue of registered notes, or a shelf registration statement for the Senior Secured Notes is effective, the interest rate on the Senior Secured Notes will be 13.75%. The Indenture for the Senior Secured Notes places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; utilize the proceeds of assets sales; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates. In connection with the issuance of the Senior Secured Notes, the Company issued 1.0 million stock appreciation rights ("SARs") entitling the holders to receive cash or Common Stock, at the option of the Company, in an amount equal to the average closing sale price of the common stock for 60 trading days prior to the date of exercise less $7.288 for each SAR.

Approximately $92.6 of the proceeds of the Senior Secured Notes was used for the PPM Acquisition, including the repayment of certain indebtedness of PPM required to be repaid in connection with the acquisition. In addition, the Company estimates that the acquisition costs incurred will total approximately $5.0. The remainder of the purchase price consisted of the issuance of redeemable preferred stock of Terex Cranes having an aggregate liquidation preference of 127 French francs (approximately $26.1), subject to adjustment. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit as of the date of closing. The preferred stock does not bear a dividend and, accordingly, the Company has valued this stock at approximately $8.8 (discounted at 15%). The Company has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, the Company believes that the amount of the preferred stock could ultimately be reduced.

The Company's Credit Facility provides the Company with the ability to borrow (in the form of revolving loans and up to $15 in outstanding letters of credit) up to $100. The Credit Facility is secured by substantially all of the Company's domestic receivables and inventory (including PPM). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of the Company's U.S. businesses other than CMHC, plus
(ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of the Company, revolving loans may be in the form of prime rate loans initially bearing interest at the rate of 1.75% per annum in excess of the prime rate and Eurodollar rate loans initially bearing interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.

The Company made an interest payment of $17.7 on November 15, 1995 on the Senior Secured Notes. The Company's debt service obligations for 1996 include approximately $17.1 on May 15 and November 15, 1996 on the Senior Secured Notes and approximately $0.6 monthly on the Credit Facility. Management believes that, absent significant unanticipated declines in operating performance, cash generated from operations and the Refinancing provide the Company with adequate liquidity to meet the Company's operating and debt service requirements. The balance outstanding under the Credit Facility as of December 31, 1995 was $66.8, and the additional amount the Company could have borrowed was $8.8 as of that date. As of March 20, 1996, the amount available to the Company under the Credit Facility was approximately $13.0. TEL entered into a new bank working capital facility in 1995, and PPM Europe is in negotiations to secure a working capital facility in 1996. Management intends to seek additional working capital financing facilities for the Company's international operations to provide additional liquidity worldwide.






Report of Independent Auditors



The Board of Directors and Shareholders
PPM S.A. and Legris Industries, Inc.


We have audited the accompanying combined balance sheets of PPM S.A. and Legris Industries, Inc. as of December 31, 1994 and 1993, and the related combined statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the combined financial position of PPM S.A. and Legris Industries, Inc. at December 31, 1994 and 1993, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


ERNST & YOUNG LLP


Greenville, South Carolina
August 22, 1995

                      PPM S.A. and Legris Industries, Inc.
                            Combined Balance Sheets



                                                     December 31
                                                  1994         1993
                                                 (In thousands except
                                                    share amounts)

Assets
Current assets:
Cash and cash equivalents ...................   $  3,586   $  2,152
Trade accounts receivable,
  less allowances of $2,861 and $2,181
  in 1994 and 1993, respectively ............     35,173     25,868
Due from affiliates .........................      1,705      1,869
Refundable taxes ............................      5,946      5,257
Inventories .................................     70,020     63,498
Prepaid expenses ............................      5,525      4,758
Other current assets ........................         32         81
                                                --------   --------

Total current assets ........................    121,987    103,483

Property, plant, and equipment, net .........     20,922     23,002

Intangible assets:
Cost in excess of net assets acquired,
  less accumulated amortization of
  $8,567 and $6,871 in 1994 and 1993,
  respectively ..............................     34,951     36,540
Other identified intangible assets,
  less accumulated amortization of
  $871 an $597 in 1994 and 1993, respectively        462        715
                                                --------   --------

                                                  35,413     37,255
                                                --------   --------

Total assets ................................   $178,322   $163,740
                                                ========   ========

                      PPM S.A. and Legris Industries, Inc.

                             Combined Balance Sheets
                                   (continued)



                                                       December 31
                                                  1994          1993
                                                 (In thousands except
                                                     share amounts)

Liabilities and shareholders' equity
 Current liabilities:
  Trade accounts payable ....................   $  43,963    $  35,052
  Due to affiliates .........................       6,200        3,027
  Product liability reserve .................       4,850        4,432
  Product warranty reserve ..................       1,526          753
  Accrued expenses ..........................      15,215       16,352
  Current portion of long-term debt and other
    short-term borrowings ...................      72,689       37,044
  Current portion of obligations
    under capital leases ....................         925          731
                                                ---------    ---------

Total current liabilities ...................     145,368       97,391

Long-term debt, less current portion ........       5,851       28,331

Obligations under capital leases,
  less current portion ......................       2,896        3,308

Minority interest in subsidiaries ...........       1,944        2,591

Shareholders' equity:
  Common stock of Legris Industries, Inc.,
    $100 par value -- authorized, issued
    and outstanding 200 shares ..............        --           --
  Common stock of PPM S.A., 100 French Francs
    ($19) par value -- authorized, issued and
    outstanding 1,265,544 shares ............        --           --
  Paid-in capital ...........................      90,491       81,209
  Accumulated deficit .......................     (65,079)     (46,043)
  Foreign currency translation adjustments ..      (3,149)      (3,047)
                                                ---------    ---------

Total shareholders' equity ..................      22,263       32,119
                                                ---------    ---------

Total liabilities and shareholders' equity ..   $ 178,322    $ 163,740
                                                =========    =========

See accompanying notes.

                      PPM S.A. and Legris Industries, Inc.

                        Combined Statements of Operations



                                              Year Ended December 31
                                         1994          1993         1992
                                      -----------  -----------   -----------
                                                  (In thousands)

Net Sales .........................   $ 179,695    $ 191,236    $ 236,088

Cost of products sold .............    (155,129)    (175,072)    (197,243)

Selling, general and administrative
  expenses ........................     (35,673)     (38,861)     (49,862)

Amortization of intangible assets .      (1,970)      (1,807)      (2,074)
                                      ---------    ---------    ---------

Loss from operations ..............     (13,077)     (24,504)     (13,091)

Other income (expense):
     Interest income ..............          48           11           30
     Interest expense .............      (6,668)      (8,293)      (6,421)
     Insurance proceeds ...........        --          6,177        1,122
                                      ---------    ---------    ---------

                                         (6,620)      (2,105)      (5,269)
                                      ---------    ---------    ---------

Loss before income taxes
 and minority interest ............     (19,697)     (26,609)     (18,360)

Income tax (benefit) provision ....         (14)          30          917
                                      ---------    ---------    ---------

Loss before minority interest .....     (19,683)     (26,639)     (19,277)

Minority interest in loss of
 consolidated subsidiaries ........         647          946          424
                                      ---------    ---------    ---------

Net loss ..........................   $ (19,036)   $ (25,693)   $ (18,853)
                                      =========    =========    =========



See accompanying notes.





                      PPM S.A. and Legris Industries, Inc.

                   Combined Statements of Shareholders' Equity



                                                                            Foreign
                                                                            Currency
                               Common Stock       Paid-In    Accumulated  Translation
                              Shares   Amount     Capital      Deficit    Adjustments     Total
                                              (In thousands except share amounts)

Balance at
December 31, 1991 ........   1,265,744   $--     $  71,242   $  (1,497)   $     (62)   $  69,683

Capital contribution .....        --      --         3,500        --           --          3,500
Conversion of debt
  to paid-in capital .....        --      --         6,467        --           --          6,467
Net loss .................        --      --          --       (18,853)        --        (18,853)
Translation
  adjustment .............        --      --          --          --         (2,443)      (2,443)
                             ---------   -----   ---------   ---------    ---------    ---------

Balance at
December 31, 1992 ........   1,265,744    --        81,209     (20,350)      (2,505)      58,354

Net loss .................        --      --          --       (25,693)        --        (25,693)
Translation
  adjustment .............        --      --          --          --           (542)        (542)
                             ---------   -----   ---------   ---------    ---------    ---------

Balance at
December 31,1993 .........   1,265,744    --        81,209     (46,043)      (3,047)      32,119

Conversion of debt
  to paid-in capital .....        --      --         9,282        --           --          9,282
Net loss .................        --      --          --       (19,036)        --        (19,036)
Translation
  adjustment .............        --      --          --          --           (102)        (102)
                             ---------   -----   ---------   ---------    ---------    ---------

Balance at
December 31, 1994 ........   1,265,744   $---    $  90,491   $ (65,079)   $  (3,149)   $  22,263
                             =========   =====   =========   =========    =========    =========


See accompanying notes.


                      PPM S.A. and Legris Industries, Inc.

                        Combined Statements of Cash Flows

                                                                   Year Ended December 31
                                                              1994          1993         1992
                                                           -----------  -----------   -----------
                                                                       (In thousands)
Operating activities
Net loss ...............................................   $(19,036)   $(25,693)   $(18,853)
Adjustments to reconcile net loss to net
  cash used in operating activities:
Depreciation and amortization ..........................      6,088       5,661       6,013
Changes in operating assets and liabilities:
Accounts receivable ....................................     (9,305)     11,824      13,992
Inventories ............................................     (6,522)     20,562         513
Prepaid expenses and other .............................     (1,407)      3,450       3,328
Accounts payable .......................................      8,911     (14,911)    (20,660)
Net amounts due to affiliates ..........................      3,009      (3,275)     (6,257)
Product liability reserve ..............................        418         493      (3,123)
Accrued expenses and product warranty reserve ..........       (364)     (2,654)       (208)
                                                           --------    --------    --------

Net cash used in operating activities ..................    (18,208)     (4,543)    (25,255)

Investing activities
Purchases of property, plant and equipment .............       (718)     (1,683)     (5,398)
(Increase) decrease in other intangible assets .........       (128)         86        (247)
                                                           --------    --------    --------

Net cash used in investing activities ..................       (846)     (1,597)     (5,645)

Financing activities
Proceeds from revolving credit with banks and from
  notes payable to an affiliated company ...............     27,141      51,280      28,573
Principal payments on revolving credit with banks and on
  notes payable to an affiliated company ...............     (5,688)    (43,239)     (2,967)
Proceeds on other long-term debt .......................        347          76         749
Principal payments on other long-term debt .............       --        (3,351)       --
Payments on capital leases .............................       (218)       (160)       --
Capital contribution ...................................       --          --         3,500
                                                           --------    --------    --------

Net cash provided by financing activities ..............     21,582       4,606      29,855

Effect of exchange rate changes on cash ................     (1,094)        942        (461)
                                                           --------    --------    --------

Net increase (decrease) in cash and cash equivalents ...      1,434        (592)     (1,506)
Cash and cash equivalents at beginning of period .......      2,152       2,744       4,250
                                                           --------    --------    --------

Cash and cash equivalents at end of period .............   $  3,586    $  2,152    $  2,744
                                                           ========    ========    ========

Supplemental disclosure of cash flow information
Cash paid for interest .................................   $  6,763    $  9,811    $  7,667
                                                           ========    ========    ========
Cash paid for income taxes .............................   $     74    $    948    $  2,015
                                                           ========    ========    ========

See accompanying notes.

                      PPM S.A. and Legris Industries, Inc.

                     Notes to Combined Financial Statements

                                December 31, 1994

                                 (In thousands)



1. Basis of Presentation and Description of Business

Basis of Presentation

As more fully described in Note 13, Terex Corporation ("Terex"), through its wholly owned subsidiary Terex Cranes, Inc. ("Terex Cranes"), completed the acquisition of substantially all of the common stock of PPM S.A. ("PPM Europe") and Legris Industries, Inc. ("PPM North America") on May 9, 1995. PPM North America together with PPM Europe collectively are referred to as "PPM" or "the Company". Prior to the acquisition, Legris Industries, Inc. was a wholly owned subsidiary of Groupe Legris Industries S.A., a French corporation, and PPM S.A. was owned 99.13% by Potain S.A., a majority owned subsidiary of Groupe Legris Industries S.A. ("Groupe Legris").

The accompanying combined financial statements were prepared on the basis of generally accepted accounting principles and include the combined financial position, results of operations and cash flows of the businesses of PPM as follows below (subsidiaries are 100% owned except as indicated). All significant intercompany balances have been eliminated.

PPM S.A.
        Brimont Agraire S.A.
        Bendini SpA
        PPM Krane GmbH
        Baulift Baumaschiunen and Krane Handels GmbH

Legris Industries, Inc.
        Potain Tower Cranes, Inc. (inactive)
        PPM Cranes, Inc. (92.4%)
        PPM of Australia Pty. Ltd. (92.4%)
        PPM Far East Pte. Ltd. (92.4%)


Description of Business

PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI.


2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and overnight investments. Included in cash and cash equivalents is $512 at December 31, 1994 invested under repurchase agreements collateralized by U.
S. Treasury Notes. Securities pledged as collateral for repurchase agreements are held by the Company's custodian bank until maturity of the repurchase agreements. Provisions of the agreements ensure that the market value of this collateral is sufficient in the event of default; however, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



2. Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company provides credit in the normal course of business and performs ongoing credit evaluation on certain of its customers' financial condition, but generally does not require collateral to support such receivable. Accounts receivable potentially exposes the Company to concentration of credit risk, because the Company's customers operate primarily in the construction industry. The Company also establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for inventories held in the United States, by the first-in, first-out (FIFO) method for inventories of PPM of Australia Pty. Ltd and PPM Far East Pte. Ltd., and by the weighted average method for inventories of PPM S.A.

Property, Plant and Equipment

Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of PPM are depreciated using the straight-line method over their estimated useful lives.

Intangible Assets

The excess of cost over fair value of net assets of businesses acquired ("goodwill") is amortized on the straight-line method over a period of twenty years for Legris Industries, Inc. and fifteen years for PPM S.A. Other identified intangibles are primarily patents and organizational costs which are amortized over five years. The lives established for these assets are a composite of many factors; accordingly, the Company evaluates the continued appropriateness of these lives based upon the latest available economic factors and circumstances.

The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill is reduced by the estimated shortfall of cash flows.

Product Warranty

PPM warrants that each finished machine is merchantable and free of defects in workmanship and material for a period of up to one year or a specified period of use. Warranty reserves have been established for estimated normal warranty costs and for specific problems known to exist on products in use.

Product Liability

Reserves for product liability have been established based upon historical loss experience for the estimated liability on incidents which have occurred but have not yet been reported and for the estimated liability for reported incidents.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



2. Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the deferred tax liabilities and assets are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. A valuation allowance is recognized if it is more likely than not that some portion or all of a deferred tax asset will not be ultimately realized.

Revenue Recognition

Sales are recorded upon shipment or designation of specific goods for later shipment at customers' request with related risk of ownership passing to such customers.

Research and Development Costs

Company sponsored research and development costs related to both present and future products are expensed currently. Total expenditures for research and development for 1994, 1993 and 1992 were $2,669, $3,751 and $3,440, respectively.

Translation of Foreign Currencies

The local currencies of the Company's foreign operations have been determined to be the functional currencies in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Transactions in foreign currencies are translated into United States dollars at average rates of exchange prevailing during the period. Assets and liabilities denominated in foreign currencies are translated at the year end exchange rates and resulting translation adjustments are included as a separate component of shareholders' equity. Gains and losses on foreign currency transactions are recognized in earnings.

Shareholders' Equity

No amounts were paid as consideration for the issuance of common stock of PPM S.A. and Legris Industries, Inc. Accordingly, no amounts have been assigned to common stock in the financial statements.


3. Inventories

Inventories at December 31, 1994 and 1993 consist of the following:
                                     1994      1993

Raw materials and parts ........   $41,018   $37,767
Work in process ................    15,139    11,275
Finished goods and subassemblies    13,091    14,103
Consigned inventory ............       772       353
                                   -------   -------

                                   $70,020   $63,498
                                   =======   =======

At December 31, 1994 and 1993, approximately $26,308 and $24,618 of inventories were valued using the LIFO method. These amounts are approximately equivalent to the corresponding FIFO values at December 31, 1994 and 1993.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



4. Property, Plant and Equipment

Property, plant and equipment at December 31, 1994 and 1993 consists of the following:

                                  1994         1993

Land and improvements .......   $  2,080    $  2,242
Buildings ...................     21,273      20,181
Machinery and equipment .....     31,504      29,083
                                --------    --------

                                  54,857      51,506
Less accumulated depreciation    (33,935)    (28,504)
                                --------    --------

                                $ 20,922    $ 23,002
                                ========    ========


Depreciation  expense  for 1994,  1993 and 1992 was  $4,118,  $3,854 and $3,939,
respectively.


5. Debt

Debt at December 31, 1994 and 1993 consists of the following:

                                                                1994       1993

Non-interest bearing  promissory note payable to
  Harnischfeger  Corporation with annual  payments of
  $1,000 through April 10, 1996,  annual payments
  of $750 beginning  April 10, 1997 through
  April 10, 2001 and quarterly  payments of
  $125 beginning April 10, 2001 through maturity on
  April 10, 2011 ............................................. $ 6,331   $ 6,776

Letter of credit with Credit Lyonnais bearing interest
  at U.S. Prime (8.5% at December 31, 1994) payable
  on demand ..................................................   4,700     7,100

Indebtedness to Groupe Legris bearing  interest at
  9% annually  maturing May 31, 1996 with no scheduled
  principal payments prior to that date ......................     686       686

Indebtedness to Groupe Legris bearing  interest at
  the Eurodollar  rate plus .5% (6.875% at December 31,
  1994) payable on demand ....................................  11,500      --

Indebtedness to Groupe Legris bearing  interest at
  the Eurodollar  rate plus .5% (6.875% at December 31,
  1994) maturing December 31, 1996 with no scheduled
  principal payments prior to that date ......................   6,000     6,000

Indebtedness to Groupe Legris bearing  interest at the
  Eurodollar  rate plus .5% (6.875% at December 31,
  1994) maturing April 10, 1996 with no scheduled
  principal payments prior to that date ...................... $ 3,000   $ 3,000

Bank debt bearing interest at 10.75% .........................    --         179

Notespayable to Credit  National  bearing  interest
  at rates  ranging from 8% to 15.5% with
  maturities ranging from 10 to 15 years .....................     815     1,154

Note payable to Credit CECA over 5 years at 9.32% ............   2,170     1,968

Notes payable to Solirem bearing interest at 8.5% and
  10.24%, payable over 6 years ...............................     557       843

Note payable to Ministero del'Industria over 10 years at 8.37%     366       373

Note payable to Credito Romagnolo over 8 years at 10.93% .....     295       292

Lines of credit due on demand with various banks,
  bearing interest at rates ranging from 5.8%
  to 7.4% ....................................................  37,857    33,753

Other ........................................................   4,263     3,251
                                                               -------   -------

                                                                78,540    65,375
Less current portion .........................................  72,689    37,044
                                                               -------   -------

                                                               $ 5,851   $28,331
                                                               =======   =======


Other than the note payable to Harnischfeger Corporation, all debt obligations were satisfied in connection with the acquisition by Terex in May of 1995 (see
Note 13). Accordingly, all debt obligations other than the long-term portion of the note payable to Harnischfeger Corporation have been classified as current.

The maturities of the note payable to the Harnischfeger Corporation for the five years following December 31, 1994 and thereafter are as follows:

           Year                                      Payments
         --------                                  -----------


           1995                                    $      480
           1996                                           520
           1997                                           312
           1998                                           338
           1999                                           366
        Thereafter                                      4,315
                                                   ----------

                                                   $    6,331
                                                   ==========

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)


6. Employee Benefit Plan

Domestically, PPM Cranes, Inc. has a defined contribution plan covering its U.S. employees. Under this plan, the Company matches a portion of an employee's contribution to the plan. PPM Europe also maintains government required fully funded retirement plans for its employees in France and Italy. For purposes of these financial statements, all domestic and PPM Europe employees are considered to have participated in a multi-employer pension plan as defined in Statement of Financial Accounting Standards No. 87 "Employer's Accounting for Pensions". For multi-employer plans, employers are required to recognize as net pension expense total contributions for the period. With respect to these plans, PPM recorded a net pension expense of $289 for 1994, $118 for 1993 and $82 for 1992.


7. Income Taxes

     Effective January 1, 1992, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The adoption had no impact on the financial statements of the Company.

(Loss) income before income taxes and minority interest consisted of the following:

                         1994         1993       1992
                       ---------   ---------   ---------

Domestic ...........   $ (7,346)   $(11,179)   $ (4,269)
Foreign ............    (12,351)    (15,430)    (14,091)
                       --------    --------    --------

                       $(19,697)   $(26,609)   $(18,360)
                       ========    ========    ========



Significant components of the provision for income taxes are as follows:

                             1994      1993      1992

Current
    Federal .............    $  --     $  (5)    $ 147
    Foreign .............        5        72       836
                             -----     -----     -----

                                 5        67       983

Deferred:
    Federal .............     --        --        --
    Foreign .............      (19)      (37)      (66)
                             -----     -----     -----

                             $ (14)    $  30     $ 917
                             =====     =====     =====


PPM has not provided U.S. and foreign income taxes on foreign undistributed earnings which are being retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. Federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total tax liability that would be incurred upon such a distribution.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



7. Income Taxes (continued)

The income tax (benefit) provision at the effective tax rate differed from the benefit at the statutory rate as follows:

                                        1994       1993       1992

Computed tax (benefit) at expected
     statutory rate ...............   $(6,697)   $(9,047)   $(4,074)

State taxes .......................      (315)      (480)      (183)
Valuation allowance ...............     4,695      8,823      4,431
Nondeductible goodwill ............       837        837        837
Adjustment of prior years' accruals     1,548       --         --
Foreign tax rate differential .....       (82)      (103)       (94)
                                      -------    -------    -------

Income tax (benefit) provision ....   $   (14)   $    30    $   917
                                      =======    =======    =======


At December 31, 1994, PPM North America has net operating loss carryforwards for Federal income tax purposes of approximately $50,550 available to offset future taxable income, expiring from 1997 to 2008 if not used. PPM Europe has loss carryforwards of approximately $21,665 at December 31, 1994, including approximately $11,023 of carryforwards which have no fixed expiration date. The remaining carryforwards will expire beginning in 1995.

The differences between the loss carryforwards for financial reporting and income tax purposes result principally from differences between the income tax basis and the financial reporting basis allocated to the net assets acquired and differences in the methods of depreciating property, plant, and equipment. For financial reporting purposes, a valuation allowance equal to the entire benefit of the cumulative temporary differences and net operating loss carryforwards has been recognized to offset the net deferred tax assets. For substantially all of the valuation allowance for deferred tax assets, subsequently recognized tax benefits will be allocated to reduce goodwill resulting from the acquisition of PPM by Terex. Components of the Company's deferred taxes are as follows:

                                                        1994         1993

Total deferred tax liabilities .....................   $ (3,030)   $ (1,113)

Total deferred tax assets, principally net operating
    loss carryforwards .............................     43,454      36,179

Total valuation allowance ..........................    (40,424)    (35,066)
                                                       --------    --------

Net deferred taxes .................................   $   --      $   --
                                                       ========    ========

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



8. Fair Value of Financial Instruments

The Company has estimated the fair value amounts of financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", using available market information and appropriate valuation methodologies. The carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable and long-term debt are reasonable estimates of their fair value at December 31, 1994. However, considerable judgment is required in interpreting market data to develop the carrying amounts of fair value. Accordingly, the carrying amounts presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.


9. Leases

PPM has various lease agreements, primarily related to office space, production facilities, and office equipment, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring PPM to pay maintenance, property taxes and insurance. Rent expense for 1994, 1993 and 1992 was $2,977, $2,433 and $3,401, respectively.

PPM Europe also leases buildings and machinery and equipment under capital leases with terms of 1 to 10 years. Capitalized lease obligations are calculated using interest rates appropriate at the inception of the lease. Amortization of assets under capital leases is included with depreciation expense. Property, plant and equipment includes the following amounts for leases that have been capitalized:

                                       1994      1993

Buildings ........................   $ 1,810    $ 1,642
Machinery and equipment ..........     5,124      3,700
                                     -------    -------

                                       6,934      5,342
Less accumulated depreciation ....    (3,030)    (1,603)
                                     -------    -------

Property, plant and equipment, net   $ 3,904    $ 3,739
                                     =======    =======

Future minimum rental payments, by year and in the aggregate, under capital leases and noncancellable operating leases as of December 31, 1994 are as follows:
                                          Capital   Operating
Year                                      Leases     Leases

1995 ..................................   $ 1,365    $ 1,796
1996 ..................................     1,297      1,242
1997 ..................................     1,248        890
1998 ..................................       664        788
1999 ..................................       380        505
2000 and thereafter ...................     2,847        272
                                          -------    -------

Total minimum lease payments ..........   $ 7,801    $ 5,493
                                                     =======
Amount representing interest ..........    (3,980)
                                           -------

Present value of minimum lease payments   $ 3,821
                                          =======

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



10. Commitments and Contingencies

PPM is involved in product liability and other lawsuits incident to the operation of its business. Insurance coverages are maintained for claims and lawsuits of this nature. At December 31, 1994 and 1993, the Company had a reserve of $4,850 and $4,432 related to product liability matters, including $200 at December 31, 1994 related to unasserted claims. Actual costs to be incurred in the future may vary from the estimates, given the inherent uncertainties in evaluating the outcome of claims and lawsuits of this nature. Although it is difficult to estimate the liability of the Company related to these matters, it is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's combined financial position.

PPM North America is a defendant in a lawsuit initiated by the bankruptcy trustee for Century II GmbH, a former subsidiary of the Company, related to an increase in capital. The amount of the claim is for $6,000. Groupe Legris has indemnified the Company against all losses related to this claim.

PPM is contingently liable up to $1,027 with respect to financing arrangements and performance guarantees entered into with banks and between certain banks and certain dealers or customers of PPM.


11. Segment and Geographic Information

The Company  operates in one  business  segment,  designing,  manufacturing  and marketing mobile cranes and container stackers primarily in North America and Western Europe. Geographic data for the Company's operations are presented in the following table. Intercompany sales and expenses are eliminated in determining results for each operation.

                                         1994          1993         1992

Net sales to unaffiliated customers:
     North America .................   $  72,409    $  71,984    $  65,459
     Europe ........................      92,175      112,673      155,587
                                       ---------    ---------    ---------

                                         164,584      184,657      221,046

Sales to affiliates ................      15,111        6,579       15,042
                                       ---------    ---------    ---------

                                       $ 179,695    $ 191,236    $ 236,088
                                       =========    =========    =========

(Loss) from operations:
     North America .................   $  (5,466)   $  (9,729)   $  (3,130)
     Europe ........................      (7,611)     (14,775)      (9,961)
                                       ---------    ---------    ---------

                                       $ (13,077)   $ (24,504)   $ (13,091)
                                       =========    =========    =========

Identifiable assets:
     North America .................   $  80,179    $  74,710    $  87,900
     Europe ........................      98,143       89,030      122,683
                                       ---------    ---------    ---------

                                       $ 178,322    $ 163,740    $ 210,583
                                       =========    =========    =========

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



12. Related Party Transactions

PPM had transactions with Groupe Legris and certain of its subsidiaries as follows:

                                      1994      1993      1992

Product sales and service revenues   $15,111   $ 6,579   $15,042
Purchases of inventory ...........    23,613    17,860    13,515
Interest expense .................     3,230     2,529     3,038
Other charges ....................     4,493     2,772     4,333


13. Subsequent Events -- Acquisition by Terex and Financing Arrangements (unaudited)

On May 9, 1995, Terex, through its wholly-owned subsidiary Terex Cranes, completed the acquisition of 99.18% of the shares of PPM S.A., a societe anonyme ("PPM Europe"), from Potain S.A., a societe anonyme, and 100% of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM North America together with PPM Europe collectively are referred to as "PPM". PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI.

The purchase price, together with amounts needed to repay indebtedness of PPM required to be repaid in connection with the Acquisition, consisted of (i) approximately $92.6 million in cash and (ii) shares of Series A Redeemable Exchangeable Preferred Stock of Terex Cranes having an aggregate liquidation preference of approximately $25.9 million, subject to adjustment (the "Seller Preferred Stock"). The Seller Preferred Stock bears no dividend and is mandatorily redeemable in seven years and three months from the date of issuance. The Seller Preferred Stock may be redeemed at any time for cash (to the extent permitted pursuant to the provisions of the Indenture for Terex's 13 1/4% Senior Secured Notes due 2002) or, under certain circumstances for shares of common stock, par value $.01 per share (the "Cranes Common Stock"), of Terex Cranes. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit to be conducted following the consummation of the Acquisition. Terex Cranes has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, Terex Cranes believes that the amount of the Seller Preferred Stock could ultimately be reduced. In addition, the liquidation preference and the redemption price of the Seller Preferred Stock may be adjusted based upon the unit shipments of the mobile crane industry in Western Europe during the second and third years following the consummation of the Acquisition.

The funds for the cash portion of the purchase price and the repayment of debt of the acquired businesses were obtained from the private placement on May 9, 1995 to institutional investors of units consisting of Terex's 13 1/4% Senior Secured Notes due 2002 and common stock appreciation rights. The Senior Secured Notes are secured by substantially all of the assets of Terex and its domestic subsidiaries, including PPM North America, subject to security interests granted under the Credit Facility as described below, and by liens on certain assets of certain of Terex's foreign subsidiaries, including PPM Europe.

                      PPM S.A. and Legris Industries, Inc.

                                 (In thousands)



13. Subsequent Events -- Acquisition by Terex and Financing Arrangements (unaudited) (continued)

Simultaneously with the acquisition, Terex, PPM North America and certain other domestic subsidiaries of Terex entered into a Credit Facility which provides that the companies will be able to borrow (in the form of revolving loans and up to $15 million in outstanding letters of credit) up to $100 million, subject to borrowing base limitations. The Credit Facility is secured by substantially all of the companies domestic receivables and inventory (including PPM North America). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of Terex's U.S. businesses other than Clark Material Handling Company ("CMHC") plus (ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory, less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of Terex, revolving loans may be in the form of prime rate loans bearing interest at the rate of l.75% per annum in excess of the prime rate and Eurodollar rate loans bearing interest at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                                  (in millions)


                                                      January 1 through May 9,
                                                          1995     1994
NET SALES ............................................   $  64.9  $  46.9
COST OF GOODS SOLD ...................................      66.6     40.1
Gross Profit .........................................      (1.7)     6.8
ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES .....      14.1     10.7
Income (loss) from operations ........................     (15.8)    (3.9)
OTHER INCOME (EXPENSE):
Interest expense .....................................      (2.3)    (2.2)
Other income (expense) - net .........................      (2.3)     --
Loss before income taxes and minority interest .......     (20.4)    (6.1)
PROVISION FOR INCOME TAXES ...........................       --       --
Loss before minority interest ........................     (20.4)    (6.1)
Minority interest in loss of consolidated subsidiaries       --       0.2
NET LOSS .............................................   $ (20.4) $  (5.9)

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                                 BALANCE SHEETS
                       (in millions except share amounts)


                                                            May 9,
                                                       1995        1994
Assets:
Current assets:
Cash and cash equivalents ..........................   $    1.4 $    3.8

Trade accounts receivable, less allowances of
  $3.1 and $2.3 in 1995 and 1994, respectively .....       33.8     26.8
Due from affiliates ................................        1.6      1.8
Refundable taxes ...................................        6.1      5.5
Inventories, net ...................................       69.1     68.6
Other current assets ...............................       12.1     13.0
Total current assets ...............................      124.1    119.5

Property, plant and equipment, net .................       20.3     22.3

Intangible assets:
Cost in excess of net assets acquired, less
  accumulated amortization of $9.1 and $7.4 in
  1995 and 1994, respectively ......................       34.4     36.0
Other identified intangible assets, less accumulated
  amortization of $1.0 and $0.7 in  1995 and
  1994, respectively ...............................        0.4      0.6
                                                           34.8     36.6

Total assets .......................................   $  179.2 $  178.4

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                                 BALANCE SHEETS
                       (in millions except share amounts)

                                   (continued)

                                                     May 9,
                                                1995        1994
Liabilities and shareholders' equity
Current liabilities:
Trade accounts payable ....................   $   41.7  $   34.1

Due to affiliates .........................       27.3       7.8
Product liability reserve .................        5.9       4.5
Product warranty reserve ..................        2.4       1.4
Accrued expenses ..........................       15.2      16.1
Current portion of long-term debt and
  other short-term borrowings .............       72.7      50.9
Other current liabilities .................        1.0       0.7
Total current liabilities .................      166.2     115.5

Long-term debt, less current portion ......        5.9      28.3

Other liabilities and obligations under
  capital leases, less current portion ....        3.4       6.0

Minority interest in subsidiaries .........        1.9       2.4

Total liabilities .........................      177.4     152.2

Shareholders' equity:
Common stock of Legris Industries, Inc.,
  $100 par value -- authorized, issued
  and outstanding 200 shares ..............        --        --
Common stock of PPM S.A., 100 French Francs
  ($19) par value --  authorized,
  issued and outstanding 1,265,544 shares .        --        --
Paid-in capital ...........................       90.5      81.2
Accumulated deficit .......................      (85.5)    (51.9)
Foreign currency translation adjustments ..       (3.2)     (3.1)
Total shareholders' equity ................        1.8      26.2

Total liabilities and shareholders' equity    $  179.2  $  178.4

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                          UNAUDITED CONDENSED COMBINED
                             STATEMENT OF CASH FLOWS
                       (in millions except share amounts)



                                                January 1 through May 9,
                                                    1995      1994
Net cash provided by operating activities .......   $ (1.9) $(12.0)

Investing activities
Purchases of property, plant and equipment ......      0.3     0.2

Financing activities
Proceeds from revolving credit with banks
  and from notes payable to an
  affiliated company, net  ......................      --     13.9
Payments on capital leases ......................     (0.1)   (0.1)
Net cash provided by financing activities .......     (0.1)   13.8

Effect of exchange rate changes on cash .........     (0.5)   (0.4)

Net increase (decrease) in cash
  and cash equivalents ..........................     (2.2)    1.6
Cash at beginning of period .....................      3.6     2.2
Cash at end of period ...........................   $  1.4  $  3.8

Supplemental disclosure of cash flow information
Cash paid for interest ..........................   $  2.3   $ 2.3
Cash paid for income taxes ......................   $  --    $ --

                      PPM S.A. AND LEGRIS INDUSTRIES, INC.
                      NOTES TO UNAUDITED CONDENSED COMBINED
                              FINANCIAL INFORMATION

Basis of Presentation

The accompanying unaudited condensed combined financial information of PPM S.A. and Legris Industries, Inc. (collectively, "PPM") include the combined financial position, results of operations and cash flows of the businesses of PPM as follows below (subsidiaries are 100% owned except as indicated). All significant intercompany balances have been eliminated.

         PPM S.A.:
         --  Brimont Agraire S.A.
         --  Bendini SpA
         --  PPM Krane GmbH
         --  Baulift Baumaschinen and Krane Handels GmbH

         Legris Industries, Inc.
         --  Potain Tower Cranes, Inc. (inactive)
         --  PPM Cranes, Inc. (92.4%)
         --  PPM of Australia Pty. Ltd. (92.4%)
         --  PPM Far East Pte. Ltd. (92.4%)

                                TEREX CORPORATION

                         PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated financial information of the Company gives effect to the PPM Acquisition and the Refinancing as described elsewhere in this Prospectus. The pro forma information is based on the historical statements of operations of the Company for the years ended December 31, 1994 and 1995, giving effect to the PPM Acquisition and related financing transactions and adjustments as reflected in the accompanying notes.

On May 9, 1995, the Company completed the PPM Acquisition. The purchase price, together with amounts needed to repay indebtedness of PPM required to be repaid in connection with the PPM Acquisition, consisted of (i) approximately $92.6 million in cash and (ii) shares of Series A Redeemable Exchangeable Preferred Stock of Terex Cranes having an aggregate liquidation preference of approximately $26.1 million, subject to adjustment calculated by reference to the consolidated net asset value of PPM on the closing date of the PPM Acquisition. A private placement of $250 million of the Company's 13.25% Senior Secured Notes due 2002 provided the financing for the cash portion of the purchase price. Proceeds of the Senior Secured Notes and of a new domestic Credit Facility also provided funds for the refinancing of certain existing Company debt (the "Refinancing"), for transaction and acquisition costs and for working capital purposes.

The acquisition was accounted for using the purchase method, with the purchase price of the PPM Acquisition allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The pro forma consolidated financial information reflects the Company's initial estimates of the purchase price allocation.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the periods indicated, nor does it purport to represent the results of operations for future periods.



                                TEREX CORPORATION
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (in millions except per share amounts)

                                                        Terex
                                                      Corporation                Pro Forma       Pro Forma
                                                          and         Business  Acquisition     Refinancing
                                                      Subsidiaries    Acquired  Adjustments     Adjustments      Pro Forma

NET SALES ..............................              $   786.8      $   179.7      $ 0            $ 0            $  966.5

COST OF GOODS SOLD .....................                  703.6          157.1      2.3(2a)          0               863.0

     Gross Profit ......................                   83.2           22.6      (2.3)            0               103.5

ENGINEERING, SELLING AND
     ADMINISTRATIVE EXPENSES ...........                   72.4           35.7        0              0               108.1

SEVERANCE AND
     EXIT CHARGES ......................                    7.4            0          0              0                 7.4

     Income (loss) from operations .....                    3.4          (13.1)     (2.3)            0               (12.0)

OTHER INCOME (EXPENSE):
     Interest income ...................                    0.6            0.1        0              0                 0.7
     Interest expense ..................                  (30.5)          (6.7)     5.3(2b)        (12.4)(2d)        (44.3)
     Amortization of debt issuance costs                   (2.3)           0          0            (0.1)(2d)          (2.4)
     Gain on sale of Fruehauf stock ....                   26.0            0          0              0                26.0
     Gain on sale of Drexel business ...                    4.7            0          0              0                 4.7
     Gain on sale of property, plant
         and equipment .................                    0.3            0          0              0                 0.3
     Other income (expense) - net ......                   (0.2)           0          0              0                (0.2)

Income (loss) before extraordinary
     items and income taxes ............                    2.0          (19.7)     3.0            (12.5)            (27.2)

PROVISION FOR INCOME TAXES .............                   (0.8)           0          0              0                (0.8)

     Income (loss) before
         extraordinary items ...........                    1.2          (19.7)     3.0            (12.5)            (28.0)

Minority interest in loss of subsidiary                     0              0.6        0              0                 0.6

LESS PREFERRED STOCK
     ACCRETION .........................                   (6.0)           0        (1.4)(2c)        0                (7.4)

LOSS BEFORE EXTRAORDINARY
     ITEMS APPLICABLE TO
     COMMON STOCK ......................              $    (4.8)     $   (19.1)     $1.6           $(12.5)        $  (34.8)

PER SHARE ..............................              $     (.46)    $                                                (3.37)

AVERAGE NUMBER OF COMMON
     AND COMMON EQUIVALENT
     SHARES OUTSTANDING IN
     PER SHARE CALCULATION .............                   10.3                                                       10.3





                                TEREX CORPORATION
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (in millions except per share amounts)

                                                          Terex
                                                       Corporation                Pro Forma      Pro Forma
                                                           and       Business    Acquisition    Refinancing
                                                       Subsidiaries  Acquired    Adjustments    Adjustments      Pro Forma

NET SALES ........................................    $   1,030.2    $   64.9   $      0           $ 0            $  1,095.1

COST OF GOODS SOLD ...............................          922.0        66.6          0.7(2a)       0                 989.3

     Gross Profit ................................          108.2        (1.7)        (0.7)          0                 105.8

ENGINEERING, SELLING AND
     ADMINISTRATIVE EXPENSES .....................           83.3        14.1          0             0                  97.4

SEVERANCE AND EXIT
     CHARGES .....................................            3.5         0            0             0                   3.5

     Income (loss) from operations ...............           21.4       (15.8)        (0.7)          0                   4.9

OTHER INCOME (EXPENSE):
     Interest income .............................            0.8         0            0             0                   0.8
     Interest expense ............................          (39.5)       (2.3)         1.8(2b)     (5.7)(2d)           (45.7)
     Amortization of debt issuance costs .........           (2.3)        0            0           (0.2)(2d)            (2.5)
     Gain on sale of Fruehauf stock ..............            1.0         0            0             0                   1.0
     Other income (expense) - net ................           (9.1)       (2.4)         0             0                 (11.5)

     Loss before extraordinary items
         and income taxes ........................          (27.7)      (20.5)         1.1         (5.9)               (53.0)

PROVISION FOR INCOME TAXES .......................            0           0            0             0                   0
     Loss before
         extraordinary items .....................          (27.7)      (20.5)         1.1         (5.9)               (53.0)

LESS PREFERRED STOCK
     ACCRETION ...................................           (7.3)        0           (0.8)(2c)      0                  (8.1)

LOSS BEFORE EXTRAORDINARY
     ITEMS APPLICABLE TO
     COMMON STOCK ................................    $     (35.0)   $  (20.5)      $  0.3         $(5.9)         $    (61.1)

PER SHARE ........................................    $      (3.37)                                                $   (5.89)

AVERAGE NUMBER OF COMMON
     AND COMMON EQUIVALENT
     SHARES OUTSTANDING IN
     PER SHARE CALCULATION .......................           10.4                                                      10.4


                                TEREX CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1) The unaudited pro forma condensed consolidated financial information is presented for the years ended December 31, 1994 and 1995. The pro forma statements of operations reflect the consolidated operations of the Company combined with those of the acquired business assuming the PPM Acquisition and the Refinancing were consummated on January 1, 1994.

2)  The pro forma statement of operations adjustments are summarized as follows:

         a) Pro forma acquisition adjustments to "Cost of goods sold" represent the elimination of goodwill amortization of the business acquired and the amortization of goodwill resulting from the PPM Acquisition over 15 years.

         b) Pro forma acquisition adjustments to "Interest expense" represent the elimination of interest expense relating to debt repaid in connection with the PPM Acquisition or forgiven by the seller.

         c) Pro forma acquisition adjustments to "Preferred stock accretion" represent accretion on Terex Cranes redeemable preferred stock issued in the PPM Acquisition, assuming issuance as of January 1, 1994.

         d) The Refinancing provided the funds to finance the PPM Acquisition, as well as funds to refinance certain existing Company debt and pay refinancing and acquisition costs. The new Senior Secured Notes bear interest at 13.25% and are due May 15, 2002. The Credit Facility loans bear interest at 1.75% in excess of the prime rate or at 3.75% in excess of the adjusted eurodollar rate, at the Company's option
         (interest rate of 11%, including fees, assumed for pro forma presentation); the Credit Facility expires May 9, 1998. The pro forma adjustments to "Interest expense" and "Amortization of debt issuance costs" represent the incremental effects of the Refinancing:

              - The Company's old 13% senior secured notes and 13.5% senior subordinated notes are assumed to be repaid as of January 1, 1994, and the interest expense and related amortization of discount and issuance costs is eliminated. - The 13.25% new Senior Secured Notes are assumed to be issued and registered as of January 1, 1994 and interest expense and related amortization of discount and issuance costs is included. - The incremental amount borrowed under the Credit Facility at the time of the Refinancing is assumed to be outstanding from January 1, 1994 and interest is included thereon.

3) A pro forma condensed balance sheet is not presented herein because the PPM Acquisition is reflected in the Company's Consolidated Balance Sheet as of December 31, 1995. The estimated fair values of assets and liabilities acquired in the PPM Acquisition are summarized as follows (in millions):

Cash .........................................   $    1.0
Accounts receivable ..........................       33.8
Inventories ..................................       69.1
Other current assets .........................       11.9
Property, plant and equipment ................       20.5
Other assets .................................        0.3
Goodwill .....................................       68.0
Accounts payable and other current liabilities      (86.6)
Other liabilities ............................      (13.5)
                                                   ------

                                                 $  104.5
                                                   ======

The Company is in the process of obtaining certain evaluations, estimations, appraisals and actuarial and other studies for purposes of determining certain values. The Company has also estimated costs related to plans to integrate the activities of PPM into the Company, including plans to terminate excess employees, exit certain activities and consolidate and restructure certain functions. The Company may revise the estimates as additional information is obtained.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                       ___________________________________

                                                     Page
Available Information..................................2
Prospectus Summary.....................................3
Risk Factors...........................................6
The Company............................................8
Use of Proceeds........................................9
Market for Common Stock and Dividend Policy............9
Capitalization........................................10
Selected Consolidated Financial Data..................12
Management's Discussion and Analysis of
  Financial Condition and Results of Operations.......14
Business..............................................22
Management............................................30
Security Ownership of Management and
  Certain Beneficial Owners...........................38
Selling Security Holders..............................40
Certain Transactions..................................42
Description of Securities.............................42
Certain Federal Income Tax Considerations.............49
Plan of Distribution..................................50
Legal Matters.........................................51
Experts...............................................51
Index to Financial Statements........................F-1

                       ___________________________________

Until __________ __, 1996, all dealers effecting transactions in the Warrants and Warrant Shares, whether or not participating in this offering, may be required to deliver a Prospectus.




                               1,264,756 Warrants
                                3,900,000 Shares
                                       of

                                TEREX CORPORATION

                         Common Stock Purchase Warrants
                                       and
                                  Common Stock









                                  _____________
                                   PROSPECTUS






                                          , 1996

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by the Company in connection with the offering of the Warrants and shares of Common Stock being registered. All the amounts shown are estimates except the SEC registration fee.

Item                                                     Amount
Registration Fee - SEC     ...........................$  11,094.83
Transfer Agent Fees and Expenses......................    5,000.00
Printing and Engraving Expenses.......................    5,000.00
Legal Fees and Expenses    ...........................   75,000.00
Accounting Fees and Expenses..........................   50,000.00
Blue Sky Fees and Expenses ...........................    5,000.00
Miscellaneous Expenses     ...........................    5,000.00
TOTAL.................................................$ 156,094.83


Item 14.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("DGCL") and Article IX of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Article IX of the Company's By-laws generally requires the Company to indemnify its directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively) and including specifically, but without limitation, actions brought under the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that no such indemnification will be allowed if such director or officer was not successful in defending against any such action and it is determined that the director or officer engaged in misconduct which constitutes (i) a willful breach of his or her "duty of loyalty" (as further defined therein) to the Company or its stockholders; (ii) acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law; (iii) the payment of an illegal dividend or the authorization of an unlawful stock repurchase in violation of Delaware law; or (iv) a transaction from which the executive derived a material improper personal financial profit.

The Company's Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission (the "Commission") has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.


Item 15.  Recent Sales of Unregistered Securities

On December 20, 1993, the Company completed the private placement of (i) 1,300,000 common stock purchase warrants and (ii) the 1,200,000 shares of Preferred Stock being registered hereby to 22 institutional investors for aggregate proceeds to the Company of $30.2 million. This private placement was effected pursuant to Section 4(2) of the Securities Act.

On December 29, 1993, the Company issued and contributed 350,000 shares of its Common Stock to the Terex Corporation Master Retirement Plan Trust (the "Plan") in satisfaction of certain outstanding obligations of the Company to the Plan. This private placement was effected pursuant to Section 4(2) of the Securities Act.

On December 9, 1994, the Company issued in a private placement (i) 89,800 shares of Series B Preferred Stock and 106,950 common stock purchase warrants, to three individuals in consideration for the early termination of a contract between the Company and KCS Industries, Inc., a related party. The private placement was effected pursuant to Section 4(2) of the Securities Act.

On May 9, 1995, the Company completed the private placement of $250 million aggregate principal amount of its 13-1/4% Senior Secured Notes due 2002 and one million of its common stock appreciation rights to institutional investors. This private placement was effected pursuant to Section 4(2) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

3.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

3.2  Restated Bylaws of Terex Corporation  (incorporated by reference to Exhibit
     3.2  to  the  Form  S-1  Registration   Statement  of  Terex   Corporation,
     Registration No. 33-52297).

3.3 Certificate of Designation of Preferences and Rights of Series B Cumulative Redeemable Convertible Preferred Stock ("Series B Preferred Stock") of Terex Corporation (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

4.1 Warrant Agreement dated as of December 20, 1993 between Terex Corporation and Mellon Securities Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.40 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.2 Form of Series A Warrant (incorporated by reference to Exhibit 4.41 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.3  Form of Series A Preferred Stock certificate  (incorporated by reference to
     Exhibit 4.42 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.4 Form of Series B Warrant (incorporated by reference to Exhibit 4.43 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

4.5  Form of Series B Preferred Stock Certificate  (incorporated by reference to
     Exhibit 4.44 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

4.6 Form of 13-1/4% Senior Secured Notes Due 2002 of Terex Corporation (incorporated by reference to Exhibit 4.6 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

4.7 Indenture dated as of May 9, 1995 among the Company, the Guarantors referred to therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.7 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP as to the legality of the shares being registered.**

10.1 Terex Corporation Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement of Terex Corporation, Registration No. 33-21483).

10.2 1994 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.3 Terex Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.4 Common Stock Appreciation Rights Agreement dated as of July 31, 1992 between Terex Corporation and United States Trust Company of New York, as SAR Agent (incorporated by reference to Exhibit 10.36 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).

10.5 SAR Registration Rights Agreement dated as of July 31, 1992 between Terex Corporation and the purchasers who are signatories thereto (incorporated by reference to Exhibit 10.37 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission file No. 1-10702).

10.6 Stock Purchase Agreement dated as of May 27, 1992 between Clark Equipment Company and Terex Corporation (incorporated by reference to Exhibit 10.27 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.7 First  Amendment  to Stock  Purchase  Agreement  dated as of July 31,  1992 between Terex Corporation and Clark Equipment Company (incorporated by reference to Exhibit 10.28 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.9 Tax Agreement dated as of July 31, 1992 between Terex Corporation in favor of Clark Equipment Company (incorporated by reference to Exhibit 10.30 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.10Trademark  Assignment  Agreement  dated as of July 31, 1992  between  Clark
     Equipment Company and Clark Material Handling Company (incorporated by reference to Exhibit 10.31 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.11Trademark  Assignment dated as of July 31, 1992 executed by Clark Equipment
     Company in favor of Clark Material Handling Company (incorporated by reference to Exhibit 10.32 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.12License  Agreement  dated  as of July  31,  1992  between  Clark  Equipment
     Company and Clark Material  Handling Company  (incorporated by reference to
     Exhibit 10.33 to the Form 10-K for the year ended December 31, 1992 of Terex Corporation, Commission File No. 1-10702).

10.14Termination,  General  Release and Waiver  Agreement,  dated as of June 29,
     1993, between Clark Material Handling Company and Gary D. Bello (incorporated by reference to Exhibit 10.21 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.15Form of Purchase  Agreement  dated as of December  20, 1993  between  Terex
     Corporation and the purchasers of Series A Warrants and shares of Series A Preferred Stock of Terex Corporation (incorporated by reference to Exhibit
     10.22 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.16Registration  Rights  Agreement dated as of December 20, 1993 between Terex
     Corporation and the purchasers of Series A Warrants (incorporated by reference to Exhibit 10.23 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.17Registration  Rights  Agreement dated as of December 20, 1993 between Terex
     Corporation and the purchasers of shares of Series A Preferred Stock of Terex Corporation (incorporated by reference to Exhibit 10.24 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.18Series  B  Preferred  Stock  and  Warrants  Registration  Rights  Agreement
     (incorporated by reference to Exhibit 10.27 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.19Agreement dated July 1, 1987,  between KCS  Industries,  Inc. and Northwest
     Engineering Company (incorporated by reference to Exhibit 10.2 to the Form S-4 Registration Statement of Terex Corporation, Registration No. 33-20737).

10.20Management  Agreement  Amendment,   dated  January  1,  1993,  between  KCS
     Industries,  Inc.  and Terex  Corporation  (incorporated  by  reference  to
     Exhibit 10.26 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.21Management Agreement Termination Agreement,  dated January 1, 1994, between
     KCS Industries,  L.P. and Terex  Corporation  (incorporated by reference to
     Exhibit 10.27 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.22Amendment to Management Agreement Termination Agreement,  dated October 17,
     1994, between KCS Industries , L.P. and Terex Corporation (incorporated by reference to Exhibit 10.31 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.23Credit Facility,  dated December 23, 1993,  among Terex Equipment  Limited,
     Terex Corporation and Standard Chartered Bank (incorporated by reference to
     Exhibit 10.28 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

10.24Amended  and  Restated  Stock   Purchase   Agreement  by  and  between  CMH
     Acquisition Corp. and DAC Acquisition Corp. with respect to the sale of the outstanding stock of Drexel Industries dated as of April 15, 1994 (incorporated by reference to Exhibit 10.33 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.25Share  Purchase  Agreement,  as amended,  between  Terex  Cranes,  Inc. and
     Legris  Industries,  S.A. and Potain,  S.A.  (incorporated  by reference to
     Exhibit 10.1 to the From 8-K for May 9, 1995, Commission File No. 1-10702).

10.26Certificate of Designation of Terex Cranes, Inc. with respect to its Series A Redeemable Exchangeable Preferred Stock (incorporated by reference to Exhibit 10.2 to the From 8-K for May 9, 1995, Commission File No. 1-10702).

10.27Stockholders  Agreement  dated  as of  May  9,  1995  by  and  among  Terex
     Corporation, Legris Industries S.A., Potain S.A. and Terex Cranes, Inc. (incorporated by reference to Exhibit 10.3 to the From 8-K for May 9, 1995, Commission File No. 1-10702).

10.28Purchase  Agreement,  dated as of April 27, 1995,  among Terex  Corporation
     (the "Company"), certain of its subsidiaries and Jefferies & Company, Inc. ("Jefferies") and Dillon, Read & Co. Inc. (together with Jefferies, the "Purchasers") (incorporated by reference to Exhibit 10.28 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.29Common Stock Appreciation Rights Agreement dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Rights Agents (incorporated by reference to Exhibit 10.29 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.30Debt  Registration  Rights  Agreement  dated as of May 9,  1995  among  the
     Company and the Purchasers (incorporated by reference to Exhibit 10.30 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.31SAR  Registration  Rights  Agreement  dated  as of May 9,  1995  among  the
     Company and the Purchasers (incorporated by reference to Exhibit 10.31 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.32Security and Pledge  Agreement  dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 10.32 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.33Subsidiary Security and Pledge Agreement dated as of May 9, 1995 between certain subsidiaries of the Company and United States Trust Company of New York, as Collateral Agent (incorporated by reference to Exhibit 10.33 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.34Loan  and  Security   Agreement  dated  as  of  May  9,  1995  among  Terex
     Corporation, Clark Material Handling Company, Koehring Cranes, Inc. and PPM Cranes, Inc. and Congress Financial Corporation and Foothill Capital Corporation, for itself and as agent (incorporated by reference to Exhibit
     10.34 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.35Guarantee dated as of May 9, 1995 from Terex Corporation,  Koehring Cranes,
     Inc., PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.35 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.36Guarantee  dated as of May 9, 1995 from Terex  Corporation,  Clark Material
     Handling Company, PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.36 of the
     Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.37Guarantee  dated as of May 9, 1995 from Terex  Corporation,  Clark Material
     Handling Company, Koehring Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.37 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.38Guarantee  dated as of May 9, 1995 from Clark  Material  Handling  Company,
     Koehring Cranes, Inc., PPM Cranes, Inc. and CMH Acquisition Corp. and Legris Industries, Inc. (incorporated by reference to Exhibit 10.38 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.39Agreement  dated as of  November  2,  1995  between  Terex  Corporation,  a
     Delaware corporation, and Randolph W. Lenz (incorporated by reference to Exhibit 10 to the Form 10-Q for the quarter ended September 30, 1995, Commission File No. 1-10702).

10.40 1996 Terex Corporation Long-Term Incentive Plan. *

11.1 Computation of per share earnings. *

12.1 Computation of ratio of earnings to fixed charges.*

21.1 Subsidiaries of Terex Corporation.*

23.1 Independent Accountants' Consent of Price Waterhouse LLP - Stamford, Connecticut. *

23.2 Independent Auditors' Consent of Ernst & Young LLP -- Greenville, South Carolina. *

23.3 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of the Exhibit 5.1). **

24.1 Power of Attorney. *

____________________
*  Filed herewith.
** To be filed by amendment.

(b)  Financial Statement Schedules                                        Page

Terex Corporation

Report of Price Waterhouse (included as part of Exhibit 23.1)
Report of Ernst & Young LLP (included as part of Exhibit 23.2)
Schedule II -- Valuation and Qualifying Accounts and Reserves........      S-1

All other schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.

Item 17.   Undertakings

The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on May 1, 1996.


                                  TEREX CORPORATION

                                  By: /s/ Ronald M. DeFeo
                                      Ronald M. DeFeo,
                                      President and Chief Executive Officer
                                      and Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 3 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Name                                 Title                        Date

/s/ Ronald M. DeFeo          President, Chief Executive        May 1, 1996
       Ronald M. DeFeo       Officer and Director
                             (Principal Executive Officer)
                             and Chief Operating Officer

/s/ Ralph T. Brandifino *    Senior Vice President and         May 1, 1996
       Ralph T. Brandifino   Chief Financial Officer
                             (Principal Financial Officer)

/s/ Marvin B. Rosenberg *    Senior Vice President,            May 1, 1996
       Marvin B. Rosenberg   General Counsel, Secretary
                             and Director

/s/ Joseph F. Apuzzo *       Vice President and Controller     May 1, 1996
        Joseph F. Apuzzo     (Principal Accounting Officer)

/s/ G. Chris Andersen *      Director                          May 1, 1996
       G. Chris Andersen

/s/ William H. Fike *        Director                          May 1, 1996
       William H. Fike

/s/ Bruce I. Raben *         Director                          May 1, 1996
       Bruce I. Raben

/s/ David A. Sachs *         Director                          May 1, 1996
       David A. Sachs

/s/ Adam E. Wolf *           Director                          May 1, 1996
       Adam E. Wolf

* By:  /s/ Ronald M. DeFeo
          Ronald M. DeFeo
          Attorney-in-Fact

                       TEREX CORPORATION AND SUBSIDIARIES

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                              (Amounts in millions)

                                                                                    Additions
                                                             Balance                                              Balance
                                                            Beginning      Charges to                             End of
                                                             of  Year       Earnings      Other     Deductions(1)  Year

Year ended December 31, 1995:
 Deducted from asset accounts:

 Allowance for doubtful accounts ..........................   $   6.1      $   6.3       $--         $  (2.6)    $   9.8
 Reserve for excess and obsolete inventory ................      21.1          8.7         0.3(2)       (9.5)       20.6

 Totals ...................................................   $  27.2      $  15.0      $  0.3       $ (12.1)    $  30.4

Year ended December 31, 1994:
 Deducted from asset accounts:

 Allowance for doubtful accounts ..........................   $   7.5      $   1.0       $--        $  (2.4)    $   6.1
 Reserve for excess and obsolete inventory ................      20.7          7.6        --           (7.2)       21.1


 Totals ...................................................   $  28.2      $   8.6       $--        $  (9.6)    $  27.2

Year ended December 31, 1993:
 Deducted from asset accounts:

    Allowance for doubtful accounts .......................   $   6.3      $   1.7       $--        $  (0.5)    $   7.5
    Reserve for excess and obsolete inventory .............      22.4          7.5        --           (9.2)       20.7


Totals ....................................................   $  28.7      $   9.2       $--        $  (9.7)    $  28.2

(1)  Utilization of established reserves, net of recoveries.
(2)  Added with the acquisition of businesses.